As filed with the U.S. Securities and Exchange Commission on August 19, 2025.

Registration Statement No. 333-285475

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DT HOUSE LIMITED
 (Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

First Floor, Incubator Building,
Masdar City, Abu Dhabi, United Arab Emirates
+971 058 598 6698
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+212 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852 2230 3535	Anthony N. DeMint DeMint Law, PLLC 3753 Howard Hughes Parkway Second Floor, Suite 314 Las Vegas, NV 89169 +1 702 714 0889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2025

1,875,000 Ordinary Shares

DT HOUSE LIMITED

This is the initial public offering of the ordinary shares, par value US$0.001 per share (“Ordinary Shares” or “Shares”), of DT House Limited, an exempted company incorporated in the Cayman Islands with limited liability whose principal place of business is in the United Arab Emirates (“DT House” or the “Company”). We are offering, on a firm commitment basis, 1,875,000 Ordinary Shares of DT House, representing approximately 12.5% of the total issued and outstanding Ordinary Shares following completion of this offering, assuming the underwriters do not exercise their over-allotment option.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of our Ordinary Shares in this offering is expected to be between $4.00 and $5.00 per Share. We have selected the lower price point of $4.00 per share for use herein as the estimated actual sales price for our Ordinary Shares, given recent market turmoil, for purposes of calculation of estimated use of proceeds, estimated dilution, and other matters in this prospectus. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “DTDT.” The closing of this offering is contingent upon the final approval from Nasdaq for our listing on the Nasdaq Capital Market. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq Capital Market or that the offering will be closed. If Nasdaq does not approve our listing application, this IPO will be terminated.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations by its operating subsidiaries.

DT House is not an operating company, but a Cayman Islands holding company with operations primarily conducted by its subsidiaries. Investors in our Ordinary Shares thus are purchasing equity interest in a Cayman Islands holding company. DT House directly holds equity interests in its subsidiaries and does not operate its business through variable interest entities. As used in this prospectus, “we,” “us,” “our Company,” “the Company” or “our” refers to DT House and when describing the financial results of DT House, also includes its subsidiaries. This structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us may be restricted by the debt they incur on their own behalf or laws and regulations applicable to them.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 15 of this prospectus.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, the outstanding shares of DT House will consist of 15,000,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option, or 15,281,250 Ordinary Shares, assuming the underwriters exercise their over-allotment option in full to purchase additional 281,250 Ordinary Shares equal to 15% of the total Ordinary Shares offered.

DT House will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, Ms. Yuran Yin (“Ms. Yin”), our controlling shareholder and chief executive officer, owns approximately 57.6% of the total issued and outstanding Ordinary Shares and the total voting power in our Company. Immediately after the completion of this offering, Ms. Yin will own approximately 50.4% of the total issued and outstanding Ordinary Shares and the total voting power in our Company, assuming that the underwriters do not exercise their over-allotment option, or approximately 49.5% of the total issued and outstanding Ordinary Shares and the total voting power in our Company, assuming that the over-allotment option is exercised in full. As a result, Ms. Yin, through her ownership of a majority of our share capital, her position as chairman and director of our Company, and her appointment by our board of directors as our chief executive officer, will have the ability to direct the management and policies of our Company and significantly influence the outcome of matters that require shareholders’ approval, such as the election and removal of directors, amendment of organizational documents, and major corporate transactions that require shareholders’ approval under the laws of the Cayman Islands.

	Per Share	Total
Initial public offering price(1)	$	$
Underwriting discounts (7.0%)(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)	The table above assumes that the underwriters do not exercise their over-allotment option. For more information, see “Underwriting” in this prospectus.
(2)

We have agreed to pay the underwriters a discount equal to seven percent (7.0%) of the gross proceeds of this offering. We have also agreed to pay the representative of the underwriters, American Trust Investment Services, Inc. (“ATIS ” or the “Representative”), a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised and to reimburse the underwriters for certain expenses incurred relating to this offering. These payments will further reduce proceeds available to us before expenses. See “Underwriting” for a description of compensation and other items of value payable to the underwriters.

(3)	We expect our total cash expenses payable by us for this offering, excluding the underwriting discount and other fees and expenses payable to the underwriters, to be approximately $1,092,790.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to purchase and pay for all of the Ordinary Shares if any such Ordinary Shares are purchased. We have granted the underwriters an option for a period of 30 days after the closing of this offering to purchase up to 15% of the total number of the Ordinary Shares offered by us in this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriters exercise the option in full, and assuming an offering price of $4.00 per Ordinary Share, the total gross proceeds to us, before underwriting discounts and expenses, will be $8,625,000.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about             , 2025.

American Trust Investment Services, Inc.

The date of this prospectus is             , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

DT House is incorporated under the laws of the Cayman Islands as a Cayman Islands exempted company with limited liability and all of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including         , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Administrator” means the administrator of the Plan;

●	“AED” means United Arab Emirates Dirham, the lawful currency of the UAE;

●

“Articles” or “Articles of Association” means the first amended and restated articles of association of our Company (as amended from time to time) adopted on February 24, 2025, which shall take effect immediately before completion of this offering and as amended, supplemented and/or otherwise modified from time to time;

●	“AI” or “artificial intelligence” means the technical and scientific field devoted to the engineered system that generates outputs such as content, forecasts, recommendations or decisions for a given set of human-defined objectives;

●

“AI Agent” means our AI-driven, cloud-based program that autonomously interacts with databases, collects data, and performs automated tasks to meet set goals, enabling ESG performance analysis for our clients;

●	“BVI” means the British Virgin Islands;

●	“BVI Act” means the BVI Business Companies Act, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “DT House” means DT House Limited (formerly known as Upperhouse Group (Cayman)), an exempted company incorporated in the Cayman Islands with limited liability on June 3, 2024, which will issue the Ordinary Shares being offered;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Controlling Shareholder” or “Ms. Yin” means Ms. Yuran Yin, our chief executive officer who beneficially owns 7,563,542 Ordinary Shares, which represents approximately 57.6% of the total issued and outstanding Ordinary Shares and the total voting power in our Company as of the date of this prospectus, and will represent approximately 50.4% of the total issued and outstanding Ordinary Shares and the total voting power in our Company, immediately after the completion of this Offering, assuming the underwriters do not exercise their over-allotment option. See “Management” and “Principal Shareholders” for more information;

●	“Eligible Persons” means officers, directors, advisors, personnel and employees of the Company and related entities, but only to the extent Shares to be issued hereunder to any such potential Eligible Person are eligible for registration under Form S-8 or its equivalents;

●	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

●	“HKD” or “HK$” means Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IPO” means an initial public offering of securities;

●	“Key Craft” means Key Craft Limited, a business company incorporated under the laws of the BVI, and wholly-owned by our Controlling Shareholder;

●

“Memorandum” or “Memorandum of Association” means the first amended and restated memorandum of association of our Company (as amended from time to time) adopted on February 24, 2025, which shall take effect immediately before completion of this offering and as amended, supplemented and/or otherwise modified from time to time;

●	“MENA Region” means Middle East and North Africa;

●	“Nasdaq” means The Nasdaq Stock Market LLC;

●	“Offering”, “this offering” of “Public Offering” means the initial public offering of 1,875,000 Ordinary Shares of DT House with an assumed initial public offering price of $4.00 per share on the Nasdaq Capital Market;

●	“Ordinary Shares” or “Shares” means our ordinary shares, par value $0.001 per share;

ii

●	“PCAOB” means Public Company Accounting Oversight Board;

●	“Plan” means the 2025 Stock Incentive Plan;

●	“PRC” or “China” means the People’s Republic of China, and “Mainland China”, unless otherwise specified herein, are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, means the central, provincial, and local governments of all levels in Mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in Mainland China, for the purposes of this prospectus only;

●	“PRC laws” means all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in Mainland China;

●	“Sealion” means Sealion Venture Partners Pte. Ltd., an exempt private company incorporated under the laws of Singapore, the controlling shareholder of which is Mr. Elvin Qiting (Haotian) Zhang, our chief financial officer;

●	“SEC” or “U.S. Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“UAE” means the United Arab Emirates.

●	“UFox” means U Fox Travel Limited, an indirect wholly-owned subsidiary of DT House and a free zone company with limited liability incorporated under the Masdar Free Zone Authority with license number MC 12975 and registered office situated at First Floor, Incubator Building, Masdar City, Abu Dhabi, UAE;

●	“UHAD” means Upperhouse Partners Limited, an indirect wholly-owned subsidiary of DT House and a free zone company with limited liability incorporated under the Masdar Free Zone Authority with license number MC 13263 and registered office situated at First Floor, Incubator Building, Masdar City, Abu Dhabi, UAE;

●	“UH Craft” means UH Craft I Limited, a business company incorporated under the laws of the BVI with limited liability, a direct wholly-owned subsidiary of DT House;

●	“UHHK” means Upperhouse Capital (HK) Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly-owned subsidiary of DT House;

●	“Upperhouse Capital” means Upperhouse Capital, an exempted company incorporated in the Cayman Islands with limited liability, wholly-owned by Ms. Yin; and

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” means United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

DT House is a holding company with operations conducted in the UAE and Hong Kong through UFox, UHAD and UHHK. The functional currency of UFox and UHAD is AED. UHHK’s functional currency is HKD. This prospectus contains translations of AED and HKD into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, the exchange rates used for translation from HKD and AED to USD were 7.8000 and 3.6725, respectively, which were pegged rates determined by the linked exchange rate system in Hong Kong and Central Bank of the UAE. This pegged rate was used to translate the Company’s balance sheets, income statement items and cash flow items for both years ended September 30, 2023 and 2024, and six months ended March 31, 2025. No representation is made that the AED or HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “DT House,” “we,” “us,” “our,” the “Company,” and similar designations refer to DT House Limited, an exempted company incorporated in the Cayman Islands and its subsidiaries.

Business Overview

We are a Cayman Islands exempted company with operations conducted through our subsidiaries in the UAE and Hong Kong. DT House is the holding company of UHAD, UHHK and UFox, all of which are our wholly-owned subsidiaries. Our headquarters are located in the UAE, and we commenced our operations in Hong Kong with the establishment of UHHK in 2020. We provide corporate consultancy services with a focus on environmental, social and governance-related aspects (commonly known as “ESG”), helping enterprises and corporations enhance business resiliency, achieve sustainable cost savings, and identify revenue-generating opportunities. As part of our ESG-themed corporate consultancy services, we also provide travel-related services for leisure travelers visiting the UAE, primarily involving the sale of attraction tickets and the one-stop host of UAE local tours.

Our corporate consultancy services are provided in the UAE and Hong Kong. ESG is an emerging management concept for enterprises and corporations. Through technology integration, our corporate consultancy services offer clients tailored and convenient solutions, ranging from understanding the significance of ESG criteria, to developing internal ESG evaluations and practices, identifying ESG-related risks and opportunities, implementing cost-effective ESG policies and solutions, and ultimately capturing ESG-related market opportunities and strategies. Our clients include public companies in the United States and Hong Kong, as well as small-and-medium-sized enterprises and private corporations in the UAE, Hong Kong and Southeast Asia. We leverage emerging technologies to drive growth, optimize operations, and create new value streams for our clients. We have adopted our own AI-driven, cloud-based software program, and plan to continue enhancing it. This system is designed to interact with various databases, collect relevant data, and execute automated tasks to achieve defined objectives (commonly known as “AI Agent”). This platform enables clients to retrieve, analyze, compare and assess ESG performance metrics for themselves, their competitors and other market participants.

In June 2024, we commenced our travel-related services by acquiring UFox, a company primarily engaged in travel-related services in the UAE, with an emphasis on eco-friendly and sustainable travel practices. UFox maintains close business relations with various organizations in the MENA Region such as the Union of Overseas Chinese in Saudi Arabia. We believe our travel-related services can create synergies with our corporate consultancy offerings by aligning with the same ESG principles across both segments. Our current plan involves designing sustainable travel programs, such as promoting alternative transportation options with lower carbon footprints and collaborating with eco-friendly hotels. The knowledge and experience gained from developing these programs will contribute to creating sustainable travel policies for our corporate clients. Integrating low-carbon travel solutions and broader sustainability practices is expected to reduce our project development costs while expanding our service scope and improving quality. This approach allows us to formulate more effective ESG strategies and business practices for our corporate customers. Through UFox, we have also begun offering travel-related services to leisure travelers in the UAE. Our services primarily include customizable attraction tickets, with most destinations located within the UAE. Our goal is to provide flexible, convenient, and sustainable travel experiences, enabling customers to personalize their tours according to individual preferences and select services on an à la carte basis. Currently, the scale of our travel-related services remains limited due to our short operating history in this sector. The major customers of our travel-related services include two online leisure-travel platforms, namely, Trip.com Group Limited (Nasdaq: TCOM) and Fliggy International Platform (fliggy.com, a member of Alibaba Group (NYSE: BABA)), which serve as online marketplaces that connect us with independent travelers for the sales and marketing of our travel products and services. Other customers include travel companies, travel agencies, tour operators, booking agents, and other corporations and institutions, which currently account for a small portion of our revenue from travel-related services. After September 30, 2024, the Company also commenced operations as a tour operator in the UAE, providing end-to-end multi-day tour packages to organized groups. These services encompassed the entirety of customers’ stays in the UAE, from arrival to departure. In specific, the Company is primarily engaged in (i) the design of customized itineraries and enters into pricing agreements with customers; (ii) the collection of customer payments; (iii) the sourcing and integration of third-party tourism resources, including transportation, accommodations, entertainment, meals, and tour guides; and (iv) management of all logistical arrangements and provides on-site support throughout the duration of the tour. In the future, we plan to expand our travel-related customer base to include retail leisure travelers and clients from our corporate consultancy services. We also intend to broaden the scope of our offering to include additional travel-related services, such as airfreight ticketing, tour guiding, hotel booking, transportation booking and the arrangement of packaged tours.

Our revenue for the years ended September 30, 2023 and 2024 was $280,000 and $1,334,689, respectively, representing a substantial increase of $1,054,689, or 376.7%. Our operating costs and expenses also increased significantly as our size of operations grew. For the years ended September 30, 2023 and 2024, our operating costs and expenses were $87,920 and $333,063 respectively, representing an increase of $245,143, or 278.8%.

 Our revenue for the periods ended March 31, 2024 and 2025 was nil and $650,102, respectively, representing a substantial increase. Our operating costs and expenses for the periods ended March 31, 2024 and 2025 were $62,588 and $410,328 respectively, representing an increase of $347,740, or 555.6%, mainly due to expansion of operations.

Substantial revenue of ours has been generated from our corporate consultancy services. Revenue from our corporate consultancy services for the years ended September 30, 2023 and 2024 was $280,000 and $1,331,566, respectively, representing a substantial increase of $1,051,566, or 375.6%. For the periods ended March 31, 2024 and 2025, corporate consultancy services generated nil and $504,767, respectively. A significant portion of such revenues are from a few major clients. For the year ended September 30, 2023, two major clients of corporate consultancy services accounted for approximately 64% and 36% of our total revenue, respectively. For the year ended September 30, 2024, two major clients of corporate consultancy services accounted for approximately 27% and 24% of our total revenue, respectively. For the six months ended March 31, 2025, the revenue generated from our top four customers accounted for 18%, 15%, 11% and 11% of our total revenue, respectively.

The revenue from our traveling agency services for the year ended September 30, 2024 after the acquisition of UFox in June was $3,123. For the period of six months ended March 31, 2025, our travel-related services generated revenue of $145,335. This sharp increase was primarily driven by the consolidation of operations among our subsidiaries and the launch of a higher-margin tour operator business line.

Industry and Market Data

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates.

Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	we have robust technology integrations and adoptions;

●	we have competitive pricing capabilities;

●	we have experienced and highly qualified personnel;

●	we have strong client relationships; and

●	we have distinct market positioning.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	invest in technology and product development capabilities;

●	focus on growth and expansion into MENA Region and new markets; and

●	pursue selective strategic investments, relationships and acquisition opportunities.

Our Challenges

We face risks and uncertainties in achieving our business objectives and executing our strategies, including those relating to:

●	our ability to maintain our information technology infrastructure;

●	our ability to implement our future business plans and objectives;

●	our ability to retain suitable qualified personnel;

●	our ability to maintain business relations with our travel-related services suppliers; and

●	seasonality in the leisure travel industry in the UAE.

See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for detailed discussions of these and other risks and uncertainties associated with our business and investing in our Ordinary Shares.

Corporate History and Structure

We established UHHK, a company incorporated under the laws of Hong Kong on June 5, 2020, which became wholly-owned by our ultimate company, DT House, after the reorganization in contemplation of this offering in September 2024 (the “Reorganization”). Prior to the Reorganization, UHHK was wholly-owned by our Controlling Shareholder through Upperhouse Capital.

On June 3, 2024, our ultimate holding company, DT House (formerly known as Upperhouse Group (Cayman)) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 50,000,000 shares, par value US$0.001 each, with 13,125,000 ordinary shares then held by our Controlling Shareholder after the initial one subscriber share held by Harneys Fiduciary (Cayman) Limited was transferred to our Controlling Shareholder on June 3, 2024. See “Principal Shareholders” for the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares.

On June 17, 2024, UH Craft, (which was then wholly-owned by our Controlling Shareholder through Key Craft) completed the acquisition of UFox (which was then wholly-owned by Ms. Lilin Hu, one of our executive officers) at the consideration of approximately US$28,000.

On August 5, 2024, we incorporated UHAD, which is wholly-owned by UH Craft.

On September 2, 2024, as part of the Reorganization, DT House acquired all the issued shares of UH Craft from Key Craft by issuing one additional ordinary share of DT House to Key Craft. After the share exchange, UH Craft became a direct wholly-owned subsidiary of DT House.

On the same day, UH Craft acquired all the issued shares of UHHK from Upperhouse Capital (Cayman) in consideration of UH Craft issuing one additional share to DT House, as nominee for Upperhouse Capital (Cayman). Following the transaction UHHK became a wholly-owned subsidiary of UH Craft.

Following such share swap, UH Craft became a direct wholly-owned subsidiary of DT House, and UHAD, UFox and UHHK became direct wholly-owned subsidiaries of UH Craft.

On November 22, 2024, DT House changed its name from Upperhouse Group (Cayman) to DT House Limited.

The charts below illustrate our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise their over-allotment option):

Pre-Offering

Post-Offering (assuming that the Underwriters do not exercise their over-allotment options)

Ms. Yuran Yin
Mr. Elvin Qiting (Haotian) Zhang
100%
100%
Key Craft Limited
Gleneagles Day Group Limited
PT Akses Utama Mulia
Other Shareholders
Public Shareholders
50.4%
18.7%
0.9%
17.5%
12.5%
7,563,542 Ordinary Shares
2,810,456 Ordinary Shares
131,250 Ordinary Shares
2,619,752 Ordinary Shares
1,875,000 Ordinary Shares
DT House Limited
100%
UH Craft I Limited
100%
100%
100%
Upperhouse Partners Limited
Upperhouse Capital (HK) Limited
U Fox Travel Limited

We are offering 1,875,000 Ordinary Shares, which will be 12.5% of the total issued and outstanding Ordinary Shares of DT House, our holding company, following completion of the offering of DT House, assuming the underwriters do not exercise their over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own approximately 50.4% of our total issued and outstanding Shares, representing approximately 50.4% of the total voting power, assuming the underwriters do not exercise their over-allotment option. As a result, Ms. Yin, through her ownership of a majority of our share capital, her position as chairman and director of our Company, and her appointment by our board of directors as our chief executive officer, will have the ability to direct the management and policies of our Company and significantly influence the outcome of matters that require shareholders’ approval, such as the election and removal of directors, amendment of organizational documents, and major corporate transactions that require shareholders’ approval under the laws of the Cayman Islands.

Holding Company Structure

DT House is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in the UAE and Hong Kong through our operating subsidiaries in different jurisdictions. This is an offering of the Ordinary Shares of DT House, the holding company in the Cayman Islands, instead of the shares of our subsidiaries. Investors in this offering will not directly hold any equity interests in our subsidiaries.

As a result of our corporate structure, the ability of DT House to pay dividends may depend upon dividends paid by its subsidiaries. If our existing operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. Any restrictions on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.” and Consolidated Statements of Change in Equity in audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Ms. Yuran Yin	Chair of the Board, Executive Director and Chief Executive Officer	Chinese	United Arab Emirates
Mr. Elvin Qiting (Haotian) Zhang	Chief Financial Officer	Singaporean	Singapore
Mr. Dyota Mahottama Marsudi	Chief Strategy Officer	Indonesian	Indonesia
Ms. Lilin Hu	General Manager (Travel Business)	Chinese	United Arab Emirates
Ms. Yin Kwan Yvonne Chow	Independent Director Appointee	Chinese	Hong Kong
Mr. Toi Ngee Tan	Independent Director Appointee	Singaporean	Singapore
Mr. Nicholas Aaron Khoo	Independent Director Appointee	Singaporean	Singapore

Summary of Key Risks

Our business consists of corporate consultancy and travel-related services. Their operations are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.” The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business Operations and Their Industries

●	Changes in legal or regulatory requirements, general economic conditions and geopolitical disruptions could reduce demand for our services, in which case our revenues and profitability could decline.

●	Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

●	Our revenues, operating income and cash flows are likely to fluctuate.

●	We may not manage our growth effectively, and our profitability may suffer.

●	We may not be able to grow at the historical rate of growth.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein.

●	Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

●	We plan to expand our operations to regions outside of Hong Kong and the UAE and may have difficulties adapting to their different legal frameworks, economic systems and business practices.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations.

●	Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

●	Increases in labor costs in the UAE and Hong Kong may adversely affect our business and results of operations.

●	Our insurance coverage may be inadequate to protect us from potential losses.

●	We rely heavily on our executive officers and industry leaders for the success of our business.

●	Compromise of confidential or proprietary information could damage our reputation, harm our businesses and adversely impact our financial results.

●	Changes in the rules and regulations to which clients or potential clients are subject may impact demand for our corporate consultancy services.

●	Our failure to maintain the confidentiality, integrity and availability of our systems, software and solutions could seriously damage our reputation and affect our ability to retain clients and attract new business.

●	Some of our systems and services are developed or supported by third-party hardware and software and our business and reputation could suffer if these third-party systems and services fail to perform properly or are no longer available to us.

●	We may not successfully develop our information technology infrastructure.

●	We may be subject to risks associated with artificial intelligence and machine learning technology.

●	We have integrated, and may continue to integrate in the future, artificial intelligence in our AI Agent. Artificial intelligence technology presents various operational, compliance, and reputational risks and if any such risks were to materialize, our business and results of operations may be adversely affected.

●	We rely on publicly available datasets to drive our machine-learning technology in our AI Agent, and errors or inaccuracies in such data may adversely affect our business and results of operations.

●	We may face the risk that one or more competitors have or will obtain patents covering technology critical to our corporate consultancy services and that it may infringe on the intellectual property rights of others. Our lack of protectable intellectual property rights may negatively affect the business of our corporate consultancy services.

●	We have not entered into long-term sales agreements with our clients and our sales may fluctuate subject to our clients’ demands.

●	We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues during the years ended September 30, 2023 and 2024, and the periods of six months ended March 31, 2024 and 2025.

●	Declines or disruptions in the leisure travel industry may materially and adversely affect our business and results of operations.

●

Our travel-related services are substantially dependent on other online leisure-travel platforms, and the termination or non-renewal of our merchant agreements with other online leisure-travel platforms could have adverse effects on our results of operations.

●	Our travel-related services face intense competition and may not be able to compete successfully against existing and new competitors.

●	We may not be able to adequately control and ensure the quality of travel products and services sourced from travel suppliers. If there is any deterioration in the quality of their performance, our business, financial condition and results of operations could suffer.

●	Our travel-related services have incurred losses in the past and may not be able to achieve profitability.

●	We may suffer losses if we are unable to predict the amount of travel products we will need to purchase in advance.

●	Our results are likely to fluctuate because of seasonality in the leisure travel industry.

Risks Related to Doing Business in the UAE

●	Continued hostilities and unrest in the MENA Region or changes in the economic, social and political environment in the MENA Region could have an adverse impact on our business.

●	We are subject to the economic and political conditions of operating in an emerging market and operate against a backdrop of continued instability and unrest in the Middle East.

●	Global economic uncertainty and unfavorable global economic conditions caused by political instability, and conflicts, such as the Gaza and Russia-Ukraine conflicts, could adversely affect our business, financial condition, results of operations or prospects.

●	Our business operations could be adversely affected by terrorist attacks and political instability, and other events beyond our control.

●	We do business in locations where we are exposed to a greater-than-average risk of adverse sovereign action.

●	We operate in regions where corrupt behavior exists that could impair our ability to do business in the future or result in significant fines or penalties.

Risks Related to Doing Business in Hong Kong

●	Part of our operations is conducted in Hong Kong, a special administrative region of the PRC. Although neither we nor any of our subsidiaries are based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us. It may result in a material adverse change in our operations in Hong Kong, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors

●	There can be no assurance that in the future the PRC government will not intervene or impose restrictions on the transfer of cash/assets outside of Hong Kong.

●	There are political risks associated with conducting business in Hong Kong.

●	Adverse regulatory developments in the PRC may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in the PRC may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

●	The rules and regulations in Mainland China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

●	Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and, thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.

●	The enactment of the Law of the PRC on Safeguarding the Hong Kong National Security Law could impact UHHK.

Risks Related to our Ordinary Shares

●	There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

●	The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company.

●	We will incur increased costs as a result of being a public company.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. Any restrictions on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

●	Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

●	If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Plan, may adversely affect the market price of our Ordinary Shares.

●	As we do not anticipate distributing dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

●	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands, the UAE or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands, the UAE or Hong Kong may also be limited.

●	As the rights of a shareholder under laws of the Cayman Islands differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection for shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	Our CEO has substantial influence over us and her interests may not be aligned with the interests of our other shareholders.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.

Implications of Being a Controlled Company

Upon the completion of this offering, our Controlling Shareholder will own approximately 50.4% of the total issued and outstanding Ordinary Shares and the total voting power in our Company, assuming the underwriters do not exercise their over-allotment option. As such, we will be deemed to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholders’ approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of the Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. These exemptions include, among others, the following:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at First Floor, Incubator Building, Masdar City, Abu Dhabi, United Arab Emirates. Our telephone number is (971) 0585986698. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website can be found at www.dt-house.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Securities being offered:	1,875,000 Ordinary Shares (2,156,250 Ordinary Shares if the underwriters exercise their over-allotment option in full to purchase Ordinary Shares at the initial public offering price), based on an assumed initial public offering price of $4.00 per share.

IPO price:	We estimate the IPO price will be between $4.00 and $5.00 per Ordinary Share.

Number of Ordinary Shares outstanding before this offering:	13,125,000 Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	15,000,000 Ordinary Shares (15,281,250 Ordinary Shares if the underwriters exercise their over-allotment option in full to purchase Ordinary Shares at the initial public offering price), based on an assumed initial public offering price of $4.00 per share and excludes the Ordinary Shares underlying and issuable under the Plan.

Over-allotment option:

We have granted to the underwriters a 30-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in the offering in any combination thereof, solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts.

Use of proceeds:	The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. Based upon an assumed IPO price of $4.00 per Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses payable by us, of approximately $5,657,210 if the underwriters do not exercise their over-allotment option, and approximately $6,792,210 if the underwriters exercise their over-allotment option in full

We plan to use the net proceeds of this offering as follows:

● Approximately 30%, or $1,697,163 for developing and upgrading our information technology infrastructure;

● Approximately 30%, or $1,697,163 for potential mergers and acquisitions in the future;

● Approximately 20%, or $1,131,442 for the registration and setting up of our overseas business entities, branches and offices, and the associated compliance costs; and

● Approximately 20%, or $1,131,442 for supplementing our operating cash flow and general corporate use.

For more information on the use of proceeds, see “Use of Proceeds” on page 56.

Lock-up:	We and all of our directors, officers, and five percent or greater shareholders have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the effective date of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing; Proposed Nasdaq symbol:

We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “DTDT.” At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Transfer agent and registrar:	VStock Transfer, LLC.

Indemnification Escrow:

Net proceeds of this offering in the amount of $200,000 shall be used to fund an escrow account for a period of 12 months following the closing date of this offering, which account shall be used for indemnification purposes by the Company for the benefit of the underwriters.

See “Underwriting” for more information.

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks together with the other information appearing elsewhere in this prospectus before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business Operations and Their Industries

Changes in legal or regulatory requirements, general economic conditions and geopolitical disruptions could reduce demand for our services, in which case our revenues and profitability could decline.

Different factors outside of our control could affect demand for our services. These include:

●	fluctuations in the global economies, especially in Asia and the MENA Region where our business is carried out, and including economic downturns or recessions and the strength and rate of any general economic recoveries;

●	level of leverage incurred by countries or businesses;

●	general ESG and sustainability practice;

●	frequency and complexity of significant commercial litigation;

●	overexpansion by businesses causing financial difficulties;

●	business and management crises, including the occurrence of alleged fraudulent or illegal activities and practices;

●	new and complex laws and regulations, repeals of existing laws and regulations or changes of enforcement of laws, rules and regulations, including reporting requirements of corporate ESG or sustainability practices;

●	other economic, geographic or political factors; and

●	general business conditions.

We are not able to predict the positive or negative effects that future events or changes to the global economies, especially in Asia and the MENA Region, will have on our business or the business of any particular segment. Fluctuations, changes and disruptions in financial, capital markets, political instability and general business factors could impact various segments’ operations and could affect such operations differently. Changes to factors described above, as well as other events, including by way of example, contractions of regional economies, or the economy of a particular country, trade restrictions, monetary systems, banking, real estate and retail or other industries; debt or credit difficulties or defaults by businesses or countries; new, repeals of or changes to laws and regulations, including changes to the bankruptcy and competition laws of the Asian and MENA Region countries; tort reform; banking reform; a decline in the implementation or adoption of new laws or regulation, or in government enforcement, litigation or monetary damages or remedies that are sought; or political instability may have adverse effects on one or more of services, practice or industry offering.

Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in a rapidly evolving and increasingly competitive market in the MENA Region.

Our revenues, operating income and cash flows are likely to fluctuate.

We experience fluctuations in our revenues and cost structure, which affect our operating income and cash flows, and we expect that this will continue to occur in the future. We may experience fluctuations in our annual and bi-quarterly financial results, including revenues, operating income and earnings per share, for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) the utilization of revenue-generating professionals, including the ability to adjust staffing levels up or down to accommodate the business and prospects of the applicable segment and practice; (iv) the time it takes before a new hire becomes profitable; (v) the geographic locations of our clients or the locations where services are rendered; (vi) the length of billing and collection cycles and changes in amounts that may become uncollectible; (vii) changes in the frequency and complexity of government regulatory and enforcement activities; (viii) business and asset acquisitions; (ix) fluctuations in the exchange rates of various currencies against the U.S. dollar; (x) fee adjustments upon the renewal of expired service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy, and (xi) economic factors beyond our control.

The results of our corporate consultancy services and our travel-related services may be affected differently by the above factors. Certain of our practices, particularly our corporate consultancy services, tend to experience their fluctuations subject to changes in ESG or sustainability reporting requirements and practices. The positive effects of certain events or factors on certain segments and practices may not be sufficient to overcome the negative effects of those same events or factors on other parts of our business. In addition, the mix of business segments, i.e., corporate consultancy services and travel-related services, adds complexity to the task of predicting revenues and results of operations and managing our staffing levels and expenditures across changing business cycles and economic environments.

Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Our business may face risks of clients’ default on payment.

Some of our clients are businesses experiencing or being exposed to potential financial distress, facing complex challenges, being involved in litigation or regulatory proceedings, or facing foreclosure of collateral or liquidation of assets. The aforementioned situations may become increasingly prevalent among our existing and potential clients in light of the current uncertain micro-economic conditions and/or potential economic slowdowns. Such clients may not have sufficient funds to continue operations or to pay for our services. We do not always receive retainers before we begin performing services. In the cases where we have received retainers, we cannot assure that the retainers will adequately cover our fees for the services we provide.

We generally offer a fixed fee arrangement on our fees. Our failure to manage the engagements efficiently or collect the fees could expose the Company to a greater risk of loss on such engagements. Providing services to clients that do not correlate to the actual costs incurred may negatively impact our profitability on such engagements and adversely affect the financial results of our business. We treat the outstanding fees that we are unable to collect based on objective evidence as write-offs and will not adjust or accept renegotiation. Our fees set forth in existing service contracts are not negotiable and may not be adjusted even if fee collection is not probable. Management periodically monitors the outstanding fees, making an effort to timely collect outstanding fees and reviews the adequacy of write-offs to minimize the impact of the potential payment defaults.

We may not manage our growth effectively, and our profitability may suffer.

We experience fluctuations in the growth of our different practices or services, including periods of rapid or declining growth. Periods of rapid expansion may strain our management team or human resources and information systems. To manage growth successfully, we may need to add qualified managers and employees and periodically update our operating, financial and other systems, as well as our internal procedures and controls. We also must effectively motivate, train and manage a larger professional staff. If we fail to add or retain qualified managers, employees and contractors when needed, estimate costs, or manage our growth effectively, our business, financial results and financial condition may suffer.

We cannot assure that we can successfully manage growth and being profitable as we grow. In periods of declining growth, underutilized employees and contractors may result in expenses and costs being a greater percentage of revenues. In such situations, we will have to weigh the benefits of decreasing our workforce or limiting our service offerings and saving costs against the detriment that the Company could experience from losing valued professionals and their industry expertise and clients.

Our reputation and brand recognition are crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of our current or potential clients, is critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. Moreover, any negative media publicity about our industry in general or product or service quality problems of other firms in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We may be subject to lawsuits and other claims in the ordinary course of our business. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us including harm to our reputation. Even if we are successful in defending against these actions, the defense of such matters may result in our incurring significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early-stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

We may not be able to grow at the historical rate of growth.

Our revenue significantly increased by $1,054,689 or 376.7%, from $280,000 in the year ended September 30, 2023 to $1,334,689 for the year ended September 30, 2024, and from nil to $650,102 for the period of six months ended March 31, 2024 and March 31, 2025, respectively. We anticipate significant and continuing growth in the foreseeable future. However, we cannot assure you that we will grow at such a historical rate of growth. Our rate of growth has placed, and will continue to place, a significant strain on our management, personnel, systems and resources. To accommodate our growth, we will need to implement a variety of new and upgraded operational systems, procedures and controls, including the improvement of our accounting and other internal management systems, as well as our information technology infrastructure. We also will need to recruit, train, manage and motivate employees and manage our relationships with an increasing number of clients. Moreover, as we introduce new services or enter into new markets, we may face unfamiliar market and operational risks and challenges which we may fail to successfully address. We may be unable to manage our growth effectively, which could have a material adverse effect on our business.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein.

We operate in multiple jurisdictions. They may have different requirements regarding licenses, permits and approvals to conduct our businesses. Our customers include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with laws and regulations which we believe are not required or applicable to our business activities. If we fail to comply with the regulatory requirements, we may encounter the risk of being disqualified for our existing businesses or being rejected for renewal of our qualifications upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new businesses that we may contemplate, we may not be able to obtain the relevant approvals for developing such new businesses if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in the UAE and Hong Kong, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in the UAE or Hong Kong. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to function by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

We plan to expand our operations to regions outside of Hong Kong and the UAE and may have difficulties adapting to their different legal frameworks, economic systems and business practices.

Currently, our operations are in Hong Kong and UAE. We plan to expand our operations to other regions, including to jurisdictions where we have limited operating experience and may have difficulties adapting to their different legal frameworks, economic systems and business practices that differ from or are in addition to those faced by our operations in Hong Kong and the UAE, including:

●	cultural and language differences;

●	limited “brand” recognition;

●	different employment laws and rules, employment or service contracts, compensation methods, and social and cultural factors that could result in employee turnover, lower utilization rates, higher costs and cyclical fluctuations in utilization that could adversely affect financial and operating results;

●	foreign currency disruptions and currency fluctuations between the Hong Kong dollar, AED and foreign currencies that could adversely affect financial and operating results;

●	different legal and regulatory requirements and other barriers to conducting business;

●	greater difficulties in resolving the collection of receivables when legal proceedings are necessary;

●	greater difficulties in managing our global operations, including client relationships, in certain locations;

●	disparate systems, policies, procedures and processes;

●	failure to comply with the anti-bribery laws of other jurisdictions;

●	higher operating costs;

●	longer sales and/or collections cycles;

●	potential restrictions or adverse tax consequences for the repatriation of foreign earnings, such as trapped foreign losses and importation or withholding taxes;

●	different or less stable political and/or economic environments;

●	conflicts between and among the UAE, Hong Kong and countries in which we conduct business, including those arising from trade disputes or disruptions, the termination or suspension of treaties, or boycotts; and

●	civil disturbances or other catastrophic events that reduce business activity.

If we are not able to quickly adapt to or effectively manage our operations in geographic markets outside the UAE and Hong Kong, our business prospects and results of operations could be negatively impacted.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

Our operations are conducted in the UAE and Hong Kong. Our books and records of UHAD and UFox are reported in AED, and our books and records of UHHK are reported in Hong Kong dollars. The financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Since 1997, United Arab Emirates dirham (AED) has been pegged to U.S. dollars at the rate of approximately AED$3.6725 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar, and between AED and U.S. dollar, affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Likewise, the value of AED against the U.S. dollar and other currencies may also fluctuate and is affected by various political and economic conditions and perceived changes in the economy of the UAE and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition. Any significant revaluation of the Hong Kong dollar and AED may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policies of the pegging of Hong Kong dollars to U.S. dollars, and of AED to U.S. dollars, will not be changed in the future. If the pegging system between Hong Kong dollars and U.S. dollars collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. Likewise, if the pegging system between AED and the U.S. dollars collapses and AED suffers devaluation, the AED cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the results of operations of our business.

Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

We rely on information technology in the ordinary course of business operations. Our suppliers’ and customers’ information, communications of our clients, customers and suppliers are electronically recorded in our systems. Specially, the AI-driven, cloud-based software program is essential to our corporate consultancy services. For our travel-related services, a large portion of our revenue is contributed by online leisure-travel platforms, for which information technology plays a vital part in our travel-related services operations.

While we take measures to ensure the security of our information technology systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, human error, hacking and break-ins, cyber-attacks and similar events. The occurrence of any of these events could disrupt or damage our information technology systems and hamper our internal operations, disable our ability to handle the orders of customers efficiently or at all, and adversely impact our customer service, volumes, and revenues and result in increased cost.

Furthermore, threats to information technology systems, including as a result of cyberattacks and cyber incidents, continue to grow. Cybersecurity risks could include, but are not limited to, malicious software, attempts to gain unauthorized access to our data, and the unauthorized release, corruption, or loss of our data and personal information, interruptions in communication, loss of our intellectual property or theft of our sensitive or proprietary technology, loss or damage to our data delivery systems or other electronic security, including with our property and equipment.

These cybersecurity risks could:

●	Subject us to various penalties and fees by third parties;

●	Negatively impact our ability to compete;

●	Enable the theft or misappropriation of funds;

●	Cause the loss, corruption, or misappropriation of proprietary or confidential information;

●	Expose us to litigation; and

●	Result in injury to our reputation, downtime, loss of revenue, and increased costs to prevent, respond to, or mitigate cybersecurity events.

If a cybersecurity event occurs, it could harm our business and reputation and could result in a loss of customers. Likewise, data privacy breaches by employees and others who access our systems may pose a risk that sensitive customer data may be exposed to unauthorized persons or to the public, adversely impacting our customer service, employee relationships, and our reputation.

While we continue to make efforts to evaluate and improve our systems and particularly the effectiveness of our security program, procedures, and systems, it is possible that our business, financial, and other systems could be compromised, which could go unnoticed for a prolonged period of time, and there can be no assurance that the actions and controls that we implement, or which we cause third-party service providers to implement, will be sufficient to protect our systems, information, or other property. Additionally, customers or third parties upon whom we rely face similar threats, which could directly or indirectly impact on our business and operations. The occurrence of a cyber incident or attack could have a material adverse effect on our business, financial condition, and results of operations.

There is also no assurance that we will be able to successfully keep up with technological improvements to meet our customers’ needs or the technology developed by competitors will not have an adverse impact on the competitiveness or attractiveness of our services. In addition, hardware or software failure relating to information technology systems could significantly disrupt customer workflows and cause economic losses for which we could be held liable and that could damage our reputation. We are also subject to hacking or other attacks on our information technology systems.

A large portion of core processes, such as the provision of our corporate consultancy services and sales and marketing of our travel-related services, rely on our information technology, infrastructure and applications.

A large portion of our corporate consultancy services are data and information driven, and our travel-related services are marketed and sold online. For instance, our AI-driven, cloud-based software program is essential to our corporate consultancy services. For our travel-related services, sales and marketing to other online leisure-travel platforms are vital to our business and operations. Information technology infrastructure and applications are therefore essential to the quality and delivery of our services. Defects or malfunctions in our information technology infrastructure and applications could cause our services offerings not to perform as our clients expect, which could harm our reputation and business. In addition, malicious software, sabotage and other cybersecurity breaches of the types described above could cause an outage of our infrastructure, which could lead to a substantial denial of service and ultimately downtimes, recovery costs and client claims, any of which could negatively impact our results of operations, financial position and cash flow.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, know-how or other intellectual property rights held by third parties. We may be subjected from time to time in the future to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such rights against us in Hong Kong, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert some resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of intellectual property right laws in the UAE and Hong Kong, as well as the procedures and standards for granting trademarks, copyrights, know-how or other intellectual property rights in the UAE and Hong Kong are still evolving and are uncertain, and we cannot ensure that the UAE or Hong Kong courts or regulatory authorities would agree with our analysis. If we were found to be in violation of the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and operating results may be materially and adversely affected.

Increases in labor costs in the UAE and Hong Kong may adversely affect our business and results of operations.

The economy in the UAE and Hong Kong has experienced increases in inflation and labor costs in recent years. As a result, average wages in the UAE and Hong Kong are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to maintain various statutory employee benefits, including mandatory provident fund scheme and work-related injury insurance, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. The relevant government agencies may examine whether an employer has complied with such requirements, and those employers who fail to comply commit a criminal offence and may be subject to fines and/or imprisonment. We expect that our labor costs, including wages and employee benefits, will continue to increase. While we continue to strive to reduce the use of labor by leveraging upon our information technology infrastructure, if we are unable to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and operating results may be adversely affected.

Our insurance coverage may be inadequate to protect us from potential losses.

We have obtained insurance to cover certain potential risks and liabilities. We provide work-related injury insurance for our employees and property all risks insurance for our office facilities, both in the UAE and Hong Kong. However, we do not maintain professional liability insurance that includes coverage on any negligence in the provision of corporate consultancy services, breach of confidentiality obligations and cybersecurity incidents. We also do not maintain public liability insurance that travel agents typically maintain which includes coverage on negligence, business disruptions, cancellations, travel delays, personal and property injuries.

Although we have not experienced such incidents in the past, if these incidents were to occur, there can be no assurance that insurance coverage will be available, responsive, or that available coverage will be sufficient to cover losses and claims related to such incidents we may experience.

There are also certain types of losses, such as from war, acts of terrorism, and certain natural disasters, for which we cannot obtain insurance at a reasonable cost or at all. There can be no assurance that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the UAE and Hong Kong economy in general. A prolonged outbreak of any illnesses or other adverse public health developments in Hong Kong or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarters are located in Abu Dhabi, with operations in the UAE and Hong Kong, where our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect the UAE or Hong Kong or cause travel restriction in or out of the UAE, Hong Kong or its surrounding areas, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

We rely heavily on our executive officers for the success of our business.

We rely heavily on our executive officers to manage our operations. Given the highly specialized nature of our services and the logistics behind our operations, our executive officers must have a thorough understanding of our service offerings, as well as the skills and experience necessary to manage a large organization in diverse geographic locations. We are unable to predict with certainty the impact that leadership transitions may have on our business operations, prospects, financial results, client relationships, employee retention or morale.

Our employees may leave us to establish competing businesses or join our competitors, and we may not have, or may choose not to pursue, legal recourse against such employees.

Our employees, particularly those at a senior level, typically have close relationships with the clients they serve, based on their expertise and bonds of personal trust and confidence. Therefore, the barriers to our employees pursuing independent business opportunities or joining our competitors should be considered low. Although our clients generally contract for services with us as a company, and not with an individual professional, in the event that an employee leaves, such clients may decide that they prefer to continue working with a specific external consultant rather than with us. In the event an employee departs and acts in a way that we believe violates his or her non-competition or non-solicitation agreement, we will consider any legal remedies we may have against such person on a case-by-case basis. We may decide that preserving cooperation and a professional relationship with a former employee or client, or other concerns, outweighs the benefits of any possible legal recourse. We may also decide that the likelihood of success does not justify the costs of pursuing a legal remedy. Therefore, there may be times we may decide not to pursue legal action, even if it is available to us.

Compromise of confidential or proprietary information could damage our reputation, harm our businesses and adversely impact our financial results.

Our own confidential and proprietary information and that of our clients could be compromised, whether intentionally or unintentionally, by our employees, consultants or vendors. A compromise of the security of our information technology systems leading to theft or misuse of our own or our clients’ proprietary or confidential information, or the public disclosure or use of such information by others, could result in losses, third-party claims against us and reputational harm, including the loss of clients. The theft or compromise of our or our clients’ information could negatively impact our reputation, financial results and prospects. In addition, if our reputation is damaged due to a data security breach, our ability to attract new engagements and clients may be impaired or we may be subjected to damages or penalties, which could negatively impact our businesses, financial results or financial condition.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industries we operate; our ability to cope with high exposure to financial, operational, market, and credit risks as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Changes in the rules and regulations to which clients or potential clients are subject may impact demand for our corporate consultancy services.

A large majority of our clients of our corporate consultancy services are subject to rules and regulations requiring disclosure or reporting on their ESG or sustainability practice, policies and strategies. Changes in these regulations may impact the clients’ business practices, their reporting requirements, frequency and details of the reporting, and could reduce demand for our services. Changes in such regulations could eliminate the need for certain types of corporate consultancy services altogether or such changes may impact the scope of our corporate consultancy services required.

Our failure to maintain the confidentiality, integrity and availability of our systems, software and solutions could seriously damage our reputation and affect our ability to retain clients and attract new business.

During the course of our business and operations of our corporate consultancy services, we typically will have access to proprietary, confidential and material nonpublic information for our clients. Maintaining up-to-date and effective security measures requires extensive capital expenditure. Though we have back-up capacity for all of our critical systems and facilities, certain emergencies or contingencies could occur, such as a computer virus attack, a natural disaster, a significant power outage covering multiple cities or a terrorist attack, which could temporarily shut down our facilities and computer systems. Inadvertent disclosure of the information maintained on our systems due to human error, breach of our systems through hacking or cybercrime or a leak of confidential information due to employee misconduct could seriously damage our reputation and could cause significant reputational harm for our clients. Techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and generally are not recognized until launched against a target. Like all software solutions, our software may be vulnerable to these types of attacks. An attack of this type could disrupt the proper functioning of our information technology infrastructure, cause errors in the output of our clients’ work, allow unauthorized access to sensitive, proprietary or confidential information of ours or our clients and other undesirable or destructive outcomes. Furthermore, during our production process, third party service providers will have access to the confidential information of our customers, which exposes us to additional risks of information leak or breach of confidentiality obligations. If an actual or perceived information leak or breach of our security were to occur, our reputation could suffer, clients could stop using our services and we could face lawsuits and potential liability, any of which could cause our financial performance to be negatively impacted.

Some of our systems and services are developed or supported by third-party hardware and software and our business and reputation could suffer if these third-party systems and services fail to perform properly or are no longer available to us.

Some of our systems and services are developed by third parties or rely on hardware purchased or leased and software licensed from third parties. Specifically, our AI Agent was created by us in conjunction with third parties. These systems and services, or the hardware and software required to run our existing systems and services, may not continue to be available on commercially reasonable terms or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of our services, which could negatively affect our business until equivalent technology is either developed by us or, if available, is identified, obtained and integrated. In addition, it is possible that our hardware vendors or the licensors of third-party software could increase the prices they charge, which could have an adverse impact on our business, operating results and financial condition. Further, changing hardware vendors or software licensors could detract from management’s ability to focus on the ongoing operations of our business or could cause delays in the operations of our business.

Additionally, third party software underlying our services can contain undetected errors or bugs. We may be forced to delay the commercial release of our services until any problems discovered are corrected and, in some cases, may need to implement enhancements or modifications to correct errors that we do not detect until after deployment of our services.

We may not successfully develop our information technology infrastructure.

Our corporate consultancy services rely heavily on the use of information technology, in particular, the use of our AI Agent, which was created by us in conjunction with third parties. We continue developing our AI Agent in the course of our business. If our AI Agent does not work as planned or does not meet or continue to meet the level of quality required by us or our clients, it may reduce the work efficiency, increase our operating costs and potentially prone to errors, thereby reducing the positive effects we seek to make available to our clients.

We may be subject to risks associated with artificial intelligence and machine learning technology.

Recent technological advances in artificial intelligence and machine learning technology may pose risks to us. The use of artificial intelligence and machine learning technology in our AI Agent could give rise to legal or regulatory action, create liabilities, or materially harm our business. While we aim to develop and use artificial intelligence and machine learning technology responsibly and attempt to mitigate ethical and legal issues presented by its use, we may ultimately be unsuccessful in identifying or resolving issues before they arise. Further, as technology is rapidly evolving, new regulations in this area may increase our operating and compliance costs.

We have integrated, and may continue to integrate in the future, artificial intelligence in our AI Agent. Artificial intelligence technology presents various operational, compliance, and reputational risks and if any such risks were to materialize, our business and results of operations may be adversely affected.

We have integrated artificial intelligence technologies into our AI Agent and will continue to use such technologies to increase the power and efficiency of our AI Agent. Given that artificial intelligence is a rapidly developing technology that is in its early stages of business use, it presents a number of operational, compliance and reputational risks. Artificial intelligence algorithms are currently known to sometimes produce unexpected results and behave in unpredictable ways (i.e. “hallucinatory behavior”) that can generate irrelevant, nonsensical, fictitious, deficient, offensive or factually incorrect content and results, which, if incorporated into our AI Agent, may result in reputational harm to us and be damaging to our brand. Additionally, contents, analyses or recommendations generated using artificial intelligence might be found to be biased, discriminatory or harmful. Datasets from which Large Language Models learn are at risk of poisoning or manipulation by bad actors, resulting in offensive or undesired output. Similarly, the data set could contain copyrighted material resulting in infringing output. If our AI Agent produces biased, discriminatory or harmful content, analysis or recommendations, our business and results of operations may be adversely affected.

We rely on publicly available datasets to drive our machine-learning technology in our AI Agent, and errors or inaccuracies in such data may adversely affect our business and results of operations.

Our AI Agent and its Large Language Models rely on publicly available datasets. Much of this data is based on external datasets and has not been independently verified. These datasets may be flawed, insufficient, or contain certain or inaccurate information. As such, we cannot be sure that the data, or the content, analysis or recommendations using such data, are accurate. Errors or inaccuracies in the data could result in poor or inaccurate content, analysis or recommendations produced for our customers and in such cases, our business and results of operations may be adversely affected.

We may face the risk that one or more competitors have or will obtain patents covering technology critical to our corporate consultancy services and that it may infringe on the intellectual property rights of others. Our lack of protectable intellectual property rights may negatively affect the business of our corporate consultancy services.

Our corporate consultancy services rely heavily on the use of information technology, in particular, the use of our AI Agent, which was developed, and is still under development, by ourselves in conjunction with third parties. The algorithms developed by us are our property. However, the algorithms were engineered based on other open-source codes and algorithms.

Currently, we do not own any patent right over our self-developed AI algorithms. If one or more other persons, companies or organizations has or obtains a valid patent covering any technological elements critical to the development of our AI-driven, cloud-based software program, there can be no guarantee that such an entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, if for any reason we fail to comply with our obligations under an applicable end user license agreement or open-source development agreement, we may be unable to operate, which would also have a material adverse effect on our business, financial condition and results of operations.

Due to the fundamentally open-source nature of AI development algorithms and other technology, we may not always be able to determine whether we are using or accessing protected information or software. For example, there could be patents issued because we are not aware that our products infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made, and patent applications were filed. Because patents can take many years to issue, there may currently be pending applications of which we are unaware that may later result in issued patents that infringe.

We could expend significant resources defending against patent infringement and other intellectual property right claims, which could require us to divert resources away from operations. Any damages we are required to pay or injunctions against its continued use of such intellectual property in resolution of such claims may cause a material adverse effect to its business, financial condition and results of operations.

Accordingly, our lack of protectable intellectual property rights may negatively affect our business if it is determined that our product offerings infringe upon the intellectual property rights or claims of others. A determination that our product offerings infringe upon the intellectual property rights or claims of others could restrict, limit or even prohibit our ability to offer and sell such infringing products. Such restrictions, limitations or prohibitions could reduce our revenue and/or earnings and negatively affect the value of our Ordinary Shares.

If we fail to promote and maintain our brand in a cost-efficient way, our business and results of operations may be harmed.

We believe that maintaining awareness of our brand effectively is critical to attracting new clients and retaining existing ones. This depends largely on the effectiveness of our client acquisition strategy, our sales and marketing efforts, our cooperation with our business partners and the success of the channels we use to promote our services. Currently, our sales and marketing are carried out by the inbound needs generated by (i) social media activity, such as LinkedIn, (ii) attendance of local and international seminars as speakers and also as guest participants, which generate inbound interest and (iii) referrals by existing clients and business development agents.

If any of our current client acquisition strategies or marketing channels become less effective, more costly or no longer feasible, we may not be able to attract new clients in a cost-effective manner or convert potential clients into using our services.

It is also likely that our future marketing efforts will require us to incur expenses. These efforts may not result in increased revenues in the immediate future or any increases at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring additional expenses, our results of operations and financial condition would be adversely affected, and our ability to grow our business may be impaired.

We have not entered into long-term sales agreements with our clients and our sales may fluctuate subject to our clients’ demands.

We generally do not enter into any long-term agreements with our corporate consultancy services clients. Our corporate consultancy services are offered to clients in different packages, and our clients can choose and subscribe to different ESG consultancy packages based on their specific needs and our recommendations. For details, see “Business – Our Services – Corporate Consultancy Services.” We have adopted a fixed pricing approach for our corporate consultancy services so that our clients will pay for a fixed amount of fees for the corporate consultancy package or packages catered to its needs. Typically, our corporate consultancy services are offered for a duration of one year. The pricing terms of different consultancy packages vary depending on a number of factors, such as the type, nature and detailed work scope of the services required, value, complexity, timing and scale of the engagement, applicable information technology infrastructure required, rates charged by our competitors and the level of acceptance of the current market rates for similar services. Accordingly, the demand for our corporate consultancy services, and hence the revenue, may fluctuate from time to time, which makes it difficult for us to project future demands from our clients. As a result, we cannot guarantee that our current clients will continue to utilize our services or that they will continue at the same levels. Our success depends on receiving substantially the same level of demand from our clients.

We have a substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues during the years ended September 30, 2023 and 2024, and the periods of six months ended March 31, 2024 and 2025

We derive a significant portion of our revenues from a few major clients in our corporate consultancy services. For the periods ended March 31, 2025, the Company had a concentration of its revenue with specific customers. For the six months ended March 31, 2025, the revenue generated from our top four customers accounted for 18%, 15%, 11% and 11% of our total revenue, respectively. For the year ended September 30, 2024, two major clients of such services of that year accounted for approximately 27% and 24% of our total revenue, respectively. For the year ended September 30, 2023, two major clients of such services in that year accounted for approximately 64% and 36% of our total revenue, respectively.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services from these customers. If any of these customers experience declining or delayed sales due to market, economic, or competitive conditions, their demand for our corporate consultancy services may reduce, which compels us to lower our prices, which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations.

We may incur significant costs and may lose engagements as a result of claims by our clients regarding our corporate consultancy services.

Many of our corporate consultancy services involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional and other liabilities. Damage and/or expenses resulting from any successful claim against us, for indemnity or otherwise, in excess of the amount of insurance coverage will be borne directly by us and could harm our profitability and financial resources. Although during the years ended September 30, 2023 and 2024 and as of the date of this prospectus, we are not involved in any claims by any client or third part against us, any such claim could expose us to reputational issues that adversely affect our ability to attract new or maintain existing engagements or clients or qualified professional staff or other employees, consultants or contractors.

If we fail to compete effectively, we may miss new business opportunities or lose existing clients, and our revenues and profitability may decline.

The corporate consultancy industry has relatively low barriers to entry. For the corporate consultancy services in which we operate, it includes a large number of participants. We face competition from other business operations and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms, and the technology development advisory firms and some of these firms are global in nature and have access to more resources which may provide with the ability to highlight broader experiences to potential clients. In addition, because there are relatively low barriers to entry, we expect to continue to face additional competition from new entrants into the business operations and ESG consulting industries.

Many of our competitors have a greater national presence and are also international in scope, as well as having significantly greater personnel, financial, technical and marketing resources. In addition, these competitors may generate greater revenues and have greater name recognition than we do. Our ability to compete also depends in part on the ability of our competitors to hire, retain and motivate skilled consultants, the price at which others offer comparable services and our competitors’ responsiveness to their clients.

If we cannot compete effectively or if the costs of competing, including the costs of hiring and retaining professional employees, and the costs of further developing our information technology infrastructure, become too expensive, our revenue growth and financial results could be negatively affected and may differ materially from our expectations.

Declines or disruptions in the leisure travel industry may materially and adversely affect our business and results of operations.

The leisure travel industry is dependent on personal discretionary spending levels, which may be materially and adversely affected by economic downturns and recessions. The ultimate customer of our travel-related services are leisure travelers in Asia. Although the leisure travel industry in Asia has had periods of rapid growth, any severe or prolonged slowdown in the Asian economy could reduce expenditures for leisure travel, which in turn may adversely affect our financial condition and results of operations. A severe or prolonged downturn in Asia or the global economy could materially and adversely affect the leisure travel industry and our business, results of operations and financial condition.

We expect travel-related services will account for a larger portion of our revenue in the future, such business may also be significantly affected by other factors that tend to reduce leisure travel, including increased prices in hotel, air-ticketing, fuel or other travel-related sectors, work stoppages or labor unrest at airlines, increased occurrences of travel-related accidents, outbreaks of other contagious diseases, natural disasters and extreme unexpected bad weather, terrorist attacks and political unrest. For instance, the travel industry was negatively affected by the outbreak and spread of the COVID-19 pandemic across the world from 2020 to 2022, which had a negative impact on our target customers. In addition, our overseas leisure travel business may be negatively affected by any adverse changes in the visa policies of foreign countries that makes it difficult for nationals of different countries, particularly Chinese tourists, to obtain tourist visas. Terrorist attacks or threats of terrorist attacks, political unrest, wars, the imposition of taxes or surcharges by regulatory authorities and regional hostilities may also reduce the demand for overseas tours. For example, the political crisis in Maldives in 2018 and the protests in Hong Kong in 2019 and 2020 all negatively impacted short-term travel demand for the tours to the affected regions. We have little or no control over the occurrence of such declines or disruptions, which could result in a decrease in demand for our travel products and services. This decrease in demand, depending on the scope and duration, could materially and adversely affect our business and the results of operations over the short and long term.

Our travel-related services are substantially dependent on other online leisure-travel platforms, and the termination or non-renewal of our merchant agreements with other online leisure-travel platforms could have adverse effects on our results of operations.

In the course of our business, UFox, our operating subsidiary in travel-related services, enters into various merchant agreements with other online leisure-travel platforms. These merchant agreements allow us to sell our travel products and services to these online leisure-travel platforms, who then resell them to independent travelers, or provide us with a platform for us to outreach to independent travelers for the sales and marketing of our travel products and services.

These merchant agreements are typically for a term of one year, and some allow early termination at the instance of the online leisure-travel platforms. We cannot guarantee that these merchant agreements will not be terminated before their expiration or that they will be renewed. The termination or non-renewal of these merchant agreements would significantly reduce our revenue from the travel-related services and hence could have adverse effects on our results of operations. As at the date of this prospectus, we have not experienced any early termination or non-renewal of these merchant agreements.

Our travel-related services face intense competition and may not be able to compete successfully against existing and new competitors.

The travel industry in the UAE, in general, is highly competitive. We compete primarily with all other types of online leisure-travel platforms and travel companies. In addition, we compete with traditional travel service providers and tour operators, and we also compete with airlines and hotels, which in recent years have made efforts to improve their direct sales. Large, established internet companies have also launched applications offering travel products in various destinations around the world. Factors affecting our competitiveness include, among other things, price, availability and breadth of choice of travel products and services, brand recognition, customer services, ease of use, accessibility, security and reliability of our transaction and service infrastructure.

Some of our current and potential competitors may have greater financial, marketing and other resources than we do. In addition, some of our competitors may be acquired by, receive investment from or enter into strategic relationships with larger, well-established and well-financed companies or investors. They may be able to devote greater resources to marketing and promotional campaigns and devote substantially more resources to website and system development than us. Further, some of our customers have launched, and may continue to launch, aggressive advertising campaigns, special promotions and other marketing activities to promote their brands, attract new customers or increase their market shares, which in turn have reduced or have requested us to reduce our operating margin and thus our business and results of operations would be adversely affected. If we do not reduce our operating margin, we may lose some of our customers. We cannot assure you that we will be able to successfully compete against existing or new competitors. If we are not able to compete successfully, we may lose our market share and our business, financial condition and results of operations may be materially and adversely affected.

If we do not continue to provide competitive travel products and services, we may not be able to attract new customers or retain existing customers, and our business, financial condition and results of operations could suffer.

Our success depends on our ability to attract new customers and retain existing customers, which in turn requires our continual provision of a wide array of competitive travel products and services. Participants in the online travel industry are continually developing new travel products and services in response to both the increasing customer demand and the changing market environment. We strive to stay abreast of emerging and rapidly changing customer preferences and to anticipate trends that will appeal to existing and potential customers. If we fail to keep improving our travel products and services at a competitive pace, or source quality travel products and services tailored to accommodate our customers’ changing needs and preferences, we may not be able to retain our current customers or attract new customers, and our business, financial condition and results of operations will be materially and adversely affected.

We may not be able to adequately control and ensure the quality of travel products and services sourced from travel suppliers. If there is any deterioration in the quality of their performance, our business, financial condition and results of operations could suffer.

Our ability to ensure satisfactory customer experience in a large part depends on travel suppliers to provide high-quality travel products and services. Our travel suppliers provide us with tourism attraction tickets, hotel accommodation, local transportation and airfreight tickets. The actions we are taking to monitor and enhance the performance of travel suppliers may be inadequate in timely discovering quality issues. If travel suppliers fail to provide quality travel products and services, the end customers of our travel-related services may be dissatisfied and may complain to our customers and our reputation and brand will be negatively affected. Our customers may also reduce the use of, or completely forgo, our products and services. Although we have not received any demands for penalty or compensation from the date of our acquisition until the date of this prospectus, our customers may even demand or claim compensation from us as a result of travel suppliers’ performance or misconduct, which could materially and adversely affect our business, financial condition and results of operations.

Our travel-related services have incurred losses in the past and may not be able to achieve profitability.

Our net losses in the past year were partially attributable to the seasonality effect. Our ability to achieve profitability is also affected by various factors that are beyond our control. For example, our revenues and profitability depend on the development of the online leisure travel industry across Asia and consumers’ preference to make travel bookings online. We cannot assure you that the online travel-booking market in Asia will grow to exceed its current market size or that consumers will further increase their spending on online leisure travel booking. Factors negatively affecting travel suppliers’ profitability will in turn adversely affect our financial condition and results of operations. If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we are unable to maintain existing relationships with travel suppliers or develop relationships with new travel suppliers on favorable terms or terms similar to those we currently have, our business and results of operations may suffer.

Our business is dependent on our ability to maintain our relationships and arrangements with third party agents and suppliers in the travel industry, which provide us with tourism attraction tickets, hotel accommodation, local transportation and airfreight tickets. Our existing suppliers may develop business relationships with our competitors, our customers or sell, through their direct sales, travel products that are the same as or similar to those they supply to us. If we are unable to maintain satisfactory relationships with our existing suppliers, or if travel suppliers establish similar or more favorable relationships with our competitors, or if travel suppliers increase their competition with us through their direct sales, we may not have the necessary supply to meet the needs of our customers, or we may not obtain it at satisfactory rates. We do not enter into any long-term agreements with travel suppliers. We cannot assure you that travel suppliers will renew our agreements in the future on favorable terms or terms similar to those we currently have agreed. Travel suppliers may increase the prices that they charge us or the deposits that they require from us. As a result, the amount, pricing and breadth of travel products and services that we are able to offer may be reduced and our business and results of operations could be materially and adversely affected.

Furthermore, to grow our business, we will need to develop relationships with new travel suppliers of good quality. We cannot assure you that we will be able to identify appropriate travel suppliers or enter into arrangements with those travel suppliers on favorable terms or at all. Any failure to do so could harm the growth of our business and adversely affect our financial condition and results of operations.

We may suffer losses if we are unable to predict the amount of travel products we will need to purchase in advance.

Typically, we purchase entrance tickets for tourism attractions in advance from various travel suppliers, which we then sell to our customers. In particular, we purchase additional entrance tickets during peak seasons. We take substantial inventory risk, and if this business increases, our inventory risk could also increase. If we are unable to accurately predict demand for the tickets that we are committed to purchasing and which are non-refundable, we would be responsible for bearing the cost of such tickets we are unable to sell, and our financial condition and results of operations would be adversely affected.

Our results are likely to fluctuate because of seasonality in the leisure travel industry.

Demands for our travel-related services fluctuate over the year, reflecting seasonal variations in demand for leisure travel services. Sales of leisure travel products and services generally increase during holiday periods and decrease during summer periods because the UAE is experiencing high temperatures. Prices of leisure travel products and services are subject to fluctuation between peak seasons and off-peak seasons. For example, the fourth quarter of each calendar year is usually the busiest, because visitors tend to travel during the winter. Consequently, our results of operations may fluctuate from quarter to quarter.

We expect that our rapid growth will tend to mask the seasonality of our business. As our growth rate slows, the seasonality in our business will become more pronounced and cause our operating results to fluctuate.

Risks Related to Doing Business in the UAE

Continued hostilities and unrest in the MENA Region or changes in the economic, social and political environment in the MENA Region could have an adverse impact on our business.

It is difficult for us to predict the consequences of any political and socio-economic change that may be brought about as a result of the unrest in several countries in the MENA Region, or what the implications of such changes will be on our operations given that legislative, tax and business environments can be altered quickly and dramatically. Accordingly, our ability to operate our businesses regularly and our willingness to commit new resources or investments may be affected or disrupted, potentially with corresponding reductions in revenue, more aggressive taxation policies, increases in other expenses, restrictions on repatriating funds and difficulties in recruiting staff. Such risks may have a material adverse effect on our business, financial condition, results of operations and/or prospects.

Additionally, as a substantial part of our assets and operations are currently located in jurisdictions which are, have been, or could in the future be subject to political, economic and social instability, our operating results were and will be affected by any economic, social and political developments that affect each of the countries in which we operate and, in particular, by the level of economic activity. Economic, social and political instability leads to uncertainty over future economic conditions and policy decisions. Prolonged disruptions of business operations due to any political or social instability could adversely affect our business.

Further incidents of political or social instability, terrorism, protests or violence may directly or indirectly affect the economies of the markets in which we operate, which, in turn, could have a material adverse effect on our business, prospects, financial condition, cash flows or results of operations.

We are subject to the economic and political conditions of operating in an emerging market and operate against a backdrop of continued instability and unrest in the Middle East.

Our headquarters are located in the UAE and, accordingly, our results of operations are, and will continue to be, generally affected by financial, economic and political developments in or affecting Abu Dhabi, the UAE and the Middle East. It is not possible to predict the occurrence of events or circumstances, such as war or hostilities, or the impact of such occurrences, and no assurance can be given that we would be able to sustain the operation of our business if adverse political events or circumstances were to occur. A general downturn or instability in certain sectors of the UAE or the regional economy could have an adverse effect on our business, financial condition, results of operations and prospects.

Although economic growth rates in the UAE remain above those of many more developed, as well as regional, markets, the UAE has experienced volatile economic growth in recent years. Economic growth or performance in the UAE, in general, may not be sustained. The UAE’s wealth remains largely based on oil and gas. Despite the UAE being viewed as being less vulnerable than some of our neighbors, due to the growth in the non-oil sector and the sizable wealth of the government of Abu Dhabi, fluctuations in energy prices have an important bearing on economic growth. To the extent that economic growth or performance in the UAE subsequently declines, our business, financial condition and results of operations may be adversely affected. In addition, the implementation by the governments of the UAE of restrictive fiscal or monetary policies or regulations, including in respect of interest rates, or new legal interpretations of existing regulations and the introduction of taxation or exchange controls could have a material adverse effect on our business, financial condition, results of operations and prospects.

While the UAE is seen as a relatively stable political environment, certain other jurisdictions in the Middle East are not and there is a risk that regional geopolitical instability could impact the UAE. Instability in the Middle East may result from a number of factors, including government or military regime change, civil unrest or terrorism.

It is not possible to predict the occurrence of events or circumstances such as terrorism, war or hostilities, or more generally the financial, political and economic conditions prevailing from time to time, or the impact of such occurrences or conditions, and no assurance can be given that we would be able to be profitable if adverse financial, political or economic events or circumstances were to occur. A general downturn or instability in certain sectors of the UAE or the regional economy, or political upheaval therein, could have an adverse effect on our business, results of operations and financial condition. Investors should also note that our business and financial performance could be adversely affected by political, economic or related developments both within and outside the MENA Region because of interrelationships within the global financial markets.

Prospective investors should also be aware that investments in emerging markets, such as the UAE, are subject to greater risks than those in more developed markets. The economy of the UAE, like those of many emerging markets, has been characterized by significant government involvement through direct ownership of enterprises and extensive regulation of market conditions, including foreign investment, foreign trade and financial services. While the policies of the local and central governments of the UAE generally resulted in improved economic performance in previous years, there can be no assurance that these levels of performance can be sustained.

Global economic uncertainty and unfavorable global economic conditions caused by political instability, and conflicts, such as the Gaza and Russia-Ukraine conflicts, could adversely affect our business, financial condition, results of operations or prospects.

Our business, financial condition, results of operations or prospects could be adversely affected by general conditions in the global economy and in the global financial markets. A severe or prolonged economic downturn, economic uncertainties in various global markets caused by political instability and conflict, such as the Gaza and Russia-Ukraine conflicts, or additional global financial crises, could result in a variety of risks to our business, including weakened demand for our products or our inability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current conflicts, political conditions, economic climate and financial market conditions could adversely impact our business.

Our business operations could be adversely affected by terrorist attacks and political instability, and other events beyond our control.

Terrorist activity in the MENA Region stemming from the ongoing political instability and civil war in certain countries, including Syria and Iraq, has had an adverse effect on consumer appetite and demand in general. There have been a number of terrorist attacks in various countries, which are claimed to be conducted by the terrorist organization and despite the recent loss of military might and territory of such organization in Syria and Iraq, there is no assurance that no such attempts will be carried out in the near future. The MENA Region has generally also experienced domestic political instability caused by ethnic separatist groups. Our business, financial condition, results of operations or liquidity could be adversely affected if such terrorist activity heightens and spreads into cities where we operate.

We do business in locations where we are exposed to a greater-than-average risk of adverse sovereign action.

We do business in locations where we are exposed to a greater-than-average risk of adverse sovereign action, including overt or effective expropriation or nationalization of property. Furthermore, relatively high commodity prices and other factors in recent years have resulted in increased resource nationalization in some countries, with governments repudiating or renegotiating contracts with, and expropriating assets from, companies that are producing in such countries. Governments in these countries may decide not to recognize previous arrangements if they regard them as no longer being in the national interest. Governments may also implement export controls on commodities regarded by them as strategic or place restrictions on foreign ownership or the operation of strategic assets. Governments of the countries in which we operate may adopt nationalization, expropriation, or export control policies going forward. Expropriation of assets, renegotiation or nullification of existing agreements, leases or permits by the governments of countries in which we operate, could each have a material adverse effect on our business, results of operations, financial condition and/or prospects.

We operate in regions where corrupt behavior exists that could impair our ability to do business in the future or result in significant fines or penalties.

We do business, and may continue to do business in the future, in countries and regions where governmental corruption has been known to exist, and where we may face, directly or indirectly, corrupt demands by officials, or the risk of unauthorized payments or offers of payments by one of our employees, consultants, sponsors or agents. Our existing anti-corruption safeguards and policies and any future improvements thereon may prove to be not fully effective in preventing such unauthorized payments, and our employees and consultants may engage in conduct for which we might be held responsible. While we are committed to conducting business in a legal and ethical manner, there is a risk of violating applicable anti-corruption regulations that generally prohibit the making of improper payments to foreign officials for the purpose of obtaining or keeping business. Violation of these laws may result in severe criminal or civil sanctions or other liabilities that could materially damage our reputation and, therefore, our business, results of operations and financial condition.

Risks Related to Doing Business in Hong Kong

Part of our operations is conducted in Hong Kong, a special administrative region of the PRC. Although neither we nor any of our subsidiaries are based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us. It may result in a material adverse change in our operations in Hong Kong, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors.

DT House is a holding company, and part of our operations is conducted in Hong Kong through one of our operating subsidiaries UHHK, which is incorporated in Hong Kong, a special administrative region of the PRC. Other than that, we and our subsidiaries are not based in Mainland China and do not have operations in Mainland China. We currently do not have or intend to set up any subsidiary in Mainland China, nor do we foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in Mainland China. For the years ended September 30, 2023 and 2024, and the periods of six months ended March 31, 2024 and 2025, we derive our revenue mainly from our corporate consultancy services in the UAE and Hong Kong, respectively. Our operations in the UAE and Hong Kong are closely integrated to deliver services to our customers. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), the constitutional document for Hong Kong, the laws in force in Hong Kong shall include the Basic Law, the laws previously in force in Hong Kong except for that contravene the Basic Law or amended by the legislature of Hong Kong and the laws enacted by the legislature of Hong Kong. National laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Standing Committee of the National People’s Congress of the PRC may, after consulting the Committee for the Basic Law of Hong Kong and the Government of Hong Kong, add to or delete from the list of laws in Annex III to the Basic Law. The Basic Law expressly provides that the national laws of PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.”

We and our subsidiaries are not affected by the PRC laws at present. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. If new national laws of the PRC are to be applied in Hong Kong, only the Standing Committee of the National People’s Congress may add to or delete from the list of laws in Annex III of the Basic Law. And such laws shall be confined to those relating to defense and foreign affairs and other matters outside the limits of the autonomy of Hong Kong. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our shares of common stock to investors; and (iii) may cause the value of our shares of common stock to significantly decline or become worthless.

There can be no assurance that in the future the PRC government will not intervene or impose restrictions on the transfer of cash/assets to entities outside of Hong Kong.

We conduct our operations in Hong Kong through a Hong Kong company, UHHK. Currently, Hong Kong dollar is freely convertible into other currencies in Hong Kong and there are no restrictions on foreign investments or foreign ownership applicable to the businesses currently conducted by UHHK, and that no foreign exchange controls are currently in force in Hong Kong. However, there can be no assurance that in the future the PRC government will not intervene or impose restrictions on the transfer of cash/assets outside of Hong Kong. Any limitation on the ability of UHHK to distribute cash/assets to entities outside of Hong Kong, pay dividends or make other distributions to us could materially and adversely limit our ability to grow, fund our operations or for other use outside of Hong Kong, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

There remain some uncertainties as to whether we will be required to obtain approvals from PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

As of the date of this prospectus, subject to final determination by the China Securities Regulatory Commission (“CSRC”) and relevant competent authorities, on the basis that (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (ii) the Company and its subsidiary(s) currently do not have any business operations in Mainland China; (iii) the Company currently does not have or intend to set up any subsidiary or to establish a variable interest entity structure with any entity in Mainland China; and (iv) the Company and its subsidiary(s) possess personal information of less than one million individuals in the PRC and do not possess any core data or important data of the PRC, or any information which affects or may affect national security of the PRC, UHHK is currently not required to obtain approvals from PRC authorities to operate its business or to list on the U.S. exchanges or offer securities. There remain some uncertainties as to whether we will be required to obtain approvals from PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

We have no subsidiary, variable interest entity (“VIE”) structure, or any direct operation in Mainland China and we are not controlled by mainland Chinese companies or individuals, therefore, we believe CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the United States.

We are also aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review, or the Revised Draft, for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. Our Hong Kong subsidiary, UHHK, may collect and store certain data (including certain personal information) from our clients during its ordinary course of operation, who may be PRC individuals, but currently we do not expect the Revised Review Measures to have an impact on UHHK’s business, operations or this offering. However, we do not believe that UHHK is deemed as the “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, which will be required to file for cybersecurity review before listing in the U.S., because (i) UHHK is incorporated and operating in Hong Kong without any subsidiary or VIE structure in Mainland China and the Revised Review Measures remains unclear whether it shall be applied to a Hong Kong company; (ii) as of date of this prospectus, UHHK is not in possession of personal information of any mainland Chinese individual clients; and (iii) as of the date of this prospectus, UHHK has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review. Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we believe UHHK is not required to pass the cybersecurity review of the CAC, or obtain regulatory approval from Chinese authorities, including the CSRC, before our Ordinary Shares can be listed in the U.S.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Measures”) for public comment. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Draft Measures, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, we will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us. Based on laws and regulations currently in effect in the PRC, as of the date of this prospectus, subject to final determination by the CSRC and relevant competent authorities, we believe UHHK is not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Ordinary Shares can be listed or offered in the U.S. because a) the Company does not, directly or indirectly, own or control any entity or subsidiary in Mainland China, and b) none of the Company’s business activities are conducted in Mainland China, nor is its main place of business located in Mainland China, and none of the senior managers in charge of the Company’s business operation and management is domiciled in Mainland China.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. If UHHK is deemed to be an “operator of critical information infrastructure” or “data processor” controlling personal information of no less than one million users, UHHK could be subject to PRC cybersecurity review in the future. If UHHK was required to obtain approvals from the PRC authorities, or to pass cybersecurity review of CAC, in the future and was denied permission from the PRC authorities to list on U.S. exchanges, we will not be able to list our Ordinary Shares on any U.S. exchange, continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Ordinary Shares.

It is also highly uncertain what the potential impact such modified or new laws and regulations will have on UHHK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. As of the date of this prospectus, on the basis of all of the facts and conditions set out above, UHHK is not required to obtain any permission or approval from Mainland China or Hong Kong authorities to operate our business, or to obtain regulatory approval for this offering of our Ordinary Shares to foreign investors from the PRC authorities, or to pass cybersecurity review of CAC. However, it is highly uncertain that whether there will be significant changes to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and that UHHK will be required to obtain such approval in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

There are political risks associated with conducting business in Hong Kong.

While we operate primarily in the UAE, part of our operations is based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, part of our revenue is generated from our operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The Hong Kong protests that began in 2019 are ongoing protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders and Mutual Legal Assistance in Criminal Matters Legislation (Amendment) Bill 2019 by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including Mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of Mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Increasing restrictions on international trade and the emergence of a trade war involving China could have a material adverse effect on our business.

Political events, international trade disputes, and protectionist measures could harm or disrupt the flow of goods across the world. The United States and its allies are increasingly opting for trade sanctions and other protectionist measures, such as duties, tariffs, and antidumping penalties, that would directly or indirectly hinder the flow of goods from China. Similar or more expansive restrictions may be imposed by different countries in the future. These laws and regulations are subject to frequent changes, and their implementation, interpretation, and enforcement involve substantial uncertainties.

Furthermore, political uncertainties surrounding international trade would give rise to disputes and increase the risks of trade wars between countries and a global recession. Such developments could have a negative effect on customer confidence, which could reduce the business opportunities available to us. It is difficult to predict the full impact of the escalations of trade disputes between China and the U.S. in Hong Kong and companies with operations in Hong Kong like us. China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Adverse regulatory developments in the PRC may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in the PRC may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from Mainland China, and it has its legislative framework and judiciary independent of the PRC government. Nonetheless, recent regulatory developments in the PRC, in particular with respect to restrictions on companies based in Mainland China raising capital offshore, may lead to additional regulatory review of companies based in Hong Kong over our financing and capital-raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-effective, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with companies operating in China (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in the PRC and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review, and we could be exposed to government interference from China.

The rules and regulations in Mainland China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated jointly by several departments of the PRC and became effective on February 15, 2022, which requires that in addition to the procurement of network products and services by operator of critical information infrastructure, the data processing activities by the network platform operator that affect or may affect the national security, any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We believe none of the Company or any of its subsidiaries is an operator of any “critical information infrastructure” or “online platform operators” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. Therefore, we are not subject to the Measures for Cybersecurity Review and are not required to pass the security evaluation organized by the Cyberspace Administration of China (the “CAC”) and the compliance with such regulation will not materially impact our business operations.

If we inadvertently conclude that the Measures for Cybersecurity Review do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review become applicable to us, we may be subject to review when conducting data processing activities and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review of the PRC, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review of the PRC, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, because part of our operations take place in Hong Kong, and, in particular, UHHK, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

The Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO and we have not encountered any investigations involving a breach of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We conduct a significant portion of our corporate consultancy business in Hong Kong in a competitive industry, and Hong Kong is a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the large number of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification or other order under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact on the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and, thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, ZH CPA, LLC is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. ZH CPA, LLC is currently inspectable by the PCAOB, and we have no operations in Mainland China. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in Mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside Mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in Mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in Mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the SEC announced that the PCAOB designated Mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, ZH CPA, LLC is headquartered in Denver, Colorado, and did not appear as part of the report under the lists in its Appendix A or Appendix B.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC Ministry of Finance in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in Mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the AHFCAA, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Our current auditor is based in the United States and has been inspected by the PCAOB on a regular basis. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. Delisting our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of the anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of the Law of the PRC on Safeguarding the Hong Kong National Security Law could impact UHHK.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-Hong Kong chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong.

The PRC government may intervene or influence our operations in Hong Kong at any time or may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers or issuers with operations in Hong Kong, which may result in a material change in our operations and/or the value of our Ordinary Shares. Additionally, governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Risks Related to Our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

The offering under this prospectus is an IPO of our Ordinary Shares. Prior to the closing of this offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Capital Market, we will not complete this offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a company with a relatively small capitalization and public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies with operations based in Hong Kong and China. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trade could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward U.S.-listed companies with part or all of their operations in Hong Kong, which consequently may affect the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time-to-time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our services, our officers, our directors, our Controlling Shareholder, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholder;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	Sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company operating our businesses in the UAE and Hong Kong. As a result of this offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations, and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business.

We have granted and may continue to grant options and other types of awards under our stock incentive plan, which may result in increased equity-based compensation expenses.

We adopted a stock incentive plan on April 18, 2025, or the Plan, for the purpose of granting equity-based compensation awards to officers, directors, advisors, personnel and employees of the Company as well as other Eligible Persons to attract and retain the best available talents, provide incentives to Eligible Persons and promote the success of the Company’s business. Under the Plan, we are authorized to grant options, restricted shares, restricted share units, share appreciation rights, or other types of equity-based incentive awards. The maximum aggregate number of Ordinary Shares that may be issued under the Plan is 2,000,000 as of the date of this prospectus, subject to an automatic annual increase. See “Management — 2025 Stock Incentive Plan.” As of the date of this prospectus, no award has been granted under the Plan.

We believe the granting of equity-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant equity-based compensation to employees in the future. As a result, our expenses associated with equity-based compensation may increase, which may have an adverse effect on our results of operations.

Furthermore, prospective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our stock incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

We will incur increased costs as a result of being a public company.

Once we become a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company prior to our initial public offering. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting, and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. Any restrictions on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless.

DT House is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Our directly wholly-owned subsidiary, UH Craft, is a company incorporated in the BVI. UH Craft is also a holding company with no operations of its own. Pursuant to the BVI Act, subject to the memorandum and articles of the company, the directors of a BVI business company may only authorize a distribution by the company to members at such time and of such an amount if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. We conduct our operations in Hong Kong through UHHK. UHHK is a company incorporated in Hong Kong, and a direct wholly-owned subsidiary of UH Craft. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. The PRC laws and regulations do not currently have any material impact on the transfers of cash from DT House to UHHK or from UHHK to DT House, our shareholders, and U.S. investors. We conduct our operations in the UAE through UHAD and UFox, respectively. Currently, there is also no regulation in the UAE having any material impact on transfers of cash from DT House to UHAD, UFox, or our other subsidiaries located in the UAE. However, the PRC government or the UAE government may, in the future, impose restrictions or limitations on our ability to transfer money out of the jurisdictions to which our operating subsidiaries are located, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of such jurisdiction. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of such jurisdictions and may affect our ability to receive funds from our operating subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected, and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. As of September 30, 2024, we have identified a material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weakness, we have implemented and will continue to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Upon completion of this offering, we will become a public company in the United States subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Nasdaq Capital Market. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2025. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	A limited availability of market quotations for our Ordinary Shares;

●	Reduced liquidity for our Ordinary Shares;

●	A determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us; and

●	A decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities, and we would be subject to regulations in each state in which we offer our securities.

If you purchase our Ordinary Shares in this offering, you will incur an immediate and substantial dilution in the book value of your shares.

If you purchase our Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of approximately $3.53 per share, representing the difference between our as adjusted net tangible book value per share of approximately $0.47 as of March 31, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of $4.00 per share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Ordinary Shares sold in this offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public shareholder requirements.

The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Plan, may adversely affect the market price of our Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. None of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

In addition, the Ordinary Shares subject to our equity incentive plans and the ordinary shares reserved for future delivery under such plans will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. Following the closure of this offering, we may file one or more registration statements on Form S-8 with the SEC, covering our Ordinary Shares available for future issuance under our equity incentive plans. Upon effectiveness of such registration statements, any ordinary shares subsequently issued under such plans may be eligible for sale in the public market, subject to compliance with Rule 144 in the case of our affiliates. Sales of a large number of the Ordinary Shares issued under these plans in the public market could have an adverse effect on the market price of our Ordinary Shares. If these additional ordinary shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Ordinary Shares could decline substantially.

In order for us to continue listing on the Nasdaq Capital Market, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market. The Nasdaq continued listing standard requires us to have a market value of publicly held securities of $1 million and a minimum closing price of $1.00 (the “Minimum Bid Price Rule”). In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) provides that if a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days during any bid price compliance period, Nasdaq must issue a delisting determination with respect to that security.

The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares, or lead to the closing price of our Ordinary Shares to fall below $1.00, or $0.10, as the case may be, which may lead to delisting.

In such a case, we may effectuate a reverse stock split, pending approval from our shareholders, which may assist in raising the price of our Ordinary Shares over $1.00 or $0.10, as the case may be, to fulfill the Minimum Bid Price Rule or the Low Priced Stock Rule. However, we are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares or assure you that we can meet Nasdaq’s continued listing standards, the Minimum Bid Price Rule or the Low Priced Stock Rule. Also, we cannot assure you that we are able to obtain our shareholders’ approval to effect a reverse stock split. If we are unable to meet Nasdaq’s continued listing standards, the Minimum Bid Price Rule or the Low Priced Stock Rule within the prescribed timeframe, our Ordinary Shares may be delisted.

As we do not anticipate distributing dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends under our Memorandum and Articles. The declaration and payment of all dividends are subject to certain restrictions under the laws of the Cayman Islands. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. At this stage, we do not anticipate distributing dividends in the foreseeable future. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment in our Ordinary Shares.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section headed “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage, and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which, in turn, could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands, the UAE or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands, the UAE or Hong Kong may also be limited.

We are a company incorporated under the laws of the Cayman Islands. We conduct all our operations in the UAE and Hong Kong and substantially all of our assets are located in the UAE or Hong Kong. In addition, all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, the UAE, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect to multiple damages, taxes, or other charges of a like nature or in respect to a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

K&L Gates LLP, our counsel as to the UAE laws, has advised us that there is uncertainty as to whether the courts of the UAE would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the UAE against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Having said that, and generally speaking, the UAE courts are now more friendly in enforcing judgments issued in foreign countries on the reciprocal principle basis provided that the following conditions are met: (1) the courts of the UAE have no jurisdiction over the dispute in which the judgment was made, and that the foreign court which issued it has jurisdiction thereover in accordance with the rules governing international judicial jurisdiction laid down in their law; (2) the judgment was issued in accordance with the law of the country in which it was issued and duly endorsed; (3) the parties to the action in which the foreign judgment was issued were summoned to attend, and were duly represented; (4) the judgment has acquired the force of res judicata in accordance with the law of the court that issued it, provided that the applicant submits a certificate that the judgment has acquired the force of a final order or the same was stipulated in the judgment itself: (5) it does not conflict with a judgment or order already made by a court in the UAE, and contains nothing that conflicts with morals or public order in the UAE. Accordingly, a judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in the UAE if it meets the conditions mentioned above.

Jun He Law Offices, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

As the rights of a shareholder under laws of the Cayman Islands differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in our Company’s Articles. A Cayman Islands-exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of members, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2021 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

A Cayman Islands exempted company like us is required to identify its beneficial owners and provide details of these beneficial owners to its corporate service provider which maintains its beneficial ownership register in the Cayman Islands. A beneficial owner is defined as an individual who (a) ultimately owns or controls, whether through director or indirect ownership or control 25% or more of the shares, voting rights, or partnership interests in the company, (b) otherwise exercises ultimate effective control over the management of the company, or (c) is identified as exercising control of the company through other means. The beneficial ownership register is not a public document and is only accessible by a designated competent authority of the Cayman Islands through the Cayman Islands government may introduce regulations to allow for public access in the future. An exempted company with its shares listed on an approved stock exchange, which includes Nasdaq, may provide its corporate service provider with details of its listed status as an alternative compliance route instead of providing details of its beneficial owners. Accordingly, as long as the shares of our Company remain listed on Nasdaq, our Company may opt for this alternative compliance route rather than maintaining a beneficial ownership register.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, currently, for so long as the Company is a tax resident outside the Cayman Islands, it is not required to satisfy the economic substance test set out in the ES Act. The ES Act has continued to evolve after its enactment, and it is anticipated that its operation and application will be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and we may have to make changes to our operations to comply with all requirements under the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection for shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with effective public company data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our CEO has substantial influence over us and her interests may not be aligned with the interests of our other shareholders.

Ms. Yin, our chief executive officer and chair of the Board, is currently the beneficial owner of 7,563,542 Ordinary Shares or 57.6% of our outstanding shares, which are directly held by Key Craft, an entity 100% owned by Ms. Yin. Ms. Yin will beneficially own approximately 50.4% of our Ordinary Shares following the completion of this offering (assuming no over-allotment option is exercised). As a result, Ms. Yin, through her ownership of a majority of our share capital, her position as chairman and director of our Company, and her appointment by our board of directors as our chief executive officer, will have the ability to direct the management and policies of our Company and significantly influence the outcome of matters requiring approval of our shareholders, such as the election and removal of directors, amendment of organizational documents, and major corporate transactions that require shareholders’ approval under the laws of the Cayman Islands. These actions may be taken even if she is opposed by our other shareholders, including those who purchased Ordinary Shares in our initial public offering. Moreover, this concentration of ownership may discourage, delay or prevent a change in control of us, which could deprive our shareholders of an opportunity to receive a premium for her shares as part of a sale of us and might reduce the price of our Ordinary Shares.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.

As of the date of this prospectus, our Controlling Shareholder holds approximately 57.6% of our total issued and outstanding Ordinary Shares and the total voting power. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own approximately 50.4% of our total issued and outstanding Ordinary Shares and the total voting power in our Company, assuming that the underwriters do not exercise their over-allotment option.

Under Rule 4350(c) of Nasdaq Capital Market Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

The Sustainability Consulting Services Market

Overview

The sustainability consulting services market typically includes climate change consultancy services, green building consultancy services, environmental, social and governance (“ESG”) consultancy services and other sustainability consultancy services. The sustainability consulting services market size reflects the revenue generated by market vendors offering sustainability consulting services such as climate change consultancy services, green building consultancy services, ESG consultancy services, and other sustainability consultancy services to various end users, including construction and real estate, energy and power, the public sector, and other end users across North America, Europe, Asia-Pacific, Latin America, and Middle East and Africa.

According to a report published by Mordor Intelligence Private Limited (“Mordor Intelligence”) in 2024 and made accessible to the public, the sustainability consulting services market size was valued at $12.26 billion in 2023 and is expected to reach $43.32 billion by 2029, growing at a compound annual growth rate (“CAGR”) of 26.38% during the forecast period (2024-2029). The expansion of the sustainability consulting services market is driven by several factors. These include increased awareness of ESG issues, a stronger focus on reducing carbon footprints, heightened stakeholder pressures, more stringent regulatory compliance requirements, and the necessity for businesses to adopt sustainable practices to meet customer expectations and enhance their reputation. Data from the United Nations Conference on Trade and Development reveals that in 2023, a total of 94 sustainable finance policies were established. The Group of 20 intergovernmental forum member countries were responsible for implementing the vast majority of these policies. Moreover, according to the data, around 40% of sustainable finance policies were introduced in the past five years, targeting gaps in areas such as taxonomies, product standards, and carbon pricing. Further, several drivers and trends have emerged in recent years, supporting the demand for sustainability consulting services across end-users.

The chart below illustrates the ESG, climate change and sustainability rules and regulations worldwide:

Region	Regulations
North America	●	Sustainability Accounting Standards Board (SASB) Standards	●	Canada Business Corporations Act (CBCA)
	●	Securities and Exchange Commission (SEC) Disclosure Regulations	●	Canadian Securities Administrators Staff Notice 81-334 – ESG-Related Investment Fund Disclosure
	●	The Inflation Reduction Act (IRA)	●	Federal Sustainable Development Act
	●	The US Federal Supplier Climate Risks and Resilience Rule	●	U.S. SEC ESG Disclosures for Investment Advisers and Investment Companies
	●	Climate-related Financial Risk Act (SB 261)	●	EU’s Carbon Border Adjustment Mechanism (CBAM)
Europe	●	Corporate Sustainability Reporting Directive (CSRD)	●	European Sustainability Reporting Standards (ESRS)
	●	Corporate Sustainability Due Diligence Directive (CSDDD)	●	The EU Taxonomy Regulation
	●	The Streamlined Energy and Carbon Reporting Regulation (SECR)	●	Germany’s Climate Protection Act
	●	UK Sustainability Disclosure Standards (SDS)	●	Switzerland Binding Task Force on Climate-related Financial Disclosures (TCFD) Reporting
	●	The Sustainable Finance Disclosures Regulation (SFDR)	●	The European Climate Law
			●	EU Emissions Trading System (EU ETS)
Asia Pacific	●	New Zealand’s Climate Change Response (Zero Carbon) Amendment Act	●	Korea Stewardship Code
	●	Japan’s Global Warming Countermeasures tax	●	India’s The Energy Conservation (Amendment) Bill, 2022
	●	Australia Climate Change (Consequential Amendments) Bill 2022	●	India’s Business Responsibility and Sustainability Reporting (BRSR) framework
	●	Japan Waste Disposal and Public Cleansing Act	●	General Law of Climate Change (Mexico)
Latin America	●	Brazil TCFD mandatory Disclosures	●	Chile Climate Change Framework Law
	●	Argentina Law 27520 on Minimum Budgets for Adaptation and Mitigation to Global Climate Change
Middle East & Africa	●	Gulf Cooperation Council (GCC) ESG Disclosure Metrics	●	UAE Federal Decree-Law No.11 of 2024 on the Reduction of Climate Change Effects
	●	Muscat Stock Exchange (MSX) ESG Disclosure Guidelines

(Source: Mordor Intelligence)

Comparison by service types

According to Mordor Intelligence:

●	The market size of climate change consultancy services in the global sustainability consulting services market in terms of revenue was valued at $4.87 billion in 2023 and is expected to reach $15.85 billion by 2029, growing at a CAGR of 24.67% during the forecast period of 2024-2029;

●	The market size of the green building consultancy services segment was valued at $1.29 billion in 2023. It is anticipated to reach $5.48 billion by 2029, registering a CAGR of 30.27% during the forecast period (2024-2029);

●	The market size of ESG consultancy services in the sustainability consulting services market in terms of revenue was valued at $2.82 billion in 2023 and is expected to reach $10.37 billion by 2029, growing at a CAGR of 27.26% during the forecast period of 2024-2029; and

●	The market size of other sustainability consultancy services in the global sustainability consulting services market in terms of revenue was valued at $3.28 billion in 2023 and is expected to reach $11.62 billion by 2029, growing at a CAGR of 26.35% during the forecast period of 2024-2029.

The chart below shows the market size (in USD billions) of the sustainability consultancy services by segment:

(Source: Mordor Intelligence)

Comparison by geography

According to Mordor Intelligence, the global sustainability services market, when compared by geography:

●	The North American market was valued at $4.89 billion in 2023. It is anticipated to reach $16.64 billion by 2029, registering a CAGR of 25.58% during the forecast period (2024-2029);

●	The Europe market was valued at $3.54 billion in 2023. It is anticipated to reach $12.29 billion by 2029, registering a CAGR of 26.02% during the forecast period (2024-2029);

●	The market size of Asia-Pacific is valued at $2.61 billion in 2023. It is anticipated to reach $10.55 billion by 2029, registering a CAGR of 29.21% during the forecast period (2024-2029);

●	The market size of Latin America was valued at $0.53 billion in 2023. It is anticipated to reach $1.72 billion by 2029, registering a CAGR of 24.54% during the forecast period (2024-2029); and

●	The market size of Middle East & Africa was valued at $0.68 billion in 2023. It is anticipated to reach $2.11 billion by 2029, registering a CAGR of 23.35% during the forecast period (2024-2029).

It is noted that diverse regulatory frameworks and swift industrialization shape the sustainability consulting market in the Asia-Pacific region. The region’s expansion is largely fueled by heightened government regulations on environmental standards, especially in energy-intensive sectors such as manufacturing, oil and gas, and construction. In response, sustainability consulting firms in the Asia-Pacific help businesses meet compliance targets, adopt green strategies, and weave sustainable practices into their operations.

In the Middle East & Africa region, challenges like water scarcity, desertification, and a heavy reliance on fossil fuels underscore the urgent need for environmental sustainability. As a result, the market for sustainability consulting in the region is poised for growth, driven by both public and private sectors eager to embrace green practices and bolster their global competitiveness.

Countries in the Middle East, especially the UAE and Saudi Arabia, have set ambitious sustainability targets in line with national visions, including Saudi Arabia’s Vision 2030 and the UAE’s Green Growth Strategy. These initiatives aim to cut carbon emissions, boost renewable energy capacities, and foster sustainable urban development, leading to a heightened demand for consulting services to realize these objectives. For example, Emirates GBC, a non-governmental organization championing sustainability in the built environment, serves as the official Green Building Council for the UAE, receiving endorsement from the World Green Building Council.

In particular, Abu Dhabi’s Pearl system champions sustainable building practices. The PBRS (Pearl Building Rating System) is designed to foster the creation of eco-friendly structures, enhance the quality of life, and advocate for water and energy conservation, waste reduction, the use of local materials, and the optimization of supply chains for sustainable and recycled products.

The ESG Consultancy Services Market

ESG consultancy services include ESG and sustainable strategy, ESG Due Diligence, ESG Audit, Sustainability and ESG reporting, Sustainable and ESG Finance, Sustainability and Life Cycle Assessment (LCA) analysis for Green Supply Chain Management and other related services. According to Mordor Intelligence, the market size of ESG consultancy services in the Sustainability Consulting Services Market in terms of revenue was valued at $2.82 billion in 2023 and is expected to reach $10.37 billion by 2029, growing at a CAGR of 27.26% during the forecast period of 2024-2029. The chart below shows the revenue of the ESG consultancy services market for 2022-2029:

(Source: Mordor Intelligence)

The ESG (Environmental, Social, and Governance) consultancy services market has seen significant growth as businesses increasingly focus on sustainability and ethical practices. Consultancies provide expertise in helping companies integrate ESG factors into their operations, reporting, and decision-making processes. This trend is driven by both regulatory requirements and a growing recognition of the importance of sustainability in long-term business success. Overall, as organizations navigate a complex regulatory landscape and respond to evolving stakeholder expectations, they are placing a heightened emphasis on sustainability and responsible governance. This shift underscores the growing importance of ESG consultants in guiding these efforts.

The UAE Sustainable Tourism Market

According to Statista, the travel and tourism market in the UAE is projected to generate revenue of US$1.35 billion in 2024. The market is expected to grow annually at the rate of 3.93% between 2024 and 2029, resulting in a projected market volume of US$1.64 billion by 2029. According to the UAE Ministry of Economy, in 2022, the total spending of international tourists amounted to AED 117.6 billion (approximately US$32.02 billion). The travel and tourism sector contributed 9% of the total gross domestic product in the UAE, which was approximately AED 167 billion (approximately US$45.47 billion) in 2022.

Among the various segments of the UAE travel and tourism market, according to Future Market Insights, Inc. (“FMI”), the market size of the UAE sustainable tourism market stood at US$34.6 million in 2022, as compared to US$20.34 million in 2018, representing a historical CAGR of 14.20%. FTI estimated that the value of the UAE sustainable tourism market was US$40.34 million in 2023 and is expected to thrive at an increased CAGR of 15.10% from 2023 to 2033, achieving the value of US$164.62 million.

The UAE sustainable tourism business directly supported 317,500 jobs, accounting for 5.4% of total employment in the UAE. This is expected to grow by 2.4% yearly to 410,000 jobs, representing 5.9% of total employment in 2027.

The increment of the UAE sustainable tourism market is primarily due to the commitment of the UAE government. The UAE government has significantly committed to environmental preservation and sustainable development. It has adopted several policies, rules, and programs to encourage sustainable tourism. These initiatives include the Dubai Clean Energy Strategy 2050 and the Abu Dhabi Economic Vision 2030, which focus on sustainable practices and promote the expansion of green tourism. In 2022, the green tourism segment captured 32.80% shares in the market.

Specifically, Dubai has established certain long-term goals for its sustainable tourism market growth. These are in keeping with HH Sheikh Mohammed Bin Rashed Al Maktoum's goal of transforming the UAE into a green economy for sustainable development. The Dubai Department of Tourism and Commerce Marketing has created a sustainability strategy, roadmap, and holistic approach to ensuring ongoing growth. The UAE sustainable tourism industry share in Dubai is planned to be executed through the Dubai Sustainable Tourism (“DST”) program. DST provided a roadmap for execution, as well as a full-fledged program with a variety of practical sustainability activities. Such approaches ensure effective resource management, lowering the business's carbon impact and assisting the company with impending requirements.

FTI also observed that the online booking segment is growing in popularity among booking channels for sustainable UAE tourism due to its capacity to virtually present and experience the venues. This segment is expected to take over the phone booking channel. In 2022, the online booking segment captured a 37.90% market share. Furthermore, tourists prefer to book online or through a mobile app, allowing them easy digital payment transmission, real-time tracking, and better security. As tourists may use the Internet to explore and compare information on tourist sights, lodgings, restaurants, and other services, online booking is becoming an increasingly popular strategy globally.

USE OF PROCEEDS

Based upon the assumed IPO price of $4.00 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses payable by us, of approximately $5,657,210 if the underwriters do not exercise their over-allotment option. We have selected the lower price point of $4.00 per share for use herein as the estimated actual sales price for our Ordinary Shares, given recent market turmoil, for purposes of calculation of estimated use of proceeds, estimated dilution, and other matters in this prospectus.

Each $1.00 increase (decrease) in the assumed IPO price of $4.00 per Ordinary Share would increase (decrease) the net proceeds to us from this offering by $1,725,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by $3,680,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

●	Approximately 30%, or $1,697,163 for developing and upgrading our information technology infrastructure;

●	Approximately 30%, or $1,697,163 for potential mergers and acquisitions in the future;

●	Approximately 20%, or $1,131,442 for the registration and setting up of our overseas business entities, branches and offices, and the associated compliance costs; and

●	Approximately 20%, or $1,131,442 for supplementing our operating cash flow and general corporate use.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended September 30, 2023 and 2024, DT House, UH Craft, UFox (after its acquisition by the Company in June 2024) and UHAD did not distribute any cash dividends or make any other cash distributions.

Subject to the Companies Act and our Articles of Association, the holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. Our directly wholly-owned subsidiary, UH Craft, is a company incorporated in the BVI. UH Craft is also a holding company with no operations of its own. Pursuant to the BVI Act, subject to the memorandum and articles of the company, the directors of a BVI business company may only authorize a distribution by the company to members at such time and of such an amount if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. We conduct our operations in the UAE through UHAD and UFox, respectively. According to the relevant laws of the UAE, an UAE company may only make a distribution out of profits available for distribution and no tax is payable in respect to dividends paid by us. We conduct our operations in Hong Kong through UHHK. UHHK is a company incorporated in Hong Kong, and a direct wholly-owned subsidiary of UH Craft. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025, on:

●	an actual basis; and

●	an as adjusted basis to give effect to the sale of 1,875,000 Ordinary Shares in this offering at the assumed IPO price of $4.00 per Ordinary Share after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option, excluding the Ordinary Shares underlying and issuable under the Plan.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2025
	Actual	As adjusted(1)
	$	$
Ordinary Shares, $0.001 par value per share: 50,000,000 shares authorized; 13,125,000 shares issued and outstanding; 15,000,000 shares issued and outstanding without exercise of over-allotment option, as adjusted	13,125	15,000
Subscription receivable	(13,125)	(13,125)
Additional paid-in capital	-	5,657,210
Retained earnings	1,311,241	1,311,241
Total shareholders’ equity	1,311,241	6,970,326

(1)

Reflects the sale of Ordinary Shares in this offering at an assumed IPO of $4.00 per Ordinary Share after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option. The as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts (underwriting discount equal to 7.0% per Ordinary Share), non-accountable expense allowance (1.0% of the gross proceeds of this offering), estimated offering expenses payable by us ($1,092,790) and the maximum aggregate reimbursement of $150,000 of the underwriter’s accountable expenses and $100,000 of the underwriter counsel’s expenses. We estimate that such net proceeds will be approximately $5,657,210 if the underwriters do not exercise any over-allotment option. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.” In addition, on August 6, 2025, Key Craft, a shareholder of the Company, fully settled its outstanding capital contribution of US$13,125 in respect of its previously subscribed Ordinary Shares. Following such remittance, the relevant subscription receivable has been fully cleared and the corresponding amount has been credited to the Company’s additional paid-in capital.

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per Ordinary Share would increase (decrease) the as adjusted amount of each of additional paid-in capital by approximately $1.73 million and increase (decrease) total shareholders’ equity by approximately $1.73 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, estimated offering expenses payable by us and the maximum aggregate reimbursement of the underwriter’s accountable expenses.

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of March 31, 2025, we had a historical net tangible book value of $577,866, or approximately $0.04 per Ordinary Share, which excludes the deferred offering costs of $733,375, divided by the number of Ordinary Shares outstanding before this Offering.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of $4.00 per Ordinary Share, we will have 15,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, estimated offering expenses payable by us and maximum aggregate reimbursement of the underwriter’s accountable expenses and the underwriter counsel’s expenses, our as adjusted net tangible book value at March 31, 2025, would have been $7,068,451, or approximately $0.47 per Ordinary Share, assuming that the underwriters’ over-allotment option has not been exercised. This represents an immediate increase in as adjusted net tangible book value of approximately $0.43 per Ordinary Share to existing investors and immediate dilution of approximately $3.53 per Ordinary Share to new investors. Deferred offering costs are excluded in our computation of the as adjusted net tangible book value as such costs will be offset against the proceeds in this Offering. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering (assuming $5,657,210 in net proceeds from the offering of 1,875,000 Ordinary Shares without exercise of the underwriters’ over-allotment option):

Assumed IPO price per Ordinary Share	$4.00
Historical net tangible book value per Ordinary Share as of March 31, 2025	$0.04
Increase in historical net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.43
As adjusted net tangible book value per Ordinary Share after this offering	$0.47
Dilution per Ordinary Share to new investors in this offering	$3.53

Each $1.00 increase (decrease) in the assumed IPO price of $4.00 per Ordinary Share would increase (decrease) our as adjusted net tangible book value as of March 31, 2025 after this offering by approximately $1,725,000 per Ordinary Share, and would increase (decrease) dilution to new investors by $0.89 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, estimated offering expenses payable by us and the maximum aggregate reimbursement of the underwriter’s accountable expenses.

The table and discussion above are based on 13,125,000 Ordinary Shares outstanding on as adjusted basis as of March 31, 2025, excluding the Ordinary Shares underlying and issuable under the Plan.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, as of March 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Shares paid at the assumed IPO price of $4.00 per Ordinary Share, before deducting estimated underwriting discounts, non-accountable expense allowance, estimated offering expenses and the maximum aggregate reimbursement of the underwriter’s accountable expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	13,125,000	87.50%	$13,125	0.17%	$0.00
New investors	1,875,000	12.50%	$7,500,000	99.83%	$4.00
Total	15,000,000	100.00%	$7,513,125	100.00%	$0.50

EXCHANGE RATE INFORMATION

DT House is a holding company with operations conducted in the UAE and Hong Kong through UFox, UHAD and UHHK. The functional currency of UFox and UHAD is AED. UHHK’s functional currency is HKD. This prospectus contains translations of AED and HKD into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, the exchange rates used for translation from HKD and AED to USD were 7.8000 and 3.6725, respectively, which were pegged rates determined by the linked exchange rate system in Hong Kong and Central Bank of the UAE. This pegged rate was used to translate the Company’s balance sheets, income statement items and cash flow items for both years ended September 30, 2023 and 2024, and six months ended March 31, 2025. No representation is made that the AED or HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We commenced operations in June 2020 with the establishment of UHHK, a company incorporated under the laws of Hong Kong on June 5, 2020, which became wholly-owned by our ultimate company, DT House, after the Reorganization. Prior to the Reorganization, UHHK was wholly-owned by our Controlling Shareholder through Upperhouse Capital.

On June 3, 2024, our ultimate holding company, DT House (formerly known as Upperhouse Group (Cayman)) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 50,000,000 shares, par value US$0.001 each, with 13,125,000 ordinary shares then held by our Controlling Shareholder after the initial one subscriber share held by Harneys Fiduciary (Cayman) Limited was transferred to our Controlling Shareholder on June 3, 2024. See “Principal Shareholders” for the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares.

On June 17, 2024, UH Craft acquired all the shares of UFox from Ms. Lilin Hu for a cash consideration of approximately US$28,000.

On August 5, 2024, we incorporated UHAD, which is wholly-owned by UH Craft.

On September 2, 2024, as part of the Reorganization, DT House acquired all the issued shares of UH Craft from Key Craft by issuing one additional ordinary share of DT House to Key Craft. After the share exchange, UH Craft became a direct wholly-owned subsidiary of DT House.

On the same day, UH Craft acquired all the issued shares of UHHK from Upperhouse Capital (Cayman) in consideration of UH Craft issuing one additional share to DT House, as nominee for Upperhouse Capital (Cayman). Following the transaction UHHK became a wholly-owned subsidiary of UH Craft.

Following such share swap, UH Craft became a direct wholly-owned subsidiary of DT House, and UHAD, UFox and UHHK became direct wholly-owned subsidiaries of UH Craft.

On September 3, 2024, our Controlling Shareholder transferred 2,810,456 of our Ordinary Shares (representing approximately 21.4% of our total issued and outstanding Ordinary Shares) to Gleneagles Day Group Limited, a company controlled by Mr. Elvin Qiting (Haotian) Zhang, our chief financial officer and another 2,883,565 of our Ordinary Shares to 6 other entities/individuals who are not affiliated with us.

On November 22, 2024, DT House changed its name from Upperhouse Group (Cayman) to DT House Limited.

On February 10, 2025, our Controlling Shareholder acquired 132,562 of our Ordinary Shares from Glitter Win International Limited, one of our existing shareholders who is not affiliated with us. Immediately after the transfer and as at the date of this prospectus, our Controlling Shareholder owns approximately 57.6% of the total issued and outstanding Ordinary Shares and the total voting power in our Company.

Our principal executive office is located at First Floor, Incubator Building, Masdar City, Abu Dhabi, United Arab Emirates. Our telephone number is (971) 0585986698. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website can be found at www.dt-house.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The charts below illustrate our corporate structure and identify our subsidiaries as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise their over-allotment option):

Pre-Offering

Post-Offering (assuming that the Underwriters do not exercise their over-allotment options)

Name	Background	Ownership
UH Craft	– A BVI business company – Incorporated on January 31, 2024 – Issued share capital of US$2 – Investment holding	100% owned by DT House

UHAD	– An UAE Masdar City Free Zone company – Incorporated on August 5, 2024 – Issued share capital of AED50,000 – Engaged in the provision of corporate consultancy services	100% owned by UH Craft

UHHK	– A Hong Kong company – Incorporated on February 27, 2019 – Issued share capital of HK$1 – Engaged in the provision of corporate consultancy services	100% owned by UH Craft

UFox	– An UAE Masdar City Free Zone company – Incorporated on January 25, 2023 – Issued share capital of AED100,000 – Engaged in the provision of travel-related services	100% owned by UH Craft

We are offering 1,875,000 Ordinary Shares, which will be 12.5% of the total issued and outstanding Ordinary Shares of DT House as our holding company, following completion of the offering of DT House, assuming the underwriters do not exercise their over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own approximately 50.4% of our total issued and outstanding Shares, representing approximately 50.4% of the total voting power, assuming the underwriters do not exercise their over-allotment option. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements which could have an adverse effect on our public shareholders.” on page 50 of this prospectus.

At each general meeting, each shareholder who is holder of Ordinary Shares and is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

We are a Cayman Islands exempted company with operations conducted by our subsidiaries in the UAE and Hong Kong.

Our headquarters are located in the UAE, and we commenced our operations in Hong Kong with the establishment of UHHK in 2020. We provide corporate consultancy services with a focus on ESG, helping enterprises and corporations enhance business resiliency, achieve sustainable cost savings, and identify revenue-generating opportunities. As part of our ESG-themed corporate consultancy services, we also provide travel-related services for leisure travelers visiting the UAE, primarily involving the sale of attraction tickets and the one-stop host of UAE local tours.

MAJOR FACTORS AFFECTING OUR RESULTS OF OPERATIONS

Changes in the rules and regulations governing our clients or potential clients could affect the demand for our services.

A significant portion of our corporate consultancy clients operate under regulations that mandate the disclosure or reporting of their ESG or sustainability practices, policies, and strategies. For instance, we assist clients to conduct studies, technical preparation and analysis including financial modelling based on the Sustainability Accounting Standards Board (SASB) materiality framework with the view to assisting the client to identify sustainability-related risks and opportunities that could reasonably be expected to affect its cash flows and results of operations, access to finance or costs of capital over the short, medium or long term and disclosing the outcome of such studies and analysis in its annual reports or regulatory filings in compliance with the applicable laws, rules and regulations of the relevant stock exchanges. These clients are typically listed companies or international corporations. Any changes to these regulations could influence the clients’ business practices, its reporting requirements, frequency and details of the reporting, and potentially reduce the demand for our services. Such regulatory changes could either eliminate the need for specific types of corporate consultancy services we offer or alter the scope of the services required.

Declines or disruptions in the leisure travel industry may materially and adversely affect our business and results of operations.

Our travel-related services rely heavily on discretionary spending, making it vulnerable to economic downturns and external disruptions. Factors such as economic slowdowns, rising travel costs, labor unrest, natural disasters, health crises, political unrest, and changes in visa policies can significantly impact demand for leisure travel, particularly in Asia. Such events, over which we have little control, can adversely affect our financial performance and operations, both in the short and long term.

RESULTS OF OPERATIONS

The following table summarizes our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

Part I - Comparison of six months ended March 31, 2025, and six months ended March 31, 2024

	For the six months ended March 31,
	2024	2025
	(Unaudited) US$	(Unaudited) US$
Revenue
Corporate consultancy services	$–	$504,767
Travel-related services	–	145,335
	$–	$650,102

Operating costs and expenses
Cost of Sales	–	114,228
Business advisory fees	28,146	6,735
Staff costs	11,538	140,239
Travel and entertainment expenses	16,680	42,908
Legal and professional fees	6,172	89,828
Other operating costs and expenses	52	16,390

Total operating costs and expenses	$62,588	$410,328

(Expense) income from operations	$(62,588)	$239,774

Other (expense) income:
Interest income	29	32
Other income	280	19,691
Total other income	309	19,723

(Loss) income before income taxes	$(62,279)	$259,497
Income tax (recovery) expense	(10,276)	11,331
Net (loss) income attributable to DT House	$(52,003)	$248,166

Comprehensive (loss) income	$(52,003)	$248,166

Income per share - Basic and diluted	$(0.00)	$0.02

Revenue

Our revenue increased significantly by $650,102 to $650,102 for the six months ended March 31, 2025 from nil for the six months ended March 31, 2024.

This growth was primarily driven by an increase in the number of contracts for our corporate consultancy services, which amounted to $504,767. The significant growth in consultancy projects revenue was a result of increased brand awareness and increase in word of mouth among corporate clientele, particularly in Southeast Asia and Abu Dhabi markets.

Travel-related services, which launched in June 2024, picked up seasonality pace towards the later part of 2024 through to March 2025, contributing $145,335 to our total revenue. During the same period, we also launched our tour operator business in multiple destinations, providing destination-based services directly to tour customers, beginning with their arrival and continuing through to their departure. This business line has made a material contribution to the growth in our travel-related revenue and improved our profit margins.

Operating costs and expenses

	For the six months ended March 31,
	2024	2025
Cost of Sales	$–	$114,228
Business advisory fees	28,146	6,735
Staff costs	11,538	140,239
Travel and entertainment expenses	16,680	42,908
Legal and professional fees	6,172	89,828
Other operating costs and expenses	52	16,390
Total	$62,588	$410,328

Our operating costs and expenses primarily consist of cost of sales of our new principal travel-related business, staff costs, legal and professional fees including IPO related expenses, travel expenses, advisory fees, and other operating costs and expenses. For the six months ended March 31, 2025, our total operating costs and expenses increased to $410,328, compared to $62,588 for the six months ended March 31, 2024, representing an increase of $347,740. The increase was primarily driven by higher staff costs, travel and entertainment expenses, increased legal and professional fees, and rising costs related to the tour operator business line during the period.

Our corporate business advisory fees fell from $28,146 for the six months ended March 31, 2024, to $6,735 for the six months ended March 31, 2025. This decrease in advisory fees reflects a shift in strategy, whereby the Company transitioned from outsourcing certain key sales-related functions to handling them in-house. This change supported higher consulting revenue while reducing external advisory expenses.

Our staff costs significantly increased to $140,239 in the six months ended March 31, 2025 from $11,538 for the six months ended March 31, 2024, as we expanded our team and increased remuneration in preparation for becoming a public company and as our brand gained greater visibility during the same period.

Our travel and entertainment expenses increased by $26,228 or 157.25%, from $16,680 for the six months ended March 31, 2024, to $42,908 for the six months ended March 31, 2025. The expense increase is reflective of increased client visits.

Our legal and professional fees increased by $83,656 , or 1355.46%, to $89,828 for the six months ended March 31, 2025, from $6,172 for the six months ended March 31, 2024. The significant increase was primarily due to overall higher compliance costs, incurred from maintaining two additional operating entities in the UAE, along with an increase in IPO-related professional fees.

Our other operating costs and expenses increased by $16,338, for the six months ended March 31, 2025, compared to $52 for the six months ended March 31, 2024. The increase was mainly as a result of the increase in rental-related expenses primarily due to our need to secure additional office space in both Hong Kong and the UAE to support our growing team.

Other Income (Expenses)

Our other income (expenses) primarily consists of interest income, investment income and a referral commission. For the six months ended March 31, 2025, our net other income was $19,723, compared to $309 for the six months ended March 31, 2024. The increase was primarily due to a referral commission earned during our normal course of expanding business networks. The other driver of increased other income for the period was the receipt of investment income due to our improved company cash treasury management practice, whereas no such practice was adopted for the six months ended March 31, 2024.

Income Taxes

The company is subject to income taxes on an entity basis based on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The effective tax rates on income before income taxes for the six months ended March 31, 2024, and March 31, 2025, were approximately 0% and 4.37%, respectively.

Cayman Islands and British Virgin Islands (BVI)

The company is incorporated in the Cayman Islands, and its wholly-owned subsidiary is incorporated in the BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. Additionally, dividend payments are not subject to withholding tax in these jurisdictions.

Hong Kong

Income earned in Hong Kong is subject to Hong Kong profits tax. In Hong Kong, profits tax is calculated at 8.25% on the first HK$2 million of assessable profits and at 16.5% on assessable profits above HK$2 million.

Abu Dhabi

Effective for financial years starting on or after June 1, 2023, the United Arab Emirates introduced a federal corporate tax. The applicable corporate tax rate is 9% for taxable income exceeding AED 375,000, while income up to this threshold is subject to a 0% tax rate.

Net Income

Our net income reversed to positive to $248,166 for the six months ended March 31, 2025, from a loss of $52,003 for the six months ended March 31, 2024, representing an increase of $300,169. The substantial rise in revenue was primarily driven by an increase in completed projects and corresponding revenue recognition, as well as by newly secured projects obtained through enhanced branding efforts and word-of-mouth referrals. The introduction of the tour operator business line also boosted contribution for the six months ended March 31, 2025. Operating expenses increased as well to support such growth. This reflects improved operational efficiency during the six months ended March 31, 2025 as compared to March 31, 2024, further cementing the improvement in net profitability.

Part II - Comparison of Year Ended September 30, 2023 and 2024

	For the year ended September 30,
	2023	2024
	(in US$)	(in US$)
Revenue
Corporate consultancy services	$280,000	$1,331,566
Travel-related services	-	3,123
	$280,000	$1,334,689
Operating costs and expenses
Business advisory fees	-	28,146
Staff costs	5,770	76,581
Travel and entertainment expenses	38,944	49,513
Legal and professional fees	513	45,117
Provision of allowance for expected credit loss	-	15,664
Marketing expenses	41,071	99,765
Other operating costs and expenses	1,622	18,277
Total operating costs and expenses	$87,920	$333,063

Income from operations	$192,080	$1,001,626

Other income (expense):
Interest income	22	224
Other expense	-	(3,603)
Total other income (expense)	22	(3,379)

Income before income taxes	$192,102	$998,247
Income taxes provision	(15,464)	(79,838)
Net income attributable to DT House Limited	$176,638	$918,409

Comprehensive income	$176,638	$918,409

Revenue

Revenue for the year ended September 30, 2024, increased significantly by $1,054,689 or 376.7%, rising to $1,334,689 from $280,000 in the year ended September 30, 2023.

This growth was primarily driven by an increase in the number of contracts for our corporate consultancy services, which accounted for $1,331,566 of total revenue. The growth in consultancy projects was a result of our enhanced business development efforts, which included targeted outreach and strategic client engagement initiatives to attract and secure more clients, particularly in the Hong Kong and Abu Dhabi markets. The increase in revenue was mainly attributable to an increase in the number of revenue-generating contracts from 2 for the year ended September 30, 2023 to 19 for the year ended September 30, 2024.

Travel-related services, which we launched in June 2024, contributed $3,123 to total revenue, reported on a net basis. This figure reflects only a few months of financial performance, and business during this short period was impacted by unfavorable seasonality. Revenue of our travel-related services is primarily from online travel platforms, through which we market tickets to tourists for sightseeing spots and similar items to their users. Since our customers, the travel platforms, use proprietary algorithms to determine the ordering of suppliers, a lower price typically attracts more traffic. To build an advantage and establish a favorable position for further expansion in travel agency services, the company chose to price more competitively during off-peak seasons.

Operating costs and expenses

	Year ended September 30,
	2023 (in US$)	2024 (in US$)
Business advisory fees	$-	$28,146
Staff costs	5,770	76,581
Travel and entertainment expenses	38,944	49,513
Legal and professional fees	513	45,117
Allowance for expected credit loss	-	15,664
Marketing expenses	41,071	99,765
Other operating costs and expenses	1,622	18,277
Total	$87,920	$333,063

Our operating costs and expenses primarily consist of staff costs, legal and professional fees, travel expenses, allowance for expected credit loss, advisory fees, marketing expenses and other operating costs and expenses. For the year ended September 30, 2024, operating costs and expenses increased to $333,063, compared to $87,920 in the year ended September 30, 2023, representing an increase of $245,143, or 278.8%. The increase was primarily driven by higher staff costs, increased business advisory fees, travel and entertainment expenses, the introduction of legal and professional fees and the acquisition of UFox during the year. The operating costs of UFox were recorded from June 17, 2024 to September 30, 2024, but not for the prior year, further contributing to the overall increase.

Our corporate consultancy fees increased from nil for the year ended September 30, 2023, to $28,146 for the year ended September 30, 2024. The increase aligns with our revenue growth, reflecting successful expansion of our client base across different regions and diverse client types.

Our staff costs amounted to $76,581 in the year ended September 30, 2024, compared to $5,770 for the year ended September 30, 2023, representing an increase of $70,811 or 1,227.2%. Our information technology infrastructure had enabled Ms. Yin to handle the relatively small volume of corporate consultancy services without the support of other in-house personnel for the year ended September 30, 2023, and, given the scale of business at that time, no other staff were required. However, as the operations expanded during the year ended September 30, 2024, there is an increase in the need for additional employees to support our growing operations. Additionally, there was an increase in the salary level paid to Ms. Yin, reflecting her expanded role and responsibilities as the company scaled.

Our travel and entertainment expenses increased by $10,569, or 27.1%, from $38,944 for the year ended September 30, 2023, to $49,513 for the year ended September 30, 2024. The expenses remained relatively stable throughout both years.

For the year ended September 30, 2024, the allowance for expected credit loss amounted to $15,664, compared to nil in the prior year. This provision was made in relation to a specific customer in the consultancy services.

Our legal and professional fees increased by $44,604, or 8,694.7%, to $45,117 for the year ended September 30, 2024, from $513 for the year ended September 30, 2023. The significant increase was primarily due to higher local compliance costs and the incorporation of a new company in the UAE.

Our marketing expenses increased by $58,694, or 142.9%, from $41,071 for the year ended September 30, 2023, to $99,765 for the year ended September 30, 2024. It mainly represented the increase of sales commission. The increase reflects a significant expansion in our consultancy services activities during FY2024, driven by higher demand from new and existing clients across various regions.

Our other operating costs and expenses increased by $16,655, or 1,026.8%, to $18,277 for the year ended September 30, 2024, compared to $1,622 for the year ended September 30, 2023. The increase was mainly due to the increment in rental-related expenses and the business development expenses incurred for the year ended September 30, 2024.

Other Income (Expenses)

Our other income (expenses) primarily consists of interest income and other expenses. For the year ended September 30, 2024, our other net expense was $3,379, compared to nil for the year ended September 30, 2023. The increase was primarily due to a charity donation made for the year ended September 30, 2024, whereas no such donation was made for the year ended September 30, 2023.

Income Taxes

The company is subject to income taxes on an entity basis based on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The effective tax rates on income before income taxes for the years ended September 30, 2023, and September 30, 2024, were approximately 8.05% and 8.00%, respectively.

Cayman Islands and British Virgin Islands (BVI)

The company is incorporated in the Cayman Islands, and its wholly-owned subsidiary is incorporated in the BVI. Under the current laws of the Cayman Islands and BVI, these entities are not subject to income or capital gains taxes. Additionally, dividend payments are not subject to withholding tax in these jurisdictions.

Hong Kong

Income earned in Hong Kong is subject to Hong Kong profits tax. In Hong Kong, profits tax is calculated at 8.25% on the first HK$2 million of assessable profits and at 16.5% on assessable profits above HK$2 million.

Abu Dhabi

Effective for financial years starting on or after June 1, 2023, the United Arab Emirates introduced a federal corporate tax. The applicable corporate tax rate is 9% for taxable income exceeding AED 375,000, while income up to this threshold is subject to a 0% tax rate.

Net Income

Our net income increased significantly to $918,409 for the year ended September 30, 2024, from $176,638 for the year ended September 30, 2023, representing an increase of $741,771 or 419.9%. This substantial rise was primarily driven by a significant revenue increase, reflecting the growing number of corporate consultancy projects secured through enhanced business development efforts. While operating expenses increased to support business growth, the proportion of the expense increase was notably lower than the increase in revenue. This reflects improved operational efficiency, which further contributed to the significant improvement in net profitability.

LIQUIDITY AND CAPITAL RESOURCES

Part I – Six months ended March 31, 2025

Current assets and current liabilities

	As of September 30,	As of March 31,
	2024	2025
Current assets
Cash and cash equivalents	$832,369	$249,553
Accounts receivable, net	160,328	224,081
Deposits, prepayment and other receivables	79,773	156,273
Investment in mutual fund	–	200,000
Deferred offering costs	369,769	733,375
Total current assets	1,442,239	1,563,282

Current liabilities
Other payables and accrued liabilities	$93,522	$22,758
Contract liability	210,000	95,000
Amounts due to related parties	19,011	32,401
Taxes payables	95,302	114,361
Operating lease liabilities - current	–	5,506
Total current liabilities	417,835	270,026
Net current assets	$1,024,404	$1,293,256

Cash and cash equivalents

Cash and cash equivalents consist of funds deposited with banks that are highly liquid and unrestricted in terms of withdrawal or use.

The total balance of cash and cash equivalents decreased by $582,816, or 70.02% from $832,369 as of September 30, 2024, to $249,553 as of March 31, 2025. The significant decrease in cash position was primarily driven by an investment of $200,000 in short term investments assets –for cash treasury management purposes and $363,606 increase in cash outlay for payment of offering cost.

Accounts Receivable, net

As of March 31, 2025, our accounts receivable, net, increased by $63,753, or 39.76%, to $224,081, compared to $160,328 as of September 30, 2024. This increase was mainly due to prolonged credit terms extended to recurring long-term customers.

As of September 30, 2024 and March 31, 2025, the provisions for credit losses for accounts receivable were $15,664 and $15,664 respectively.

Deposits, prepayments and other receivables

Deposits, prepayments and other receivables consist of rental and utility deposits, prepayments made to supplier and other receivable from a staff.

As of March 31, 2025, deposits and prepayments increased to $156,273, from $79,773 as of September 30, 2024. The increase was primarily due to the prepayment to the software development supplier and other receivable from a staff.

Deferred costs

Deferred offering costs consist principally of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with this offering. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds and will be capitalized as additional paid-in capital and hence becoming part of our shareholders’ equity. In the event the offering is unsuccessful or aborted, the costs will be expensed.

As the Company gets further into the IPO process beyond September 30, 2024, deferred offering cost almost doubled to $733,375 as of March 31, 2025.

Other payables and accrued liabilities

Other payables and accrued liabilities consist of accrued operating expenses, consideration payable for acquisition of UFox and other administrative expenses.

As of March 31, 2025, other payables and accrued liabilities decreased by $70,764, or 75.67%, from $93,522 as of September 30, 2024, to $22,758. The decrease was primarily driven by payments made to UFox’s former shareholder Ms. Hu Lilin to settle remaining payables for the UFox acquisition prior to March 31, 2025.

Contract liability

Contract liability represents payments received from customers for services to be provided in the future.

As of March 31, 2025, contract liability decreased significantly to $95,000, compared to $210,000 as of September 30, 2024. The decrease was primarily attributed to the consulting services being delivered to a key customer who prepaid for their consulting contract.

Amounts due to related parties

Amounts due to related parties represented the balances to Sealion Venture Partners Pte Ltd, a past supplier to the Company. Sealion Venture Partners Pte Ltd’s owner, Mr. Elvin Zhang became the Company’s shareholder and owns 21.4% of the equity interests in the Company from September 3, 2024 onwards. Sealion Venture Partners Pte. Ltd. was not considered as a related party prior to September 3, 2024, our transactions with Sealion Venture Partners Pte. Ltd. prior to September 3, 2024 are not disclosed as related-party transactions.

The amount due to related parties as of March 31, 2025 is $32,401, and is driven primarily by amounts due to the director of $22, 033and amounts due to related parties of $10,368.

Part II – Year Ended September 30, 2023 and 2024

The following table sets forth our current assets and current liabilities as of the dates indicated:

	As of September 30,
	2023 (in US$)	2024 (in US$)
Current assets
Cash and cash equivalents	$17,631	$832,369
Accounts receivable, net	280,000	160,328
Deposits and prepayment	8,929	79,773
Deferred costs	-	369,769
Total current assets	306,560	1,442,239

Current liabilities
Other payables and accrued liabilities	$1,026	$93,522
Contract liability	-	210,000
Amounts due to related parties	145,404	19,011
Taxes payables	15,464	95,302
Total current liabilities	161,894	417,835
Net current assets	$144,666	$1,024,404

Cash and cash equivalents

Cash and cash equivalents consist of funds deposited with banks that are highly liquid and unrestricted in terms of withdrawal or use.

The total balance of cash and cash equivalents increased by $814,738, or 4,621.1%, from $17,631 as of September 30, 2023, to $832,369 as of September 30, 2024. The significant increase was primarily driven by net cash generated from operating activities amounting to $1,261,563, which significantly improved the company’s liquidity position. This was partially offset by net cash outflows from financing activities which totaled $462,640 for the year ended September 30, 2024.

Our accounts receivable represents amounts due from customers for services provided. We generally do not offer credit periods to our customers.

Accounts Receivable, net

As of September 30, 2024, our accounts receivable, net, decreased by $119,672, or 42.7%, to $160,328, compared to $280,000 as of September 30, 2023. This decrease was primarily due to improved collection efforts and a reduction in outstanding receivables by the fiscal year-end.

As of September 30, 2023 and 2024, the provisions for credit losses for accounts receivable were nil and $15,664, respectively. Impairment analyses are conducted at the end of each year to assess expected credit losses.

Deposits and prepayment

Deposits and prepayments consist of rental and utility deposits, and prepayments made to suppliers.

As of September 30, 2024, deposits and prepayments increased to $79,773, from $8,929 as of September 30, 2023. The increase was primarily due to the prepayment of rental fee and rental deposits, purchasing tickets in advance from travel-related services suppliers to meet operational needs.

Deferred costs

Deferred offering costs consist primarily of all direct offering costs incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with this offering. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds and will be capitalized as additional paid-in capital and hence become part of our shareholders’ equity. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Other payables and accrued liabilities

Other payables and accrued liabilities consist of accrued operating expenses, consideration payable for acquisition of UFox and other administrative expenses.

As of September 30, 2024, other payables and accrued liabilities increased by $92,496, or 9,015.2%, from $1,026 as of September 30, 2023, to $93,522. The increase was primarily driven by the consideration payable for the acquisition of UFox and the accrued administrative and operating expenses during the year.

Contract liability

Contract liability represents payments received from customers for services to be provided in the future.

As of September 30, 2024, contract liability increased significantly to $210,000, compared to nil as of September 30, 2023. The increase was primarily attributed to the consulting services, where one of the customers prepaid their fees for consumption of services.

Amounts due to related parties

Amounts due to related parties represented the balances to a shareholder of the Company and Sealion Venture Partners Pte. Ltd., which the controlling shareholder owns approximately 21.4% of the equity interests in the Company as and from September 3, 2024.

The balance due to a shareholder was primarily advancing funds to the company to support its operational needs. As of September 30, 2024, the amount due to a shareholder was $5,461, compared to $145,404 as of September 30, 2023.

The balance due to Sealion Venture Partners Pte. Ltd. is trade in nature, unsecured, non-interest-bearing and repayable on demand. As of September 30, 2024, the payable amount was $13,550, compared to nil as of September 30, 2023. The increase was primarily attributable to the marketing expenses recorded near the end of the fiscal year that remained unsettled.

Sealion Venture Partners Pte. Ltd. was not considered as a related party prior to September 3, 2024, our transactions with Sealion Venture Partners Pte. Ltd. prior to September 3, 2024 are not disclosed as related-party transactions.

ACQUISITION OF UFOX

On June 17, 2024, UH Craft completed the acquisition of UFox, which is a company incorporated under the laws of the Emirate of Abu Dhabi and engages in provision of travel-related services in Dubai and Abu Dhabi. The fair value of the total consideration was approximately US$28,000. The business combination was accounted for using the acquisition method of accounting for business combination.

The acquisition of UFox was considered as a business combination because UFox is an operating company that generates revenue from travel agency service income. As of the date of acquisition, the assets of UFox consisted mainly of cash and cash equivalents, account receivable and deposit and prepayment from the operation of its business, while the liabilities consisted of accruals and payables. Management believes that the book value of the net assets of UFox at the date acquisition was a reasonable estimate of the fair market value of UFox assets and assumed liabilities. No goodwill aroused from the business combination and no intangible assets were identified. The impact of the acquisition of the subsidiary is considered not material to our results of operations.

CASH FLOWS

Part I - Comparison of six months ended March 31, 2025, and six months ended March 31, 2024

	For the six months ended March 31,
	2024	2025
Net cash provided by operating activities	$705,197	$5,061
Net cash (used in)investing activities	-	(200,000)
Net cash (used in) financing activities	(701,367)	(387,877)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,830	(582,816)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	17,631	832,369
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,461	$249,553

Operating Activities

Our cash inflow from operating activities was principally from the receipt of revenue. Our cash outflow used in operating activities was principally for payment of operating expenses.

Net cash provided by operating activities was $5,061 for the period ended March 31, 2025, compared to net cash provided in operating activities of $705,197 for the six months ended March 31, 2024, representing a decrease in the net cash inflow in operating activities. The decrease in net cash provided by operating activities was primarily due to the following major working capital changes:

(1)	Change in accounts receivable resulted in a cash outflow of $63,753 for the six months ended March 31, 2025 compared to a cash inflow of $280,000 for the same period of 2024, which led to an increase of $343,753 in net cash outflow in operating activities.

(2)	Change in current deposits, prepayments and other receivables resulted in a cash outflow of $38,038 for the six months ended March 31, 2025 compared to a cash outflow of $14,728 for the same period of 2024, which led to an increase of $23,760 in net cash outflow in operating activities.

(3)	Change in contract liability resulted in a cash outflow of $115,000 the period ended March 31, 2025 compared to a $570,000 cash inflow for the same period of 2024, which led to a decrease of $685,000 in net cash inflow in operating activities.

(4)	Change in other payables and accrued liabilities resulted in a cash outflow of $29,920 the period ended March 31, 2025 compared to a nil cash outflow for the same period of 2024, which led to an increase of $29,920 in net cash outflow in operating activities.

(5)	Change in amounts due to related parties resulted in a cash outflow of $3,183 the period ended March 31, 2025 compared to a cash outflow of $68,246 for the same period of 2024, which led to a decrease of $65,063 in net cash outflow in operating activities.

(6)	Change in tax payables resulted in a cash inflow of $19,059 the period ended March 31, 2025 compared to nil cash outflow for the same period of 2024, which led to a decrease of $19,059 in net cash outflow in operating activities.

(7)	Change in operating lease liabilities resulted in a cash outflow of $10,094 the period ended March 31, 2025 compared to nil cash outflow for the same period of 2024, which led to an increase of $10,094 in net cash outflow in operating activities.

(8)	Net income of $248,166 in the period ended March 31, 2025 compared net loss of $52,003 to the same period of 2024, which led to an increase of $300,169 in net cash inflow in operating activities.

Investing Activities

For the six months ended March 31, 2025, our cash outflow used in investing activities was principally derived from purchasing units of a mutual bond fund to manage idle cash.

Financing Activities

For the six months ended March 31, 2025, our cash used in financing activities was principally for payment of offering costs, repayment of cash loan to a shareholder, repayment to the former shareholder of UFox. For the six months ended March 31, 2024 our cash used in financing activities was principally for cash repayment to the shareholder.

The Company believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, our cash and cash equivalent will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

Part II – Comparison of Latest Year Ended September 30, 2023 and 2024

Our use of cash is primarily related to operating, investing and financing activities. We have historically financed our operations primarily through our cash flow generated from our operations and financing activities. The following table sets forth a summary of our cash flows information for the years indicated:

	Years ended September 30,
	2023 (in US$)	2024 (in US$)
Net cash (used in)/provided by operating activities	$(1,600)	$1,261,563
Net cash provided by investing activities	-	15,815
Net cash provided by/(used in) financing activities	19,231	(462,640)
NET CHANGE IN CASH AND CASH EQUIVALENTS	17,631	814,738
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-	17,631
CASH AND CASH EQUIVALENTS AT END OF YEAR	$17,631	$832,369

Operating Activities

Our cash inflow from operating activities was primarily from the receipt of revenue. Our cash outflow used in operating activities was primarily for payment of operating expenses.

Net cash provided by operating activities was $1,261,563 for the year ended September 30, 2024, compared to net cash used in operating activities of $1,600 for the year ended September 30, 2023, representing an increase of approximately $1.3 million in the net cash inflow in operating activities. The increase in net cash provided by operating activities was primarily due to the following major working capital changes:

(1)	Change in accounts receivable resulted in a cash inflow of $27,424 for the year ended September 30, 2024 compared to a cash outflow of $280,000 for the same period of 2023, which led to an increase of approximately $307,424 in net cash inflow in operating activities.

(2)	Change in prepayments and other current assets resulted in a cash outflow of $34,802 for the year ended September 30, 2024 compared to a cash outflow of $8,929 for the same period of 2023, which led to an increase of approximately $25,873 in net cash outflow in operating activities.

(3)	Change in contract liability resulted in a cash inflow of $210,000 for the year ended September 30, 2024 compared to a nil cash inflow for the same period of 2023, which led to an increase in net cash inflow in operating activities.

(4)	Change in amounts due to related parties resulted in a cash inflow of $45,347 for the year ended September 30, 2024 compared to a cash inflow of $94,714 for the same period of 2023, which led to a decrease of approximately $49,367 in net cash inflow in operating activities.

(5)	Change in tax payables resulted in a cash inflow of $79,838 for the year ended September 30, 2024 compared to a cash inflow of $15,464 for the same period of 2023, which led to an increase of approximately $64,374 in net cash inflow in operating activities.

(6)	Net income of $918,409 in the year ended September 30, 2024 compared net income of $176,638 to the same period of 2023, which led to an increase of approximately $741,771 in net cash inflow in operating activities.

Investing Activities

For the years ended September 30, 2024, our cash inflow provided by investing activities was primarily derived from the net cash in the target company acquired from business acquisition of $54,277 and offset with the cash outflow of $38,462 for purchases of fixtures, furniture and equipment.

Financing Activities

For the year ended September 30, 2024, our cash used in financing activities was primarily for payment of offering costs, repayment of cash loan to a shareholder, repayment to former shareholder of UFox and it is offset by the advance from a shareholder. For the year ended September 30, 2023 our cash generated from financing activities was primarily for cash advance from the shareholder.

The Company believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, our cash and cash equivalent will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

CAPITAL EXPENDITURES

The Company did not incur any significant capital expenditure for the years ended September 30, 2023 and 2024, or for the six months ended March 31, 2025.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis using the best information available. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are those that involve making assumptions about uncertain matters at the time the estimate is made. If different estimates, which could reasonably have been used, or changes in those estimates that are likely to occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition, or results of operations, they are considered critical. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application places the most significant demands on management’s judgment.

Revenue Recognition. We recognize revenues in accordance with ASC 606, “Revenue from Contracts with Customers.” Under which, the Company recognizes revenue from corporate consulting services using the input method, based on resources consumed (such as labor hours) relative to total expected inputs. Performance obligations are generally satisfied over time, except for system access rights, which are recognized when login details are provided. For travel-related services, (i) revenue from the travel agent business line (as agent) is recognized on a net basis as the Company does not control the services provided by travel suppliers. Ticketing revenue is recognized when tickets are issued, transportation and tour arrangements are recognized upon confirmation; (ii) revenue from the tour operator business line (as principal) is recognized on a gross basis, as the Company acts as a principal and controls the promised services before transfer to the customer, providing end-to-end multi-day tour packages to organized groups.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT FINANCIAL RISK

Credit Risk

On October 1, 2022, the Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable, investment in mutual funds, other receivables and amounts due from a director. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

Our exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our bank deposits (including our own cash at banks), investment in mutual funds, accounts receivable and certain prepayments and deposits that are refundable. We consider the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of September 30, 2024, the cash balance of $832,369 was substantially maintained at financial institutions in Hong Kong, Singapore and Abu Dhabi. As of September 30, 2023, the cash balance of $17,631 was maintained at financial institutions in Hong Kong. As of March 31, 2025, the cash balance of $249,553 was maintained at financial institutions in Hong Kong, Singapore and Abu Dhabi, respectively.

We believe that there is no significant credit risk associated with our cash deposits, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

Credit risks associated with account receivables are typically accounted for by creating an allowance for expected credit losses. Credit risks are mitigated by performing ongoing credit evaluations of customers’ financial condition. We have adopted a credit policy of dealing with creditworthy counterparties to mitigate the credit risk from defaults. We estimate the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current risk characteristics. We believe our credit risks associated receivables to be relatively low. As of September 30, 2023 and 2024, and as of March 31, 2025, the provisions for credit losses for accounts receivable were nil, $15,664, and $15,664 respectively. Impairment analyses are conducted at the end of each year and period to assess expected credit losses.

The Company’s mutual fund investment consists entirely of a bond unit trust fund managed by HSBC Global Asset Management (Hong Kong) Limited. The Company may redeem the investment daily. The Company evaluates the credit risk associated with the investment by considering the underlying credit quality of the fund’s holdings, the fund’s diversification across issuers and sectors, as well as the historical and ongoing credit ratings of the instruments within the portfolio. Based on this assessment, and taking into account the fund’s relatively short duration and the expertise of the fund manager, the Company considers the credit risk of the investment to be low.

Foreign Currency Risk

The reporting currency of the Company is USD. To date the majority of the revenues and expenses are denominated in Hong Kong Dollar and Emirati Dirham and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars and Emirati Dirham. There was no significant exposure to foreign exchange rate fluctuations as the exchange rate of both currencies is pegged with USD and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Concentration Risk

For the years ended September 30, 2024, and 2023, and the six months ended March 31, 2025, the Company had a concentration of its revenue and accounts receivable with specific customers.

During the fiscal year ended September 30, 2023, two customers generated revenue that accounted for over 10% of the total revenue for the period and two customers accounted for over 10% of the consolidated accounts receivable.

During the fiscal year ended September 30, 2024, two customers generated revenue that accounted for over 10% of the total revenue for the period and there were no customers that accounted for over 10% of the consolidated accounts receivable.

During the six months ended March 31, 2025, the Company had a concentration of its revenue and accounts receivable with specific customers. The revenue generated from four top customers accounted for over 10% of the total revenue for the period, and the accounts receivable of three customers accounted for over 10% of the consolidated accounts receivable for the period.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 45 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

BUSINESS

Overview

We are a Cayman Islands exempted company with operations conducted through our subsidiaries in the UAE and Hong Kong. DT House is the holding company of UHAD, UHHK and UFox, all of which are our wholly-owned subsidiaries. Our headquarters are located in the UAE, and we commenced our operations in Hong Kong with the establishment of UHHK in 2020. We provide corporate consultancy services with a focus on ESG, helping enterprises and corporations enhance business resiliency, achieve sustainable cost savings, and identify revenue-generating opportunities. As part of our ESG-themed corporate consultancy services, we also provide travel-related services for leisure travelers visiting the UAE, primarily involving the sale of attraction tickets and the one-stop host of UAE local tours.

Our corporate consultancy services are provided in the UAE and Hong Kong. ESG is an emerging management concept for enterprises and corporations. Through technology integration, our corporate consultancy services offer clients tailored and convenient solutions, ranging from understanding the significance of ESG criteria, to developing internal ESG evaluations and practices, identifying ESG-related risks and opportunities, implementing cost-effective ESG policies and solutions, and ultimately capturing ESG-related market opportunities and strategies. Our clients include public companies in the United States and Hong Kong, as well as small-and-medium-sized enterprises and private corporations in the UAE, Hong Kong and Southeast Asia. We leverage emerging technologies to drive growth, optimize operations, and create new value streams for our clients. We have adopted our own AI-driven, cloud-based software program, and plan to continue enhancing it. This system is designed to interact with various databases, collect relevant data, and execute automated tasks to achieve defined objectives (commonly known as “AI Agent”). This platform enables clients to retrieve, analyze, compare and assess ESG performance metrics for themselves, their competitors and other market participants.

In June 2024, we commenced our travel-related services by acquiring UFox, a company primarily engaged in travel-related services in the UAE, with an emphasis on eco-friendly and sustainable travel practices. UFox maintains close business relations with various organizations in the MENA Region such as the Union of Overseas Chinese in Saudi Arabia. We believe our travel-related services can create synergies with our corporate consultancy offerings by aligning with the same ESG principles across both segments. Our current plan involves designing sustainable travel programs, such as promoting alternative transportation options with lower carbon footprints and collaborating with eco-friendly hotels. The knowledge and experience gained from developing these programs will contribute to creating sustainable travel policies for our corporate clients. Integrating low-carbon travel solutions and broader sustainability practices is expected to reduce our project development costs while expanding our service scope and improving quality. This approach allows us to formulate more effective ESG strategies and business practices for our corporate customers. Through UFox, we have also begun offering travel-related services to leisure travelers in the UAE. Our services primarily include customizable attraction tickets, with most destinations located within the UAE. Our goal is to provide flexible, convenient, and sustainable travel experiences, enabling customers to personalize their tours according to individual preferences and select services on an à la carte basis. Currently, the scale of our travel-related services remains limited due to our short operating history in this sector. The major customers of our travel-related services include two online leisure-travel platforms, namely, Trip.com Group Limited (Nasdaq: TCOM) and Fliggy International Platform (fliggy.com, a member of Alibaba Group (NYSE: BABA)), which serve as online marketplaces that connect us with independent travelers for the sales and marketing of our travel products and services. Other customers include travel companies, travel agencies, tour operators, booking agents, and other corporations and institutions, which currently account for a small portion of our revenue from travel-related services. After September 30, 2024, the Company also commenced operations as a tour operator in the UAE, providing end-to-end multi-day tour packages to organized groups. These services encompassed the entirety of customers’ stays in the UAE, from arrival to departure. In specific, the Company is primarily engaged in (i) the design of customized itineraries and enters into pricing agreements with customers; (ii) the collection of customer payments; (iii) the sourcing and integration of third-party tourism resources, including transportation, accommodations, entertainment, meals, and tour guides; and (iv) management of all logistical arrangements and provides on-site support throughout the duration of the tour. In the future, we plan to expand our travel-related customer base to include retail leisure travelers and clients from our corporate consultancy services. We also intend to broaden the scope of our offering to include additional travel-related services, such as airfreight ticketing, tour guiding, hotel booking, transportation booking and the arrangement of packaged tours.

Our revenue for the years ended September 30, 2023 and 2024 was $280,000 and $1,334,689, respectively, representing a substantial increase of $1,054,689, or 376.7%. Our operating costs and expenses also increased significantly as our size of operations grew. For the years ended September 30, 2023 and 2024, our operating costs and expenses were $87,920 and $333,063 respectively, representing an increase of $245,143, or 278.8%.

Our revenue for the periods ended March 31, 2024 and 2025 was nil and $650,102, respectively, representing a substantial increase. Our operating costs and expenses for the periods ended March 31, 2024 and 2025 were $62,588 and $410,328 respectively, representing an increase of $347,740, or 555.6%, mainly due to expansion of operations.

Substantial revenue of ours has been generated from our corporate consultancy services. Revenue from our corporate consultancy services for the years ended September 30, 2023 and 2024 was $280,000 and $1,331,566, respectively, representing a substantial increase of $1,051,566, or 375.6%. For the periods ended March 31, 2024 and 2025, corporate consultancy services generated nil and $504,767, respectively. A significant portion of such revenues are from a few major clients. For the year ended September 30, 2023, two major clients of corporate consultancy services accounted for approximately 64% and 36% of our total revenue, respectively. For the year ended September 30, 2024, two major clients of corporate consultancy services accounted for approximately 27% and 24% of our total revenue, respectively. For the six months ended March 31, 2025, the revenue generated from our top four customers accounted for 18%, 15%, 11% and 11% of our total revenue, respectively.

The revenue from our traveling agency services for the year ended September 30, 2024 after the acquisition of UFox in June was $3,123. For the period of six months ended March 31, 2025, our travel-related services generated revenue of $145,335. This sharp increase was primarily driven by the consolidation of operations among our subsidiaries and the launch of a higher-margin tour operator business line.

Our Mission

We aim to build a boutique powerhouse in business transformation. We utilize cutting-edge technologies to craft powerful narratives and strategies around emerging data utilization, while providing hands-on support to help each client enhance business resiliency, reduce costs, and uncover new revenue opportunities. Starting with emerging climate data analytics and advisory services, we are committed to continuous technological development and integration to deliver cost-effective, commercially relevant, and data-streamlined services for our clients.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We Have Robust Technology Integrations and Adoptions

We leverage emerging technologies to drive growth, optimize operations, and create new value streams for our clients. We have adopted our own AI-driven, cloud-based software program, and plan to continue enhancing it. This system is designed to interact with various databases, collect relevant data, and execute automated tasks to achieve defined objectives (commonly known as “AI Agent”). This platform enables clients to retrieve, analyze, compare and assess ESG performance metrics for themselves, their competitors and other market participants. Our AI-driven, cloud-based software program contains uniquely engineered algorithms for ESG data research and analysis. Combined with our deep expertise in ESG and corporate consultancy, this platform is able to significantly improve work efficiency for both our team and our clients.

We Have Competitive Pricing Capabilities

Distinguishing ourselves from traditional corporate consultancy service providers which are typically resource and labor heavy, we leverage our owned AI-driven, cloud-based software program to automate tasks, streamline solutions and enhance working efficiency. As a result, we are able to reduce labor cost and resources requirements and achieve an economy of scale. This enables us to offer our corporate consultancy services at competitive prices.

We Have Experienced and Highly Qualified Personnel

We believe experienced and highly qualified personnel are essential to the success of corporate consultancy firms. Our management team is experienced and highly qualified. Ms. Yin, our chair and chief executive officer, is a Certified ESG Analyst and has credentials accredited or recognized by various organizations, including the Sustainability Accounting Standards Board (SASB), the CFA Institute, The European Federation of Financial Analysts Societies (EFFAS), The Association of Energy Engineers (AEE) and has over 10 years of experience in investment, corporate strategy and ESG consultancy. Our top management and other personnel come from diverse backgrounds and have experience in managing public companies and cross-border international enterprises. Collectively, they bring extensive knowledge and expertise in accounting, finance, business management and operations.

We Have Strong Client Relationships

We believe we have strong brand recognition and that our clients associate our brand with quality, client-focused service and reliable customer support. Our management team is frequently invited to speak at local and international seminars and conferences on sustainability and business strategy topics, which have helped generate inbound interest in our services. Our growing reputation and continued international exposure have attracted a number of potential clients. For instance, Ms. Yin, our CEO, attended the United Nations Climate Change Conference 28 (COP28) as a diplomatic guest and delegate in December 2023. Our expertise and in-depth knowledge, commitment, discretion and responsiveness have enabled us to build strong, long-standing relationships with our existing clients, often at senior levels within their organizations. Our owned AI-driven, cloud-based software program allows us to respond instantly to client inquiries, helping us maintain close contact with senior executives and decision-makers across different time zones worldwide. In addition, our corporate consultancy packages offer a clear, step-by-step roadmap for clients to deepen their ESG strategy formulation. We believe our ability to retain existing clients and to attract new ones is directly attributed to our management and sales teams, and we devote significant resources to recruiting, developing and retaining experienced sales and service professionals.

We Have Distinct Market Positioning

For our travel-related services, we place great emphasis on eco-friendly and sustainable travel practices. According to FTI, the UAE sustainable tourism market size is expanding, and is expected to achieve the value of US$164.62 million in 2033, representing a staggering CAGR of 15.10% from 2023 to 2033. We believe that our market positioning provides us with the opportunity to capture changes and opportunities in our target UAE travel markets that we serve and allows us to operate on a competitive edge with our competitors.

Our Strategies

We intend to pursue the following strategies to further expand our business:

Invest in Technology and Product Development Capabilities

We seek to differentiate ourselves from our competitors and other market participants in the corporate consultancy sector through the use of our AI-driven, cloud-based software program. At present, we rely on external service providers to customize the algorithms embedded in our software program. We plan to continue enhancing our research and development efforts to optimize our technology infrastructure for greater reliability and scalability. The goal is to deliver better user experience across our software suite and to further improve workflow and customer engagement efficiency. We also intend to advance our search and analysis capabilities, as well as our machine learning technologies, to support our ESG consultancy services. In addition, we plan to further invest in data analytics technologies to enable more in-depth analysis of market data and to develop more targeted and personalized ESG solutions for both corporate consultancy and travel service offerings.

Focus on Growth and Expansion into MENA Region and New Markets

The sustainability consulting services market size is expected to reach $43.32 billion by 2029, with the market size of ESG consultancy services projected to reach $10.37 billion at a compound annual growth rate (CAGR) of 27.26%. Accordingly, we anticipate that demand for corporate consultancy on sustainability and ESG topics will continue to emerge and diversify. These topics may include cross-market ESG practices, cross-jurisdiction policy interpretation, and multi-layer stakeholder engagements. In the meantime, the MENA Region continues to develop, both in its economy and travel industry. Many of our existing clients in Asia and the U.S. have expressed commercial interests in exploring opportunities within the MENA Region. We plan to leverage this growth by expanding our business exposure there. Depending on industry trends, market opportunities, and internal resources, we may gradually extend our geographic coverage to include other markets in Asia and the U.S. Our goal is to position ourselves as a one-stop corporate consultant capable of developing and delivering practical, data-backed sustainability and ESG-related business strategies and practical solutions to assist our clients tapping into the markets of the MENA Region. We will continue to build on our industry knowledge, client base, existing infrastructure and business presence in the MENA Region through UFox and UHAD, ensuring we are well-positioned to manage our expansion and to meet industry and client demands. We are also actively exploring opportunities in the U.S. and Singapore, though we currently have no business operations, branches or subsidiaries in such locations. Should ESG and sustainability trends prove favorable and subject to available resources, we may commence business activities in these markets in the near to medium term. Additionally, we will maintain an open mindset in collaborating with industry participants and service providers, leveraging their resources and operational expertise to realize synergies.

Pursue Selective Strategic Investments, Relationships and Acquisition Opportunities

We aim to selectively form additional strategic alliances with other industry players, such as the Union of Overseas Chinese in Saudi Arabia, including other boutique corporate consultancy firms, to expand our service offerings and broaden our market reach. We also plan to selectively pursue acquisitions, investments, joint ventures, and partnerships that are complementary to our business and operations. While we are actively identifying suitable acquisition targets, we have not yet finalized any specific candidates. We will also continue collaborating with domestic and international business partners or service providers to expand our global coverage and diversify our service offerings in international markets.

Our Challenges

We face risks and uncertainties in achieving our business objectives, including the following:

Our ability to maintain our information technology infrastructure

A large portion of our corporate consultancy services are data and information driven, and our travel-related services are marketed and sold online. As such, our information infrastructure and applications are essential to the quality and delivery of our services. For instance, our AI Agent is critical to our corporate consultancy services. For our travel-related services, sales and marketing through other online leisure-travel platforms are vital to our business and operations. All of these activities significantly rely on our information technology infrastructure and applications. Defects or malfunctions in such infrastructure or applications could result in service disruptions or performance below client expectations, which could harm our reputation and business.

Our ability to implement our future business plans

We may pursue acquisitions and joint ventures as part of our growth strategy. However, our future business plans could be hindered by factors beyond our control, such as competition within our industries; challenges in managing financial, operational, market, and credit risks as our business and customer base expands; and our ability to provide, maintain, and enhance human resources and other resources needed to serve our customers. Failure to successfully implement our business development strategies could materially and adversely affect our business performance.

Our ability to retain suitable qualified personnel

We rely heavily on our executive officers, who are highly qualified personnel, to manage our operations. Given the specialized nature of our services and complexity of our operations, our executive officers must possess thorough knowledge of our service offerings and the necessary skills and experience to manage a global organization operated in diverse geographic locations. If we are unable to retain suitable qualified personnel, we may not achieve our business objectives.

Our ability to maintain business relations with our travel-related services suppliers

Our travel-related services business depends on maintaining strong relationships with third party agents and suppliers in the travel industry, who provide tourism attraction tickets, hotel accommodation, local transportation and airfreight tickets. Failure to maintain satisfactory relationships with existing suppliers could result in insufficient supply or unfavorable terms for our customers which would reduce our revenue and profit margins.

Seasonality in the leisure travel industry in the UAE

Demands for our travel-related services fluctuate over the year, reflecting seasonal variations in demand for leisure travel services. Sales of leisure travel products and services generally increase during holiday periods and decrease during summer periods when the UAE experiences high temperatures. Prices for leisure travel products and services also fluctuate between peak and off-peak seasons. For example, the fourth quarter of each year is usually the busiest, as visitors tend to travel during the winter. As a result, our results of operations may fluctuate from quarter to quarter.

See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for detailed discussions of these and other risks and uncertainties associated with our business and investing in our Ordinary Shares.

Our Services

Corporate consultancy services

We offer a range of packages to our corporate consultancy services clients. Based on an assessment of each client’s readiness in ESG strategy, we recommend the most suitable module, or a combination of modules tailored to their specific needs. Alternatively, our clients may choose and subscribe to the appropriate module or modules themselves. The following is a broad description of the different ESG consultancy modules that we offer:

●	Readiness Package: The readiness package is the most fundamental ESG consultancy module that we offer. We will assess the client’s current standing across various ESG indicators and offer a “light-touch” approach on various key ESG factors. The objective is to improve the core business profitability of our clients and to assist them in adapting to various rules and regulations in relation to ESG reporting.

●	Value Package: The value package provides clients with strategies for adopting ESG measures aimed at enhancing core business profitability. Using the information and analysis we provide, the clients are able to identify new revenue opportunities and promote a sustainable “North Star” vision. In addition, we offer benchmarking tools and comparative ESG report digests to help clients position themselves against industry peers.

●	Capacity Building Package: The capacity building package equips clients with operational knowledge needed to implement ESG strategies collaboratively across central management, business units and corporate teams. We assist in embedding ESG into talent strategies, staff training and development programs, and education for business unit managers.

●	Vendor Selection Package: The vendor selection package focuses on analyzing a client’s information technology infrastructure to swiftly identify potential vendors aligned with sustainability practices. It includes a streamlined process to shortlist suitable vendors and formulates an automated implementation pathway tailored to the clients’ business operations.

●	Capital Market Package: The capital market package trains our clients to effectively engage with shareholders, potential investors and stakeholders within a sustainability framework. It includes technical preparation and financial modeling based on the Sustainability Accounting Standards Board (SASB) materiality framework. Particular focus is placed on green and sustainable transactions, such as ESG-aligned mergers and acquisitions, green bonds issuance, carbon credit trading.

The following chart illustrates various corporate consultancy services that we offer:

Our corporate consultancy services are typically provided in the form of written reports, containing comparative analysis, scoreboards assessments, recommended practice and solutions and different forms of qualitative assessments. In addition, our clients may opt for Bespoke services which covers a wider range such as:

●	Newsletter covering quarterly updates on regulation and competitor landscape;

●	SASB’s materiality metric incorporated financial modeling such as forecasting and valuation;

●	Internal ESG investment policy;

●	Training materials for mid-tier business unit managers; or

●	Review of grant program application in developing proof-of-concept for a sustainable product.

We enter into service agreements with our corporate consultancy services clients for a predetermined period, typically one year, at a predetermined service charge. The service charge is determined based on the corporate consultancy modules required. The service agreement is terminable by either party upon one-month notice without penalty. For details, please see “Pricing Strategies – Corporate Consultancy Services” below.

We believe that strategy formulation should be fast, adaptable, and scalable. To that end, we aim to provide ongoing, subscription-based advisory where clients receive continuous insights and updates rather than one-off, project-based deliverables. As such, in addition to the various ESG modules we offer, clients may also subscribe to our AI Agent during the tenure of the service agreements. During the years ended September 30, 2023 and 2024, nil and 13 clients have subscribed for the use of our AI Agent, respectively, and there has been no change in such number during the six months ended March 31, 2025. For details, please see “Our Services – Corporate Consultancy Services – Information Technology Infrastructure” below.

Information Technology Infrastructure

To increase work efficiency and as part of our corporate consultancy services, we have developed our AI Agent and will continue to enhance such programs to enable interaction with various databases, collection of relevant data, and execution of self-determined tasks to meet predetermined goals. This allows the clients to retrieve, analyze, compare and evaluate ESG performance of themselves, their competitors and other market participants with less hallucinations, improved precision and relevance, and clearer annotations. The AI Agent is being developed by an external information technology consultant engaged by us.

Our AI Agent software program enables users to (i) generate detailed ESG reports to comply with regulatory requirements, (ii) conduct in-depth research and comparative analysis of individual companies or groups of companies based on financial and ESG indicators, (iii) deliver industry insights based on different industry sectors, and (iv) extract information from different ESG reports and databases. The ultimate objective of our AI Agent is to support our clients in making informed business decisions based on substantiality and long-term environmental stewardship.

Our AI Agent software program is engineered by unique deep-learning algorithms tailored for ESG consultancy known as “large language model”, to perform natural language processing tasks, which includes retrieval-augmented generation in which the algorithm is capable of dynamic retrieval, context-aware generation, cross-domain learning, adaptive learning, fine-tuning with expert annotations.

The chart below illustrates the logical flow of our algorithms.

Users of our AI Agent software program can make specific enquiries or give customized instructions through our online platform, and our engine will respond and deliver the required information, data, analysis or reports accordingly.

Our AI Agent is leveraged on both proprietary and open-source technologies. On the proprietary side, the custom modules for data processing, cleaning and domain-specific adaptation, which form the core of our unique capabilities, were developed by an external information technology consultant engaged by us and remain proprietary. Additionally, certain components of our AI Agent utilize open-source libraries and frameworks to expedite development and improve interoperability.

Our AI Agent collects data from a variety of sources. First, it integrates publicly available information sourced from websites and other open datasets. Second, our AI Agent also incorporates data from our proprietary database, which is data that has been thoroughly examined and refined by our in-house teams for accuracy and relevance. In addition, with the necessary consents from our clients, our AI Agent is also able to incorporate our clients’ own datasets and thus further enhance its data pool.

We utilize our AI Agent software program in two dimensions: internally and externally. Internally, our staff can leverage on our AI Agent software program to increase work efficiency, such as conducting strengths, weaknesses, opportunities and threats analysis and competition comparison analysis, thereby reducing the time leading in carrying out those analysis and providing more float time for our staff to generate innovative and reliable solutions for our clients. Externally, our AI Agent software program can be subscribed by our clients as a standalone consultancy module at a fee, thereby generating revenue for our business.

Currently, our AI Agent is capable of summarizing the datasets and producing the summary of the datasets. We are continuing to enhance its capabilities to perform high level analytical tasks, such as SWOT (strengths, weaknesses, opportunities, and threats) analysis and competitor comparison analysis and to further enhance its functionality and broaden our capabilities.

For the years ended September 30, 2023 and 2024, as well as the six months ended March 31, 2025, we did not experience any failure in our AI Agent that caused material disruptions to our operations. We are, however, susceptible to risks relating to failure of our information technology system. For details regarding such risks, refer to “Risk Factors —Risks Related to Our Business Operations and Their Industries — Our business is dependent on information technology” and “Risk Factors — Risks Related to Business and the Industry — Our business is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.”

Travel-related services

Ancillary to our corporate consultancy services, we provide segmented travel-related services to our customers, primarily involving the sale of tourism attraction tickets.

Through the online leisure-travel platforms and other travel companies, we reach independent travelers and list our products and services on their platforms. We maintain our own specific pages on these online leisure-travel platforms. Travelers can then purchase our products and services through these online leisure-travel platforms and travel companies, which in turn remit payments to us after deducting their platform service fees or commissions in accordance with our merchant agreements. We also respond to enquiries and questions from independent travelers submitted through online leisure-travel platforms.

In the course of our business, we obtain from our travel suppliers tourism attraction tickets, hotel accommodation, local transportation and airfreight tickets.

Revenue from our travel-related services is recognized on a net basis as we do not control the services provided by travel suppliers. Ticketing revenue is recognized when tickets are issued, transportation and tour arrangements are recognized upon confirmation.

Currently, our major customers are two online leisure-travel platforms, namely, Trip.com Group Limited (Nasdaq: TCOM) and Fliggy International Platform (fliggy.com, a member of Alibaba Group (NYSE: BABA), which are online marketplaces of tourism products) that connect us with independent travelers for the sales and marketing of our travel products and services. Our other customers include travel companies, travel agencies, tour operators, booking agents, as well as other corporations and institutes, which currently contribute an insignificant portion of our revenue from travel-related services.

We entered into merchant agreements with Trip.com Group Limited (Nasdaq: TCOM) and Fliggy International Platform (fliggy.com, a member of Alibaba Group (NYSE:BABA), governing the marketing, sales and distribution of the travel products sold by UFox. The following sets forth the salient terms of the merchant agreements we entered into for the sales and distribution of our travel products:

(1) Fliggy International Merchant Service Agreement

Parties	(1) Air Masters Travel Limited, a Hong Kong incorporated company and operator of Fliggy International Platform (“Fliggy International”); and (2) UFox
Term	For the initial term until December 31, 2025, and renew automatically and consecutively for another year unless being terminated
Services	Fliggy International shall provide network information service for enabling UFox to list its travel product and services on Fliggy International Platform and enter into and complete transactions with end users on Fliggy International Platform
Fees	Fliggy International will pay UFox the transaction amount collected from its end users on Fliggy International after deducting a percentage of the transaction amount as set out in its platform from time to time as commission. In addition, UFox shall pay Fliggy International an annual fee for each calendar year in the term of the Agreement
Termination	Either party may unilaterally terminate the agreement by giving thirty (30) days’ prior written notice

(2) Offshore Travel Agency Cooperation Agreement

Parties	(1) Ctrip Travel Holding (Hong Kong) Limited (“CTrip”); and (2) UFox
Term	From March 28, 2024 to December 31, 2026
Services	UFox shall provide to CTrip or its affiliates segmented travel-related services of the packaged tours arranged by CTrip, or standalone ticketing services, or packaged tours arranged by UFox
Fees	CTrip shall pay UFox the transaction amount collected from its end users after deducting a percentage of the transaction amount as commission at such rate to be agreed upon by both parties
Termination	CTrip has the right to terminate the agreement if there are material breaches on part of UFox

Before September 30, 2024, our travel related revenues are entirely reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel-related services and the Company does not control the service provided by the travel supplier to the travelers.

After September 30, 2024, we commenced operations as a tour operator in the UAE, providing end-to-end multi-day tour packages to organized groups. These services encompassed the entirety of customers’ stays in the UAE, from arrival to departure. In specific, the Company is primarily engaged in (i) the design of customized itineraries and enters into pricing agreements with customers; (ii) the collection of customer payments; (iii) the sourcing and integration of third-party tourism resources, including transportation, accommodations, entertainment, meals, and tour guides; and (iv) management of all logistical arrangements and provides on-site support throughout the duration of the tour. Accordingly, the Company is a principal for the tour operator business and recognizes revenue on a gross basis. UFox has a particular focus on eco-friendly and sustainable travelling.

In the future, we hope to expand the clientele of this segment to include retail leisure travelers and clients from our corporate consultancy services, expand the scope of this segment to include other types of travel-related services, such as airfreight ticketing, tour guiding, hotel booking and transportation booking, and arrangement of packaged tours.

Sales and Marketing

We have maintained a stable and harmonious business relationship with our existing customers. For our corporate consultancy services, these customers include public companies in the United States and Hong Kong, as well as small- and medium-sized enterprises and private corporations in the UAE, Hong Kong, and Southeast Asia. For our travel-related services, our customers include online leisure-travel platforms, travel agencies, tour operators, booking agents, and other corporations and institutions.

Corporate Consultancy Services

For our corporate consultancy services, our sales and marketing are carried out by the inbound needs generated by (i) social media activity, such as LinkedIn, (ii) attendance of local and international seminars as speakers and also as guest participants, which generate inbound interest and (iii) referrals by existing clients and business development agents. For the years ended September 30, 2023 and 2024, and during the six months ended March 31, 2025, Ms. Yin, our CEO, attended various international seminars and conferences, including as a diplomatic guest and delegate at the United Nations Climate Change Conference 28 (COP28).

We believe that our track record of providing efficient and high-quality corporate consultancy services has helped us to build a loyal customer base. Our customer care services also help us to create a close bond with our customers. We believe that customer loyalty is essential to our success, and we strive to provide high-quality services to maintain our customers’ loyalty. Through our high-quality and efficient services and commitment to our customers, we have been able to maintain a close relationship with them, who, in turn, make referrals for our business and operations. We also rely on active account management of existing customers by our customer success teams through both cross-selling and upselling.

In addition to serving our existing customers, we also conduct outreach to prospective customers who have no prior business relationship. These efforts aim to diversify and expand our customer base, improve sales performance, and strengthen business resilience. Our management team, with in-depth industry knowledge, has maintained regular and strong exposures in international seminars and conferences, which enhances our established reputation, visibility and credibility, and is expected to position us with long-term success in the industry.

We expect to develop our sales team, and to increase the number of sales professionals in multiple locations around the world. We also expect to set up liaison offices in the United States and Singapore as part of our sales and marketing efforts.

Travel-related Services

For our travel-related services, our current customers primarily consist of travel companies, online leisure-travel platforms, travel agencies, tour operators and booking agents. These customers either purchase our travel products and services for resale to independent travelers or connect us with independent travelers for the sales and marketing of our travel products and services. At present, we do not have a dedicated channel to offer our services directly to end customers or individual travelers. We plan to set up our own sales and marketing network in both the UAE and other parts of Asia to enhance our market exposure and strengthen our business presence.

Pricing Strategy

Our directors are responsible for determining the pricing for our services. For our corporate consultancy services, we have adopted a fixed pricing approach. For our travel-related services, we follow a cost-plus approach. In determining the fees we charge our customers, we take into account a variety of factors, including but not limited to:

For corporate consultancy services:

(i)	Type, nature and detailed work scope of the services required;

(ii)	Value, complexity, timing and scale of the engagement;

(iii)	Applicable information technology infrastructure required;

(iv)	Rates charged by our competitors; and

(v)	Level of acceptance of the current market rates for similar services.

For travel-related services:

(i)	Type, duration and number of participants of the tour;

(ii)	Rates charged by our competitors;

(iii)	Costs of services, including airfare, hotel and transportation costs;

(iv)	Future business opportunities;

(v)	Reputation of the customer; and

(vi)	Level of acceptance of the current market rates for similar services.

Competition

Corporate consultancy services

The corporate consultancy industry has relatively low barriers to entry. The segment in which we operate includes a large number of participants. We face competition from a wide range of firms, including business operations and financial consulting firms, general management consulting firms, consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms, and technology development advisory firms. Some of these competitors are global in nature and have access to more extensive resources, which may allow them to showcase broader experience to potential clients. In addition, due to the relatively low barriers to entry, we expect to continue facing additional competition from new entrants into the business operations and ESG consulting industries.

Many of our competitors have a more established national presence and operate internationally. They may also possess significantly greater personnel, financial, technical, and marketing resources. Furthermore, these competitors may generate higher revenues and enjoy stronger name recognition than we do. Our ability to compete also depends, in part, on the ability of these competitors to hire, retain, and motivate skilled consultants, the pricing of comparable services offered by others, and the responsiveness of competitors to their clients.

However, we believe that we compete favorably with our competitors due to our competitive strengths, including robust technology integration and adoption, competitive pricing capabilities, experienced and highly qualified personnel, and strong client relationships.

Travel-related services

The travel industry in the UAE is, in general, highly competitive. We primarily compete with a broad range of online leisure-travel platforms and travel companies. In addition, we compete with traditional travel service providers and tour operators. We also face competition from airlines and hotels, which in recent years have increasingly focused on enhancing their direct sales channels. Large, established internet companies have also launched applications that offer travel products across various global destinations. Factors affecting our competitiveness include, among other things, pricing, availability and breadth of travel product offerings, brand recognition, customer service quality, ease of use, accessibility, and the security and reliability of our transaction and service infrastructure.

Some of our current and potential competitors may possess greater financial, marketing, and other resources than we do. In addition, certain competitors may be acquired by, receive investment from, or enter into strategic partnerships with larger, well-established and well-financed companies or investors. As a result, they may be able to allocate greater resources to marketing and promotional activities and devote substantially more funding to website and system development than we can.

However, we believe that we compete favorably with our competitors by emphasizing eco-friendly and sustainable travel practices, as well as through our competitive strengths, including strong client relationships and distinct market positioning.

Seasonality

Corporate consultancy services

For the years ended September 30, 2023 and 2024, and six months ended March 31, 2025, there were no specific and obvious seasonality that affected the demand for our corporate consultancy services.

Travel-related services

Demands for our travel-related services fluctuate over the year, reflecting seasonal variations in demand for leisure travel services. Sales of leisure travel products and services generally increase during holiday periods and decrease during summer periods because the UAE is experiencing high temperatures. Prices of leisure travel products and services are subject to fluctuation between peak seasons and off-peak seasons. For example, the fourth quarter of each year is usually the busiest, because visitors tend to travel during the winter. Consequently, our results of operations may fluctuate from quarter to quarter.

We expect that our rapid growth will tend to mask the seasonality of our business. As our growth rate slows, the seasonality in our business will become more pronounced and cause our operating results to fluctuate.

Insurance

We believe our current insurance coverage is adequate to address the risks associated with our operations, taking into account the size and nature of our business. Our insurance coverage includes, among others, work-related injury insurance for our employees and property all-risks insurance for our office facilities. We review our insurance policies from time to time to assess the adequacy and breadth of coverage.

However, we do not maintain professional liability insurance covering risks such as professional negligence, information leakage, breaches of confidentiality obligations, or cybersecurity incidents. In addition, we do not maintain liability insurance specifically covering risks related to our travel business, including damage arising from accidents caused by us, business disruptions, or personal injuries sustained by our customers. As a result, our business remains susceptible to potential risks and losses incurred during our operations, and we cannot assure you that our existing insurance policies will fully cover all such losses. In the event of an uninsured loss or a loss exceeding our insured limits—including those arising from natural disasters or other events beyond our control—we may be required to bear the resulting losses, damage, or liabilities using our own funds. For details regarding such risks, refer to “Risk Factors — Risks Related to Our Business Operations and Their Industries — Our insurance coverage may be inadequate to protect us from potential losses” on page 22 of this prospectus.

Employees

As of September 30, 2023, we had one full-time employee based in Hong Kong. As of September 30, 2024, we had eight full-time employees, of which six were based in the UAE and two were based in Hong Kong, respectively. As of the date of this prospectus, we have ten full-time employees, of which five are based in the UAE, three are based in Hong Kong and two are based in Southeast Asia, respectively. The following table sets out a breakdown of our employees by function:

	As of September 30, 2023(1)	As of September 30, 2024(1)	As of the date of this prospectus(1)
Management	1	1	3
Administration and human resources	-	1	1
Accounting and finance	-	1	1
Sales and marketing	-	1	1
Information and technology / operations / travel advisors	-	3	4
Total	1	7	10

(1)

The number of employees presented in this table does not include: (i) two third-party consultants employed by us, who are based in Singapore and offer maintenance services for our information technology system and general operations; and (ii) one third-party consultant employed by us, who is based in Singapore and offers data collection and research support services.

We believe we maintain a good working relationship with our employees. We did not experience any significant problems with our employees, any disruption to our operations due to labor disputes, or any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended September 30, 2023 and 2024 and the six months ended March 31, 2025.

Facilities

Our principal executive office is located at the First Floor, Incubator Building, Masdar City, Abu Dhabi, UAE. On January 7, 2025, UFox renewed its license to occupy flexible desks, which is now valid through January 24, 2026. UHAD holds a license through a virtual desk arrangement (i.e., not a registrable office address for either UHAD or UFox). The previous license for the virtual desk was due to expire on July 31, 2025; however, on May 6, 2025, we opted for an early renewal, extending the license validity to July 31, 2026. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations. As at the date of this prospectus, we do not own any real property, but we occupied the following premises to support our business activities and operations:

No.	Location	Gross floor area (sq.m)	Rent
1.	First Floor, Incubator Building, Masdar City, Abu Dhabi, UAE	1 sq. m.(4)	AED6,000 per year (equivalent to approximately US$1,633.8 per year)(1)
2.	First Floor, Incubator Building, Masdar City, Abu Dhabi, UAE	1 sq. m.(4)	AED10,000 per year (equivalent to approximately US$2,722.9 per year)(2)
3.	Office 9, Rooms 03-06, 10/F., YF Life Centre, 38 Gloucester Road, Wanchai, Hong Kong(3)	N/A(4)	HK$7,873.20 per month (equivalent to approximately US$1,009.4 per month)

(1)	UHAD entered a license to occupy agreement with Masdar City Services LLC, pursuant to which UHAD was granted a non-exclusive license to occupy this space with a license term from August 1, 2025 to July 31, 2026. Pursuant to the license to occupy agreement, it constitutes a mere license to occupy space and does not constitute a lease agreement nor create any real estate right.

(2)	UFox entered a license to occupy agreement with Masdar City Services LLC, pursuant to which UFox was granted a non-exclusive license to occupy this space with a license term from January 25, 2025 to January 24, 2026. Pursuant to the license to occupy agreement, it constitutes a mere license to occupy space and does not constitute a lease agreement nor create any real estate right.

(3)	UHHK entered into a lease agreement with an independent third party, pursuant to which UHHK leased the premises with a lease term from October 1, 2024 to October 1, 2026.

(4)	The premise is a shared-office.

Intellectual Property

As of the date of this prospectus, we have registered one trademark in Hong Kong, which we consider to be material to our business:

Trademark	Place of registration	Trademark number	Owner	Class	Expiry date
	Hong Kong	306747850	The Company	35	December 5, 2034

Licenses and Regulatory Approvals

A summary of the laws and regulations applicable to our business and industry is set out in the section headed “Regulation” in this prospectus. We have obtained all the necessary licenses, permits, and approvals that are material to our business during the years ended September 30, 2023 and 2024, and up to the date of this prospectus.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

Regulations Related to Our Business Operations in the UAE

Overview

The UAE is a federation of seven emirates made up of Abu Dhabi, Dubai, Sharjah, Ajman, Umm Al Quwain, Fujairah and Ras Al Khaimah. The UAE has one of the most liberal business environments in the Middle East. There are currently no exchange controls on the remittance of profits or repatriation of capital, and virtually no restrictions on foreign trade. Abu Dhabi is the capital city of the UAE.

There are three primary systems of law in the UAE: federal laws and decrees, local laws, and Sharia (Islamic law). The UAE's Constitution describes the general principles of the federal and local systems and leaves the details to the discretion of local judiciaries. Sharia law dictates the personal status law for Muslims.

The federal codes of law apply in all seven emirates. They typically deal with the most important and fundamental principles of law, including civil, commercial, civil procedure, companies, intellectual property, immigration, maritime, industrial, banking and employment law. In the absence of federal legislation on areas specifically reserved to federal authority, the local government will apply his or its own rules, regulations and practices. Many of the laws enacted by the rulers of the emirates relate to matters which are more administrative in nature, such as the establishment and operation of government affiliated entities.

At the federal level, the Ministry of Justice oversees courts and prosecution departments across the UAE. It appoints judges and licenses lawyers, experts and legal translators. Each of the seven emirates maintain the right to choose either to participate in the Federal Judiciary or to maintain its own local judicial system. The emirates of Sharjah, Ajman Fujairah and Umm Al Quwain follow the federal judicial system. The Abu Dhabi Judicial Department in Abu Dhabi, Dubai Courts in Dubai, Sharjah Judicial Department in Sharjah, and RAK Courts in Ras Al Khaimah maintain their own independent judicial departments, with jurisdiction in matters that were not assigned to the Federal Judiciary in accordance with the Constitution.

The courts of Abu Dhabi have sole jurisdiction to hear cases brought in the emirate. Its judicial system has a three-tier structure: Court of First Instance, Court of Appeal and Court of Cassation/Supreme Court.

Free zones have been created in various emirates, including Abu Dhabi. With the exception of the financial free zones, which require a federal decree, the creation of separate legal systems for each free zone is primarily authorized by local laws or decrees which are issued by the ruler of each concerned emirate. Such free zones have, to varying degrees, different rules and regulations compared to the rest of the emirate. For example, the financial free zones in Dubai are independent of the civil and commercial laws of the UAE. Other types of free zones are still subject to the civil and commercial laws applicable in the UAE, provided that such laws do not contradict the rules and regulations of the relevant free zone. All free zones remain subject to the UAE criminal law.

Legal framework of Masdar City Free Zone

Our operating subsidiaries in the UAE, UFox and UHAD, are incorporated and headquartered in the Masdar City Free Zone. This free zone is a business hub based in Masdar City, an urban community located just outside the capital of Abu Dhabi. It is a designated investment zone for businesses in the renewable sector and offers the standard freezone incentives including full foreign ownership and certain tax breaks. The Masdar City Free Zone is governed by certain federal laws of the UAE, certain of the local laws of the Emirate of Abu Dhabi and the regulations of the Masdar City Free Zone.

The Abu Dhabi Future Energy Company (ADFEC) is the primary authority of the Masdar City Free Zone. ADFEC works in conjunction with the Abu Dhabi Municipality and other relevant authorities to uphold standards and regulations for development within its jurisdiction. It is in charge of business services, including registration and licensing, business and leasing opportunities, and various support services, within the free zone.

Company laws

Article 5 in the Federal Law No. 32 of 2021, or the UAE Companies Law, states that the provisions of the UAE Companies Law shall not apply to companies established in the free zones if a special provision to this effect is contained in the laws or regulations of the relevant free zone.

The principal legislation governing companies incorporated in the Masdar City Free Zone i include Masdar City Free Zone Companies Regulations 2016, Masdar City Free Zone Business Licensing Regulations 2016, and Employment Regulations 2009. 100% foreign ownership is permitted in Masdar City Free Zone. ADFEC is responsible for the registration for all companies incorporated in the Masdar City Free Zone.

Investors may set up limited liability companies (“LLC”) and branches of foreign companies in the Masdar City Free Zone. The LLC share capital requirements are AED150,000 (approximately. $41,000). Masdar City companies must have at least one shareholder, two directors, a general manager, and a company secretary.

Federal Law No. 50 of 2022 on the Promulgation of the Commercial Transactions, or the Commercial Code, regulates banking and commercial transactions. The Commercial Code covers a broad range of business transactions and contains provisions relating to, among other things, commercial obligations, commercial pledges, commercial agency and commercial papers. They generally apply to companies incorporated in the Masdar Free Zone.

Federal Law No. 5 of 1985 as amended, or the Civil Code, regulates commercial transactions to the extent they do not conflict with the corresponding provisions of the Commercial Code. The Civil Code governs, among other things, basic contract law principles, property rights and the creation of various security interests. The Civil Code also contains general provisions imposing liability arising from intentional and negligent acts. Such provisions are derived from the disciplines and principles of Sharia. The Civil Code further provides for a distinction between direct and indirect (or consequential) harm but does not define these terms.

Business licenses

Business operations in the Masdar City Free Zone are governed by the Masdar City Free Zone Masdar City Free Zone Companies Regulations 2016 and Masdar City Free Zone Business Licensing Regulations 2016, which set forth specific activities aligned with sustainability and innovation. The Service License prescribed under the Masdar Licensing Regulations are designed for entities that engage in non-physical trade activities, such as consultancy, professional services, and other advisory functions within the Masdar City Free Zone. This license is tailored for expertise-based operations rather than manufacturing or trading physical goods. Examples of eligible activities include legal advisory, marketing, human resources management, and IT support services.

The Service License allows businesses to operate with 100% foreign ownership and provides tax exemptions on corporate income and import/export duties, subject to conditions established by the Free Zone regulations. Businesses are permitted to fully repatriate profits and capital. To obtain this license, applicants must submit a detailed business plan, including the scope of operations and compliance with Masdar City’s sustainability principles. Additional documentation includes completed application forms and identification documents for shareholders and directors.

The license is issued for a one-year term and requires annual renewal. Renewal involves adherence to regulatory compliance and the submission of updated information, ensuring continued alignment with the Free Zone’s operational and legal requirements. The licensing process is overseen by the Masdar City Free Zone, which establishes guidelines in accordance with both UAE federal laws and specific regulations of the Free Zone. This license enables businesses to function within a regulated, sustainability-focused ecosystem, aligning operations with Masdar City’s goals for innovation and environmental responsibility.

Travel agencies regulations

Travel-related services are within the list of permitted activities in the Masdar City Free Zone. All travel agencies in the UAE, including those operating within Masdar City, are subject to additional regulatory frameworks and licensing conditions.

In addition to the Abu Dhabi Department of Economic Development, the Department of Culture and Tourism – Abu Dhabi, or DCT Abu Dhabi, is the primary regulatory body responsible for licensing travel agencies and tourism-related businesses in the emirate.

Travel agencies may be required to secure the appropriate approvals and meet financial and operational criteria, including maintaining professional liability insurance. Proof of financial solvency may also be stipulated, including sufficient capital reserves to support the business operations. The licensing authorities may also want evidence that key personnel hold qualifications and expertise relevant to the travel and tourism industry. This may include a requirement for a manager with industry-specific certifications or experience.

Regulations relating to employment

UAE Federal Law No. 33 of 2021 regulating labor relations, or the Labor Law, applies to all private-sector employees working in the UAE, except for those working in the Dubai International Financial Centre or the Abu Dhabi Global Market, another free zone in Abu Dhabi. The Labor Law governs, among other things, minimum employee leave entitlements (for example, sick leave, annual leave and maternity leave), working hours and overtime, work-related injuries and safety standards. The Labor Law only requires employment contracts to have a fixed term (i.e., unlimited term contracts are not recognized by the Labor Law) the Labor Law only requires employment contracts to have a fixed term (i.e., unlimited term contracts are not recognized by the Labor Law). The Labor Law also sets out the compensation which may be awarded to an employee who has been unlawfully dismissed.

The Labor Law also provides for compensation payable to workers for injuries sustained during the course of their employment. The Labor Law also provides for a mandatory end of service gratuity to be paid to all employees upon termination of their employment. Employers and employees may not contract out of these minimum standards of employment established by the Labor Law. Trade unions and collective bargaining are not recognized under the Labor Law.

In addition to the Labor Law, all companies operating within the Masdar City Free Zone are also subject to the Employment Regulations 2009. The Employment Regulations authorize the Masdar City Free Zone to sponsor employees’ residence visas and contain provisions relating to the identity cards and passports of employees, the provision of medical care, as well as health and safety standards for employees. Decisions on residence visas are ultimately made by the federal immigration authority.

The Labor Law and the Employment Regulations 2009 are applicable to all employees working for companies within the Masdar City Free Zone, including foreign nationals.

Data protection laws

The UAE published its first Federal Data Protection Law No. 45 of 2021 (“DP Law”), which came into effect on 2 January 2022. The DP Law applies to the processing of personal data of data subjects residing in the UAE or having a workplace in the UAE; controllers or processors established in the UAE that carry out the activities of processing personal data for data subjects in the UAE or abroad; and controllers or processors established outside of the UAE that carry out the activities of processing personal data for data subjects in the UAE.

The DP Law has similar principles and concepts to the General Data Protection Regulation (Regulation (EU) 2016/679). The DP Law sets out the rules and requirements on obtaining a data subject’s consent, obligations of controllers and processors as well as the rights of data subjects generally and in respect of transferring their personal data outside of the UAE.

Additionally, there are provisions in other legislation that relate to privacy relevant to the processing of personal data in the UAE and should be considered when assessing the legal basis for processing personal information in the UAE, and associated transfers of personal data to recipients outside the UAE.

Of primary relevance are Articles 379 and 380 (bis) of the UAE Penal Code (Law No. 31 of 2021), which provides:

Article 432: “[…] Any individual who, by reason of his profession, craft, circumstance or art is entrusted with a secret and who discloses it in cases other than those permitted by the law, or who uses it for his own advantage or another person’s advantage, shall be punished by imprisonment of at least one year and/or a fine of at least AED20,000 (US$5,446) unless the individual to whom the secret pertains has consented that it be disclosed or used.”

Article 434 (bis): “Detention shall be inflicted upon whoever unrightfully copies, distributes or provides another person with the content of a phone call or message or information or data or any other such things that he examines by virtue of his profession.” The penalty is not specified in the provision, but Article 70 of the Penal Code provides that the detention would be between one month and three years.

The term “secret” contained in Article 379 of the UAE Penal Code is undefined, and it could be interpreted to include sensitive personal data.

Consumer Protection Laws

UAE Federal Law No. 155 of 2020 on Consumer Protection along with Cabinet Decision No. 66 of 2023 in respect of the Executive Regulations of the Consumer Protection Law, together referred to as the Consumer Protection Laws, define consumers’ rights and obligations and outlines certain protection measures to fight monopoly, overpricing and fraudulent commercial activities against consumers. The UAE also issued legislation governing consumer rights in e-commerce transactions under Federal Decree Law No. 14 of 2023 on Trading through Modern Technology (“E-Commerce Law”). The E-Commerce Law came into effect in September 2023.

According to the Consumer Protection Laws, UAE consumers are granted certain, including, without limitation, the following rights:

●	Be informed of their rights and obligations under the Consumer Protection Laws;

●	Obtain goods and services that meet the advertised specifications and in accordance with the published terms and conditions;

●	Be able to purchase the goods and services electronically in a secure manner;

●	Have the option to agree to or refuse receiving marketing campaigns;

●	Be able to rate the seller and their goods or services and the services of the digital payment gateway; and

●	Return or exchange any goods or services that were purchased electronically in accordance with the provisions of the E-Commerce Law.

The department of economic development in each emirate within the UAE deals with consumer rights issues and implements plans and procedures related to Consumer Protection Laws. It receives consumer complaints and raises consumers’ awareness about their rights and duties.

Value-Added Tax (VAT)

VAT was introduced at the UAE federal level effective from January 1, 2018. VAT is imposed on the supply of goods and services and on imports of goods and services at the standard rate of 5%, unless the supply or import is subject to the VAT zero rate or exempt from VAT.

Supplies of services fall within the scope of UAE VAT if the place of supply for VAT purposes is located in the UAE. The general rule is that a supply of services is subject to VAT if the supplier has a place of residence for VAT purposes in the UAE. However, the UAE VAT legislation sets out several exceptions concerning the place of supply. Amongst these exceptions, the VAT legislation provides that electronic services that are automatically delivered over the Internet, over an electronic network or over an electronic marketplace are not subject to UAE VAT, if such electronic services are used or enjoyed outside of the UAE.

Corporate Income Tax

UAE Federal Decree-Law No. 47 of 2022 on Taxation of Corporations and Businesses (“CT Law”) provided for the legal framework on corporate income tax for taxable persons. The CT Law applies to financial years commencing on or after June 1, 2023.

Under the CT Law, a taxable person is defined as an individual and/or entity that is subject to UAE corporate tax. Cabinet Decision No. 116 of 2022 set a 0% corporate income tax rate threshold for taxable profits below AED 375,000, and 9% for taxable profits above AED 375,000.

The CT Law provides for companies and entities registered in an UAE Free Zone, being a Qualifying Free Zone Person carrying out certain activities, to be exempted from corporate income tax. Cabinet Decision No. 100 of 2023 on Determining Qualifying Income for the Qualifying Free Zone Person and Ministerial Decision No. 265 of 2023 regarding Qualifying Activities and Excluded Activities provided further details and guidance on such exemptions.

For the financial years ended September 30, 2023 and 2024 and up to the date of this prospectus, UHAD and UFox are not entitled to such exemption.

Regulations Related to Our Business Operations in Hong Kong

Regulations Related to Business Registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. For the year ended September 30, 2023 and 2024 and as of the date of this prospectus, UHHK, being our operating subsidiary in Hong Kong, has obtained such a business registration certificate.

Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$42.1 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case it is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for protection to employees with respect to their safety and health in workplaces. It applies not only to industrial workplaces but also non-industrial.

Under the Occupational Safety and Health Ordinance, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by: (a) providing and maintaining plant and systems of work that are safe and without risks to health; (b) making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; (c) providing such information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees; (d) as regards any workplace under the employer’s control, (i) maintaining the workplace in a condition that is safe and without risks to health; and (ii) providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and (e) providing and maintaining a working environment for the employees that is safe and without risks to health. An employer who fails to comply with the above provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and on conviction on indictment, to a fine of HK$10,000,000. Further, an employer who intentionally, knowingly or recklessly fails to comply with these provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and to imprisonment for six months, and on conviction on indictment, to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labour may serve improvement notices on an employer or an occupier of the workplace against contravention of this ordinance or the Factories and Industrial Undertakings Ordinance (Cap 59 of the Laws of Hong Kong), or suspension notices against an activity or condition or use of workplace where there is an imminent risk of death or serious bodily injury. An employer or occupier who fails to comply with such improvement notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$400,000 and imprisonment of up to twelve months. An employer or occupier who fails to comply with such suspension notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$1,000,000, to imprisonment for twelve months, and to a further fine of HK$100,000 for each day or part of a day during which such employer or occupier knowingly and intentionally continues the contravention.

Regulations and Notices Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Intellectual Property

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Regulations Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Regulations Related to Personal Data

During the course of our business, we may, from time to time, obtain personal data from our clients and customers. We are required to comply with the relevant regulations related to personal data in Hong Kong and other jurisdictions.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Data Protection Act (As Revised) of the Cayman Islands

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment you will be required to provide us with certain personal information which constitutes personal data within the meaning of the DPA.

Investor Data

We will collect, process, use, disclose, retain and secure personal data only to the extent necessary and for lawful purposes to the extent legitimately required to conduct our activities on an ongoing basis, to protect the vital interests of shareholders, as data subjects, for the administration of justice or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If an individual is a natural person, this will affect them directly. If the individual is a corporate shareholder (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the Company with personal data on individuals connected to them, for any reason in relation to their investment in the Company, this will be relevant for those individuals. The shareholder should therefore transmit the content of this privacy notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by the individual’s interests, fundamental rights or freedoms.

Should the Company wish to use personal data for other specific purposes (including, if applicable, any purposes requesting consent), we will contact the individual in question.

Why We May Transfer Personal Data

In certain circumstances, the Company may be legally obliged to share personal data and other information related to a shareholder’s holdings with the relevant regulatory, tax and governmental authorities. These regulatory authorities, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to people who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

In the event of a personal data breach that is reasonably likely to result in a risk to the interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates, the Company will notify the individuals accordingly.

Individuals have the right to request access to, and correction of, their personal data which we hold which can be exercised by contacting the Company as set out below.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of personal data or the exercise of any of the rights listed above, please contact us through our website at www.dt-house.com or through phone number (971) 0585986698.

MANAGEMENT

Directors and Executive officers	Age	Position
Ms. Yuran Yin	32	Chair of the Board, Executive Director and Chief Executive Officer
Mr. Elvin Qiting (Haotian) Zhang	36	Chief Financial Officer
Mr. Dyota Mahottama Marsudi	36	Chief Strategy Officer
Ms. Lilin Hu	34	General Manager (Travel Business)
Ms. Yin Kwan Yvonne Chow*	34	Independent Director Appointee and Chair of Audit Committee
Mr. Toi Ngee Tan*	42	Independent Director Appointee, Chair of Compensation Committee and Chair of Nominating and Corporate Governance Committee
Mr. Nicholas Aaron Khoo*	46	Independent Director Appointee

*	Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part.

Ms. Yuran Yin (“Ms. Yin”), Chair of the Board, Executive Director and Chief Executive Officer

Ms. Yin is the founder of UHHK and UHAD and has been our Chair of the Board Executive Director and Chief Executive Officer since inception. She has over 8 years of experience in corporate consultancy, corporate strategy, equity investment and financial management with a specific focus in ESG consulting. She has been a certified ESG Analyst certified by the CFA Institute and a Carbon Auditing Professional (CAP) certified by The European Federation of Financial Analysts Societies (EFFAS) and The Association of Energy Engineers (AEE) since 2020 and 2022, respectively. She also completed the Fundamentals in Sustainability Accounting (FSA) and Certificate in ESG Investing with the Sustainability Accounting Standards Board (SASB) and the CFA Institute in 2020 and 2022, respectively. She has extensive expertise and experience in sustainability consultancy and attended the United Nations Climate Change Conference 28 (COP28) as a diplomatic guest and delegate in December 2023.

During the periods between July 2016 and November 2016, April 2017 and August 2018, October 2018 and April 2019 and February 2020 and August 2021, Ms. Yin successively served as a private equity analyst, private equity manager, vice president and partner in EXS Capital Asia Limited, China CITIC Financial Asset Management Limited (formerly known as China Huarong International Holdings Limited), OCI Asset Management Company Limited and Y2 Capital, respectively. Ms. Yin received a Bachelor of History of Art and Architecture from Harvard University, U.S. in June 2016.

Mr. Elvin Qiting (Haotian) Zhang (“Mr. Zhang”), Chief Financial Officer

Mr. Zhang has been our chief financial officer since March 10, 2025.

Mr. Zhang has over 10 years of experience in capital investment, corporate strategy and fund raising. Prior to the joining of the Company, he served as a director in various setups in the Sinar Mas Group, a conglomerate with Indonesian origins, and as principal and chairman in Sealion Venture Partners Pte. Ltd. in Singapore, since February 2019 and October 2020, respectively. He was a venture capitalist during the periods between October 2017 and July 2018 at Vertex Ventures, a subsidiary of Temasek Holdings. Mr. Zhang has also cofounded a number of start-up companies, including jobby.sg, getbuzzclout.com, Grabtuition (formerly known as Xpresstuition.com), and Toucan Pay during the periods between December 2011 and February 2018.

Mr. Zhang is currently a candidate for Executive Master of Business Administration at Tsing Hua University PBC School of Finance and received a Bachelor of Business with Honors from Nanyang Business School, which has been a part of Nanyang Technical University in Singapore since July 2013. He has also been a licensed Capital Market and Financial Advisory Services (CMFAS) Representative with the Monetary Authority of Singapore since November 2022.

Mr. Dyota Mahottama Marsudi (“Mr. Marsudi”), Chief Strategy Officer

Mr. Marsudi has been our chief strategy officer since March 10, 2025. He has over 13 years of experience in investment and corporate strategy. During the period between April 2021 and June 2024, Mr. Marsudi served as a founding president director and chief executive officer in PT Bank Aladin Syariah Tbk, the first Islamic digital bank in Indonesia. During the period between April 2018 and April 2021, he served as a senior executive director in Vertex Ventures, a subsidiary of Temasek Holdings, in Singapore. During the period between August 2016 and April 2018, Mr. Marsudi served as a co-founder and chief operating officer of Happy5.co, a start-up company engaged in Software-as-a-Service (SaaS) with a focus on human capital management systems. During the period between March 2011 and Dec 2017, he served successively as a consultant in the Boston Consulting Group (BCG).

Mr. Marsudi also served as an independent investment committee member for Merah Putih Fund, an Indonesian state-owned corporate venture capital fund since September 2023 and as an expert staff and national digital transformation committee member of the Indonesian Ministry of National Development Planning in 2019.

Mr. Marsudi received a Bachelor’s degree in Economics and a Master of Business Administration from the University of Indonesia and the Institut Ruopeen d’ Administration des Affaires (INSEAD) in August 2010 and July 2016, respectively.

Ms. Lilin Hu (“Ms. Hu”), General Manager (Travel Business)

Ms. Hu has been the manager of UFox since November 2022 and began to serve as general manager in travel business in June 2024 upon the acquisition of UFox. She oversees our travel services segment. Ms. Hu was not an affiliate with the Company prior to the acquisition. She has over 12 years of experience in the travel industry. Prior to joining UFox, Ms. Hu served as a partner of SCP General Trading Company during the period between July 2021 and November 2022. During the periods between July 2019 and March 2021, March 2017 and February 2019, July 2015 and February 2017 and February 2012 and January 2015, she served successively as a customer service manager, tour manager, tour guide, and supervisor (reception) in Justgo Tourism Company, Jiangxi CEITS Tourism Company, Highway Tourism Company and Intercontinental Hotel Lijiang, respectively. Ms. Hu received a Bachelor in Tourism from Jiangxi Agricultural University, People’s Republic of China in July 2012.

Ms. Yin Kwan Yvonne Chow (“Ms. Chow”), Independent Director Appointee and Chair of Audit Committee

Ms. Chow will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Ms. Chow will serve as the chair of the audit committee, a member of the compensation committee as well as the nominating and corporate governance committee.

Ms. Chow is a Certified Public Accountant, or CPA, in Hong Kong since 2021, an associate member of the Hong Kong Institute of Certified Public Accountants since July 2021 and a member of the Institute of Chartered Accountants in England and Wales since July 2022. She has over 4 years of experience in providing accounting and auditing services. During the period between July 2016 and December 2020 and since September 2022, Ms. Chow successively served as an audit senior and executive director in KTC Partners (CPA) Limited, respectively. During the period between January 2021 and September 2022, Ms. Chow served as an audit manager at Crowe (CPA) Limited. Ms. Chow received a Bachelor of Arts with Major in Government and Political Sciences from Smith College, U.S. and Master of Arts in Religion from Yale University, U.S., in May 2014 and May 2016, respectively.

Mr. Toi Ngee Tan (“Mr. Tan”), Independent Director Appointee, Chair of Compensation Committee and Nominating and Corporate Governance Committee

Mr. Tan will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Mr. Tan will serve as the chair of the compensation committee and the nominating and corporate governance committee, as well as a member of the audit committee.

Mr. Tan has been a Chartered Financial Analyst, or CFA, since September 2021. He has over 10 years of experience in capital investment and corporate strategy. Mr. Tan currently serves as the founding partner (product) of Wright Partners Ventures in Singapore since October 2020 and the head of sustainable growth of Golden Energy and Resources Pte Limited since January 2019. During the period between March 2017 and December 2018, he served as the chief product officer in Future Strategy Group in Jakarta. During the period between December 2014 and February 2017, Mr. Tan served as the chief executive officer of Juvo Labs and Wiz, in which he founded. During the period between March 2014 and June 2016, he served as a senior program lead in TNB Ventures (formerly known as The Co-Foundry) in Singapore. During the period between November 2010 and March 2014, Mr. Tan served as a manager in strategy in Asia-Pacific at Bosch Sicherheitssysteme GmbH (formerly known as Robert Bosch Security and Communications Systems). During the period between July 2007 and November 2010, he served as a senior security and political risk analyst at the Ministry of Defense of Singapore. During the period between October 2018 and March 2020, Mr. Tan served as a partner and chief product officer of SEACAP Group in Jakarta and Singapore. During the period between June 2005 and May 2007, he served as a project coordinator (national service) in the School of Ammunition of the Singapore Armed Forces.

Mr. Tan received a Bachelor of Science in Electrical and Computer Engineering and a Master of Engineering in Electrical and Computer Engineering both from Cornell University, U.S., in May 2004 and May 2005, respectively.

Mr. Nicholas Aaron Khoo (“Mr. Khoo”), Independent Director Appointee

Mr. Khoo will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Mr. Khoo will serve as a member of the compensation committee, nominating and corporate governance committee and the audit committee.

Mr. Khoo currently serves as the chief operating officer of Global Star Acquisition, Inc., a blank check company listed on Nasdaq (Stock Symbol: GLST) from September 2022 to May 2025. Mr. Khoo’s diversified career spans over 20 years within the technology, gaming, fintech, real estate, and consulting industries. Since February 2017, Mr. Khoo has served as a director of AB&MEG Pte. Ltd., an accounting solutions company. In the financial services and consulting industry, Mr. Khoo has led Asia Pacific and Japan for Visa Inc’s Cybersource Managed Services from 2012 to 2017. In the real estate industry, Mr. Khoo has served as an independent director of Hatten Land Ltd. Since January 2022. Mr. Khoo is a well-known figure in the e-sports and video games industry, serving as an advisor to the board of the Global Esports Federation. Mr. Khoo also serves as an investment committee member of the Tribeca Global SPAC Fund since September 2021. Since October 2021, he has also served as an Investment Committee Member of Global Fund, a sponsor affiliate. He was also an investment partner in the venture capital firm Cake Defi Ventures from February to August 2022. Mr. Khoo has experience in the public sector as he has served on various official boards and committees in Singapore including the Casino Regulatory Authority, National Crime Prevention Council, and the Internet and Media Advisory Committee. Mr. Khoo was the valedictorian when he graduated with a Master of Business Administration from Arcadia University.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such a case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer agrees to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, we intend to enter into agreements with all other directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

We have entered into indemnification agreements with each of the directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors, comprising our sole executive director Ms. Yin and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering amended and restated memorandum and articles of association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. Our board is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of our Ordinary Shares on Nasdaq, our audit committee will consist of Ms. Chow, Mr. Tan, and Mr. Khoo, and it will be chaired by Ms. Chow. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Chow qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management responses;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

Compensation Committee

Concurrent with the listing of our Ordinary Shares on Nasdaq, our compensation committee will consist of Mr. Tan, Ms. Chow and Mr. Khoo, and it will be chaired by Mr. Tan. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of our Ordinary Shares on Nasdaq, our nominating and corporate governance committee will consist of Mr. Tan, Ms. Chow and Mr. Khoo, and it will be chaired by Mr. Tan. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board or for appointments to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined under Rule 3b-4(c) of the Exchange Act. As a result, we are exempt from some of the requirements under the Exchange Act applicable to domestic issuers and in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. These exemptions include, among others, the following:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), but we are required to comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. You should refer to “Description of Shares Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under the laws of the Cayman Islands.

Compensation of Directors and Executive Officers

For the year ended September 30, 2024, we paid an aggregate of $33,169 in cash (including salaries, bonus and mandatory provident fund) to our directors and executive officers. For the six months ended March 31, 2025, we paid an aggregate of $49,013. We have not entered into any agreements with our directors or executive officers that would provide benefits to them upon termination of employment.

2025 Stock Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility for the Company, our board of directors has authorized the adoption of the 2025 Stock Incentive Plan. The Plan will become effective on the day immediately after the completion of this offering for a term of ten years.

Awards that may be granted under the Plan may be share-based (such as options and restricted shares), cash-based (such as Share Appreciation Rights and Restricted Share Units, as defined in the Plan), or a combination of both. The maximum number of Shares that may be granted under share-based awards during the term of the Plan is 2,000,000 Shares or 12.5% of the total number of Shares outstanding as of the effective date, whichever is higher. This limit will automatically increase on the first day of a fiscal year to 12.5% of the total number of Shares outstanding as of the last day of the immediate preceding fiscal year.

Other material terms of the Plan are summarized below:

Eligibility. Awards under the Plan may be granted to our directors, officers and other employees; officers, directors and other employees of our subsidiaries and parent companies; and other persons to whom the issuance of Shares may be registered under Form S-8 under the Securities Act.

Administration. The Plan will be administered by our board of directors or a committee of one or more members of the board of directors. Any decision relating to a director or office, however, will be delegated to a committee consisting solely of two or more directors who are disinterested.

Transferability. Any transfer, sale, hypothecation, encumbrance, or disposal of an award or any right or interest thereunder is prohibited unless the disposition falls within a limited set of exceptions or the right being disposed of under the award has been vested and (if applicable) exercised. All grantees and (if applicable) their transferees are required to notify the Company when they dispose of any Shares received under the Plan within two years of the grant or one year after their acquisition under the terms of the award, whichever is later.

Award Agreement. The commercial terms of each award will be tailored for the grantee in the form of an award agreement. These terms may include vesting schedule and acceleration events; conditions precedent to the exercise of a right or privilege; exercise price or formula; settlement methods; and termination events.

Claw-Back & Recovery. Award made to a grantee may be revoked, and any Shares or other properties acquired under the award, including any net proceeds received from the sale of Shares, are subject to claw back, if the grantee is shown to have violated any covenants and other terms of employment.

Amendment and Termination. The board of directors may at any time amend the terms of the Plan, including the Plan’s suspension, extension and early termination, unless such amendment is inconsistent with our Memorandum and Articles of Association or prohibited under applicable laws.

RELATED-PARTY TRANSACTIONS

Immediately before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related-party transactions of our company that occurred during the past three fiscal years up to the date of this prospectus.

Name and relationship of related parties

Existing Relationship with the Company
Ms. Yuran Yin	She is the controlling shareholder of the Company, Chair of the Board, Executive Director and Chief Executive Officer.
Sealion Venture Partners Pte. Ltd. (“Sealion”)	The controlling shareholder of Sealion owns approximately 21.4% equity interest in the Company

Amount due to related parties

	As of September 30,			As at the date of this
	2022	2023	2024	prospectus
	US$	US$	US$	US$
Ms. Yin (1)	$31,972	$145,404	$5,461	$22,033
Sealion (2)	$-	$-	$13,550	$10,368
Total	$31,972	$145,404	$19,011	$32,401

Notes:

(1)	The balance is non-trade in nature, unsecured, non-interest-bearing and repayable on demand.
(2)	The balance is trade in nature, unsecured, non-interest-bearing and repayable on demand. Sealion is a related party of the Company as the controlling shareholder of Sealion has owned approximately 21.4% equity interest in the Company since September 3, 2024. Transactions with Sealion before this date are not disclosed as related-party transactions.

Policies and Procedures for Related-Party Transactions

Our board of directors intends to create an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

We have based percentage ownership in the table below on 13,125,000 Ordinary Shares outstanding as of the date of this prospectus.

Name of Beneficial Owner	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Ms. Yuran Yin(1) (2)	7,563,542	(6)	57.6%
Mr. Elvin Qiting (Haotian) Zhang (1) (4)	2,810,456		21.4%
Mr. Dyota Mahottama Marsudi (1)	131,250	(7)	1.0%
Ms. Lilin Hu (1)	—		—
Ms. Yin Kwan Yvonne Chow (1)	—		—
Mr. Toi Ngee Tan (1)	—		—
Mr. Nicholas Aaron Khoo (1)	—		—
Total of Directors, director nominees, and executive officers	10,505,248		80.0%
5% or greater shareholders
Ms. Yuran Yin (2)	7,563,542	(6)	57.6%
Key Craft (3)	7,563,542	(6)	57.6%
Mr. Elvin Qiting (Haotian) Zhang (4)	2,810,456		21.4%
Gleneagles Day Group Limited (5)	2,810,456		21.4%
Total of 5% or greater shareholders	10,373,998		79.0%

(1)	Except as otherwise indicated below, the business address for all directors and executive officers is at First Floor, Incubator Building, Masdar City, Abu Dhabi, United Arab of Emirates.
(2)	Ms. Yuran Yin, a director of the Company, owns 100% of the equity interests in Key Craft.
(3)	Key Craft is controlled by Ms. Yuran Yin. The registered address of Key Craft is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, VG1110, Tortola, British Virgin Islands.
(4)	Mr. Elvin Qiting (Haotian) Zhang, the chief financial officer of the Company, owns 100% of the equity interests in Gleneagles Day Group Limited.
(5)	Gleneagles Day Group Limited is controlled by Mr. Elvin Qiting (Haotian) Zhang. The registered address of Gleneagles Day Group Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, VG1110, Tortola, British Virgin Islands.
(6)	Representing the ownership as at the date of this prospectus.
(7)	PT Akses Utama Mulia owns 131,250 Ordinary Shares. Natalia Rialucky Tampubolon, the spouse of Mr. Dyota Mahottama Marsudi owns 99.2% of the equity interests in PT Akses Utama Mulia. As such, Mr. Dyota Mahottama Marsudi is deemed interested in the 131,250 Ordinary Shares owned by PT Akses Utama Mulia.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 13,125,000 Ordinary Shares are issued and outstanding, and are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to the bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting or an ordinary resolution can be passed by way of written unanimous consent of all shareholders entitled to vote, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting or a special resolution can be passed by way of written unanimous consent of all shareholders entitled to vote. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	The instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the transfer instrument was lodged, send to each of the transferors and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings (including class meetings) of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the class of creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent but our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles or by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Registration Rights

We have entered into a registration rights agreement (the “Registration Rights Agreement”) with Ristuccia Limited and Bright Nova Development Limited, who acquired our Ordinary Shares pursuant to certain prior share purchase agreements dated September 3, 2024 and February 10, 2025, respectively. Pursuant to the Registration Rights Agreement, following the completion of our IPO, these shareholders are entitled to request up to two long-form registrations and, once eligible, an unlimited number of short-form registrations, respectively, covering all or part of their respective registrable securities. Upon such request, we shall notify other eligible holders, if any, who may elect to participate by providing notice within five (5) business days. We are required to use our best efforts to file the applicable registration statements within 30 calendar days of the request and to cause them to become effective as soon as practicable. Each registration must remain effective for at least 30 calendar days or until all such registered shares are sold. We will also bear all registration-related expenses other than selling expenses.

Listing

We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “DTDT.” We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

History of Ordinary Shares Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited	June 3, 2024	1	US$	0.00
Key Craft	June 3, 2024	13,124,999	US$	13,125.00
Key Craft	September 2, 2024	1	US$	0.00

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. None of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 15,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 1,875,000 Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer

In addition, an aggregate amount of 2,000,000 Ordinary Shares, or 12.5% of the total number of Ordinary Shares outstanding as of the effective date, whichever is higher, shall be reserved as share-based awards during the term of the 2025 Stock Incentive Plan. This limit will automatically increase on the first day of a fiscal year to 12.5% of the total number of Ordinary Shares outstanding as of the last day of the immediately preceding fiscal year.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 131,250 Ordinary Shares immediately after the closing of this offering based on the number of Ordinary Shares outstanding as of September 30, 2024 and as of date of this prospectus; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We have agreed not to, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and five percent or more shareholders has agreed to enter into customary lock-up agreements in favor of the Representative that for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

MATERIAL INCOME TAX CONSIDERATIONS

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on Cayman Islands, BVI and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussions are the opinions of Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands and BVI, and of Jun He Law Offices, our counsel as to the laws of Hong Kong, respectively, which are subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under the Cayman Islands, BVI and Hong Kong laws.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands and/or related to real estate in the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

In addition, pursuant to section 6 of the Tax Concessions Act of the Cayman Islands, our Company has obtained an undertaking from the Governor-in-Cabinet:

(1) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(2) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of the Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concession Act.

The undertaking for our Company is valid for a period of twenty years from October 22, 2024.

BVI Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. Such authorities are subject to change, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those discussed below. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; S Corporations; partnerships and other pass-through entities; and entities that are treated as partnerships for U.S. federal income tax purposes or investors in such pass-through entities), all of whom may be subject to tax rules that differ significantly from those discussed below. This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets (including goodwill), we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their Fair Market Value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, would not be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the Fair Market Value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their Fair Market Value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in BVI will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this net investment income tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares, as determined over a 12-month period ending on the date of the acquisition, may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

UNDERWRITING

The Company has agreed with Revere Securities, LLC (“Revere”) to substitute them with American Trust Investment Services, Inc. as its sole underwriter in connection with this offering. On August 5, 2025, the Company agreed to pay an additional amount of $100,000 to Revere in the form of termination fee such that the Company and American Trust could benefit from the work products created by Revere during the engagement period. Both parties have also agreed to a mutual release of all of their respective rights and obligations in Revere’s engagement letter dated October 30, 2024, as amended on January 15, 2025.

We will enter into an underwriting agreement with American Trust Investment Services, Inc., as representative of the underwriters (the “Representative”), in connection with this offering. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
American Trust Investment Services
Total

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters a 30-day option to purchase up to an aggregate of 281,250 additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering) at the IPO price per Ordinary Share less underwriting discounts. The underwriters may exercise this option for 30 days from the closing of this offering solely to cover sales of Ordinary Shares by the underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares at the IPO price of each Ordinary Share.

Underwriting Discount

Ordinary Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. The underwriters may offer the Ordinary Shares through one or more of their affiliates or selling agents. If all the Ordinary Shares are not sold at the public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Ordinary Shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Ordinary Share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Ordinary Shares to the underwriters at the offering price set forth on the cover page of this prospectus less a 7.0% underwriting discount.

The following table shows the per Ordinary Share and total underwriting discounts to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares.

Total
	Per Ordinary Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Initial public offering price(1)	$	$	$
Underwriting discount (7.0%)(2)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Initial public offering price per Ordinary Share is assumed at $4.00.
(2)	Does not include amounts representing reimbursement of certain out-of-pocket expenses, as described below.

We have agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in this offering.

We have also agreed to pay the Representative’s out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals, all subject to a maximum amount of $150,000 for accountable expenses and a maximum amount of $100,000 for reimbursement of the Representative’s legal fees. As of the date of this prospectus, the Company has paid $50,000 to the Representative as an advance against out-of-pocket accountable expenses and reimbursed the Representative $50,000 for their legal expenses. Any portion of such advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and the non-accountable expense allowance referred to above, will be approximately $ 1,242,790, including a maximum aggregate reimbursement of $150,000 of the underwriter’s accountable expenses.

Right of First Refusal

The Company shall grant the Representative a right of first refusal (“ROFR”) for a period of twelve (12) months from the closing of this offering, pursuant to which the Representative shall have the right to act as lead or joint-lead underwriter, placement agent, or financial advisor (with at least 50% economics) for any future public or private equity or debt offerings, including equity-linked financings by the Company, any successor, or subsidiary. This ROFR is intended to comply with FINRA Rule 5110(g)(6)(A), and any waiver or assignment of such right shall be subject to FINRA approval.

Tail Fee

If within 12 months from the effective date of termination or expiration of the Representative’s engagement letter dated May 30, 2025, the Company completes a public or private offering of its securities with any investor(s) introduced to the Company by the Representative during the term of the engagement letter, then the Company shall pay the Representative a tail fee equal to the compensation that would have been payable had the Representative participated in such transaction, provided that such investor(s) were first introduced to the Company by the Representative and documented in writing during the term of the engagement letter. This provision is intended to comply with FINRA Rule 5110(g)(5)(B). If the Company terminates the engagement letter for cause—defined as the Representative’s material breach of its obligations or willful failure to perform the services contemplated herein—no tail fee (or other post-termination compensation) shall be payable. Any tail fee must be reasonable in relation to the underwriting or placement services originally contemplated and shall not exceed the cash fee rate set forth in the engagement letter. No tail fee is owed for any transaction consummated after the tail period.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of the Representative, it will not, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

In addition, each of our directors, officers and five percent or more shareholders has agreed to enter into customary lock-up agreements in favor of the Representative that for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We have applied to list our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “DTDT”. However, there can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our Company;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Abu Dhabi Global Market

This prospectus relates to an Exempt Offer in accordance with the Market Rules Module (“ADGM MKT”) of the Abu Dhabi Global Market (“ADGM”). This prospectus is intended for distribution only to persons of a type specified in the ADGM MKT. It must not be delivered to, or relied on by, any other person. The ADGM Financial Services Regulatory Authority (“FSRA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM FSRA has not approved this prospectus nor taken steps to verify the information set out in this prospectus and has no responsibility for this prospectus. The Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia

This document:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Cayman Islands

This document does not constitute a public offer of our Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Our Ordinary Shares have not been offered or sold and will not be offered or sold directly or indirectly, in the Cayman Islands.

BVI

We are not licensed to conduct investment business in the BVI by the BVI Financial Services Commission and this prospectus does not constitute an offer to members of the public of our Ordinary Shares, whether by way of sale or subscription, in the BVI. Our Ordinary Shares have not been offered or sold, will not be offered or sold and no invitation to subscribe for our Ordinary Shares will be made, directly or indirectly, to members of the public in the BVI.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Market Rules Module (“DIFC MKT”) of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the DIFC MKT. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

New Zealand

The ordinary shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

United Arab Emirates (excluding the Dubai International Financial Centre)

The Ordinary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts, accountable expenses and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$1,822.00
The Nasdaq Capital Market listing fee	$50,000.00
FINRA filing fee	$2,285.00
Printing and engraving expenses	$7,000.00
Legal fees and expenses	$588,514.00
Accounting fees and expenses	$441,225.00
Transfer agent and registrar fee and expenses	$747.00
Miscellaneous expenses	$1,197.00
Total	$1,092,790.00

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of shares sold in this offering.

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. We are being represented by K&L Gates LLP with respect to certain legal matters of U.S. federal securities and the UAE laws. We may rely upon Jun He Law Offices with respect to matters governed by Hong Kong law. American Trust Investment Services, Inc., the representative of the underwriters, is being represented by DeMint Law, PLLC in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2023 and 2024, and the six months ended March 31, 2025 included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999, 18th Street, Suite 3000, Denver, Colorado, 80202, US.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Ms. Yuran Yin	Chair of the Board, Executive Director and Chief Executive Officer	Chinese	United Arab Emirates
Mr. Elvin Qiting (Haotian) Zhang	Chief Financial Officer	Singaporean	Singapore
Mr. Dyota Mahottama Marsudi	Chief Strategy Officer	Indonesian	Indonesia
Ms. Lilin Hu	General Manager (Travel Business)	Chinese	United Arab Emirates
Ms. Yin Kwan Yvonne Chow	Independent Director Appointee	Chinese	Hong Kong
Mr. Toi Ngee Tan	Independent Director Appointee	Singaporean	Singapore
Mr. Nicholas Aaron Khoo	Independent Director Appointee	Singaporean	Singapore

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. Such statements, reports and information will also be available on our website at www.dt-house.com. The information on those websites is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

DT HOUSE LIMITED

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

DT HOUSE LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

September 30, 2023 and 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Shareholders and Board of Directors of

DT HOUSE LTD

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DT House Ltd and its subsidiaries (the “Company”) as of September 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2024.

Denver, Colorado

January 3, 2025

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

DT HOUSE LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND 2024

(US$, except share data, or otherwise note)

	As of September 30,
	2023	2024
	US$	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,631	$832,369
Accounts receivable, net	280,000	160,328
Deposits and prepayment	8,929	79,773
Deferred offering costs	-	369,769
Total current assets	$306,560	$1,442,239

NON-CURRENT ASSETS
Property, plant, equipment, net	$-	$209
Prepayment	-	38,462
Total non-current assets	$-	$38,671
TOTAL ASSETS	$306,560	$1,480,910

LIABILITIES AND EQUITY
Current liabilities
Other payables and accrued liabilities	$1,026	$93,522
Contract liability	-	210,000
Amounts due to related parties	145,404	19,011
Taxes payables	15,464	95,302
Total current liabilities	$161,894	$417,835
TOTAL LIABILITIES	$161,894	$417,835

Commitments

EQUITY

Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 13,125,000 shares issued and outstanding as of September 30, 2023 and 2024	13,125	13,125
Subscription receivable	(13,125)	(13,125)
Retained earnings	144,666	1,063,075
Total shareholders’ equity	$144,666	$1,063,075

TOTAL LIABILITIES AND EQUITY	$306,560	$1,480,910

*	Shares presented on a retroactive basis to reflect the restructuring.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2024

(US$, except share data, or otherwise note)

	For the year ended September 30,
	2023	2024

Revenue
Corporate consultancy services	$280,000	$1,331,566
Travel-related services	-	3,123
	$280,000	$1,334,689

Operating costs and expenses
Business advisory fees	-	28,146
Staff costs	5,770	76,581
Travel and entertainment expenses	38,944	49,513
Legal and professional fees	513	45,117
Provision of allowance for expected credit loss	-	15,664
Marketing expenses	41,071	99,765
Other operating costs and expenses	1,622	18,277
Total operating costs and expenses	$87,920	$333,063

Income from operations	$192,080	$1,001,626

Other (expense) income:
Interest income	22	224
Other (expense)	-	(3,603)
Total other income (expense)	22	(3,379)

Income before income taxes	$192,102	$998,247
Income taxes provision	(15,464)	(79,838)
Net income attributable to DT House	$176,638	$918,409

Comprehensive income	$176,638	$918,409

Income per share - basic and diluted	$0.01	$0.07

Weighted Average Basic and Diluted Number of Ordinary Shares Outstanding*	13,125,000	13,125,000

*	Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2024

(US$, except share data, or otherwise note)

	Ordinary Shares*		Subscription	Additional paid-in	(Accumulated losses) Retained
	Shares	Amount	Receivable	capital	Earnings	Total

Balance as of September 30, 2022	13,125,000	$13,125	$(13,125)	$-	$(31,972)	$(31,972)
Net income for the year	-	-	-	-	176,638	176,638
Balance as of September 30, 2023	13,125,000	$13,125	$(13,125)	$-	$144,666	$144,666
Net income for the year	-	-	-	-	918,409	918,409
Balance as of September 30, 2024	13,125,000	$13,125	$(13,125)	$-	$1,063,075	$1,063,075

*	Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2023 AND 2024

(US$, except share data, or otherwise note)

	For the year ended September 30,
	2023	2024
Cash flows from operating activities:
Net income	$176,638	$918,409
Non-cash adjustments:
Depreciation of property, plant and equipment	-	18
Allowance for expected credit loss		15,664
Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(280,000)	27,424
Deposits and prepayment	(8,929)	(34,802)
Increase (Decrease) In:
Contract liability	-	210,000
Other payables and accrued liabilities	513	(335)
Amounts due to related parties	94,714	45,347
Tax payables	15,464	79,838
Net cash (used in) provided by operating activities	$(1,600)	$1,261,563

Cash flows from (used in) investing activities:
Net cash acquired from business combination		54,277
Purchases of property, plant and equipment	-	(38,462)
Net cash used in investing activities	$-	$15,815

Cash flows from (used in) financing activities:
Advance from a shareholder	$19,231	$973,551
Repayment of advance from a shareholder	-	(1,055,291)
Payment of offering costs	$-	$(369,769)
Repayment to former shareholder of UFox		(20,113)
Advance from former shareholder of UFox	-	8,982
Net cash from (used in) financing activities	$19,231	$(462,640)

Net increase in cash and cash equivalents	$17,631	$814,738
Cash and cash equivalents at beginning of year	-	17,631
Cash and cash equivalents at end of year	$17,631	$832,369

Supplemental Disclosure of Cash Flow Information
Interest received	22	224

Non-cash operating and investing activities
Accounts receivable collected by related party and offset against due to related party	-	100,000
Consideration of business combination paid by related party	-	10,000

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Organization and principal activities

DT House Limited (formerly known as “Upperhouse Group (Cayman)”) (the “Company” or “DT House”) was incorporated under the laws of the Cayman Islands on June 3, 2024, which is a holding company with operations conducted by the operating subsidiaries in Hong Kong and Abu Dhabi.

The Company and its subsidiaries (collectively referred to as the “Company”) provide corporate consultancy services focused on environmental, social and governance-related aspects (commonly known as “ESG”) to enterprises and corporations to unlock greater business resiliency, and sustainable cost savings along with revenue-generating opportunities.

In addition to the corporate consultancy services, the Company also provides travel-related services in the UAE with emphasis on eco-friendly and sustainable travel practices, as well as travel-related services for leisure travelers.

Generally, the Company’s services are divided into corporate consultancy services and travel-related services.

The followings are the consolidated entities:

Name	Date of Incorporation	Place of Incorporation	Percentage of effective ownership	Principal activities
Parent company
DT House Limited	June 2024	Cayman Islands	100%	Investment holding company

Wholly-owned subsidiaries
UH Craft I Limited	January 2024	British Virgin Islands	100%	Intermediate holding company
Upperhouse Capital (HK) Limited	June 2020	Hong Kong	100%	Provision of corporate consultancy services
U Fox Travel Limited	January 2023	Abu Dhabi	100%	Provision of travel-related services and corporate consultancy services
Upperhouse Partners Limited	August 2024	Abu Dhabi	100%	Provision of corporate consultancy services

UH Craft I Limited (“UH Craft”) was incorporated under the laws of the British Virgin Islands on January 31, 2024. UH Craft was then wholly owned by Key Craft, an entity wholly owned by Ms. Yuran Yin, our founder and controlling shareholder.

On August 5, 2024, Upperhouse Partners Limited (“UHAD”) was incorporated under the Masdar Free Zone Authority in the UAE. UHAD was then wholly owned by UH Craft, an entity wholly owned by Mr. Yuran Yin, our founder and controlling shareholder. UHAD engages in the provision of corporate consultancy services.

Upperhouse Capital (HK) Limited (“UHHK”), was incorporated under laws of Hong Kong on June 5, 2020. UHHK is wholly owned by Upperhouse Capital (Cayman), an entity then wholly owned by Ms. Yuran Yin, our founder and controlling shareholder. UHHK provides corporate consultancy services.

U Fox Travel Limited (“U Fox”) was incorporated under the Masdar City Free Zone Authority in the UAE on January 25, 2023. U Fox was then wholly owned by Ms. Lilin Hu, one of our executive officers, which engages in the provision of travel-related services.

Reorganization

On June 17, 2024, UH Craft acquired all the shares of UFox from Ms. Lilin Hu for a cash consideration of approximately US$28,000. This transaction is treated as a business combination, and UH Craft became the 100% shareholder of UFox.

On September 2, 2024, as part of the reorganization, DT House acquired all the issued shares of UH Craft from Key Craft by issuing one additional ordinary share of DT House to Key Craft. After the share exchange, UH Craft became a direct wholly-owned subsidiary of DT House.

On the same day, UH Craft acquired all the issued shares of UHHK from Upperhouse Capital (Cayman) in consideration of UH Craft issuing one additional share to DT House, as nominee for Upperhouse Capital (Cayman). Following the transaction UHHK became a wholly-owned subsidiary of UH Craft.

During the years presented in these financial statements, the control of the entities has never changed (always under the control of founder and controlling shareholder of Ms. Yuran Yin) except for UFox, the common control of which started from June 17, 2024. The combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended September 30, 2023 and 2024, except for UFox which was under common control started from June 17, 2024. The results of UHHK were included in the financial statements for both periods, the results of UH Craft and UHAD were included since establishment and results of UFox were included commencing from June 17, 2024.

After the Restructuring (“Reorganization”), the Company has 13,125,000 ordinary shares issued and outstanding.

The discussion and presentation of financial statements herein assumes the completion of the Restructuring, which is accounted for retroactively as if it occurred on October 1, 2022, and the equity has been retroactively adjusted to reflect the change as well.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Combination

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill.

On June 17, 2024, UH Craft completed the acquisition of 100% of equity interest of UFox. The fair value of the total cash consideration was approximately US$28,000. The business combination was accounted for using the acquisition method of accounting for business combination.

The acquisition of UFox was considered as a business combination because UFox is an operating company that generates revenue from travel agency service income. As of the date of acquisition, UFox’s assets consisted mainly of cash and cash equivalents, account receivable and deposit and prepayment from the operation of its business, while the liabilities consisted of accrual and payables. Management believes that the book value of the net assets of UFox at the date acquisition was a reasonable estimate of the fair market value of UFox assets and assumed liabilities. No goodwill aroused from the business combination and no intangible assets were identified.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include all accounts of the Company and its wholly-owned subsidiaries (Collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of Estimates

The preparation of the audited consolidated financial statements in conformity with accounting principles generally accepted in U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgments are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Risks and uncertainties

Concentration risk

The risk is mitigated by the Company’s assessment of the level of concentration on its major customers and its ongoing monitoring of outstanding balances.

Concentration of major customers:

	For the year ended September 30,
	2023		2024
Major customers representing more than 10% of the Company’s revenues
Customer A	$180,000	64%	$360,000	27%
Customer B	100,000	36%	-	-
Customer C	-	-	319,592	24%
Total Revenues	$280,000	100%	$679,592	51%

	As of September 30,
	2023		2024
Major customers of the Company’s accounts receivable, net
Company A	$180,000	64%	$-	-
Company B	100,000	36%	-	-
Company C	-	-	-	-
Total	$280,000	100%	$-	-

Credit Risk

On October 1, 2022, the Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and certain prepayments and deposits that are refundable. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our bank deposits (including our own cash at banks), accounts receivable and certain prepayments and deposits that are refundable. The Company considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of September 30, 2023 and 2024, the cash balances of $17,631 and $832,369, respectively, were substantially maintained at financial institutions in Hong Kong, Singapore and Abu Dhabi, respectively.

The Company believes that there is no significant credit risk associated with cash, which is held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

The Company periodically evaluates the creditworthiness of the existing customers in determining a provision for allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 45 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Foreign Exchange Risk

The reporting currency of the Company is U.S. Dollar. To date most of the revenues and expenses are denominated in Hong Kong Dollar and Emirati Dirham and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars and Emirati Dirham. There was no significant exposure to foreign exchange rate fluctuations as the exchange rate of both currencies is pegged with USD and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Foreign Currency Translation

The Company uses the United State Dollar (“US$”) as its reporting currency. The Company’s operations are primarily conducted in Hong Kong and Abu Dhabi where Hong Kong dollar (“HKD”) and Emirati Dirham (“AED”) are the functional currencies, respectively.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of operation and comprehensive income.

The exchange rates used for translation from HKD and AED to USD were 7.8000 and 3.6725, respectively, which were pegged rates determined by the linked exchange rate system in Hong Kong and Central Bank of the UAE. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both years ended September 30, 2023 and 2024.

	For the year ended September 30,
	2023	2024
Year end HKD: US$ exchange rate	7.8000	7.8000
Year average HKD: US$ exchange rate	7.8000	7.8000
Year end AED: US$ exchange rate	N/A	3.6725
Year average AED: US$ exchange rate	N/A	3.6725

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

●	Level 1—defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2—defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, deposit, other payables and accrued liabilities, amount due to related parties and tax payable.

The carrying value of cash and cash equivalents, accounts receivable, deposit, other payables and accrued liabilities, amount due to related parties and tax payable approximate fair value because of the short-term nature of these items.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains the bank accounts primarily in Hong Kong, Singapore and Abu Dhabi.

Cash balances in bank accounts in Hong Kong are protected under the Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD500,000 per depositor per Scheme member, including both principal and interest.

Cash balances in bank accounts in Singapore are protected under the Deposit Insurance Scheme, administered by the Singapore Deposit Insurance Corporation (SDIC). This scheme insures deposits of up to SGD 100,000 per depositor per member bank, covering both principal and accrued interest.

Cash balances in bank accounts in Abu Dhabi, however, are not covered under any specific deposit protection scheme.

Accounts Receivable, net

Accounts receivables are carried at net realizable value. The Company evaluates its accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Company’s estimation of allowance for credit losses considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

As of September 30, 2023 and 2024, the Company determined the provisions for credit losses for accounts receivable as nil and $15,664, respectively.

Related Party

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related-party transactions.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and impairment charge and include expenditure that substantially increases the useful lives of existing assets. Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred, whereas significant renewals and betterments are capitalized.

Depreciation is provided over their estimated useful lives with an estimated residual value of the assets, using the straight-line method. Estimated useful lives are as follows:

Office equipment	5 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment.”

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

Lease

On October 1, 2022, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company makes an accounting policy election not to separate non-lease components to measure the lease liability and lease asset. For operating leases with a term of one year or less, we have elected not to recognize a lease liability or ROU asset on our consolidated balance sheets. Instead, we recognize the lease payments as expenses on a straight-line basis over the lease term.

Operating leases

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term. For leases with an initial term of 12 months or less, the Company has elected to adopt the practical expedient provided under ASC 842, the Company recognizes those lease payments on a straight-line basis over the lease term. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset – operating lease on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. During the years ended September 30, 2023 and 2024, the Company incurred total operating lease expenses of nil and $5,156, respectively.

Revenue Recognition

The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or as) the Entity Satisfies a Performance Obligation.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation.

The determination of whether revenues should be reported on a gross or net basis is based on the Company’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company controls the products prior to transferring it. When the Company controls the products, the promise is to provide and deliver the products and revenue is presented gross. When the Company does not control the products, the promise is to facilitate the sale and revenue is presented net.

The Company’s revenues are primarily from the provision of (i) corporate consultancy services, which including corporate consultancy services focused on ESG-related aspects to enterprises and corporations; and (ii) travel-related services in the UAE with emphasis on eco-friendly and sustainable travel practices, as well as travel-related services for leisure travelers.

Corporate consultancy services

The Company’s corporate consultancy services offer customized and convenient solutions to clients, from developing the knowledge and acknowledging the importance of ESG criteria, to formulating internal ESG self-assessments and practices, identifying ESG-related risks and opportunities, and eventually to implementing cost-effective ESG policies and solutions. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Corporate consulting services are performed for the sole benefit of our customers and the services we perform do not have alternative benefits for us. Consulting revenue is recognized as our obligations are satisfied over time consistent with our services are performed and customers simultaneously receive and consume the benefits the Company provides.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, each contract is recognized to contain multiple performance obligations, with each performance obligation having a standalone price. The Company has not bundled any goods or services that are not considered distinct.

The Company evaluates progress in fulfilling its contractual performance obligations using the input method, which is based on the resources consumed, such as labor hours, in relation to the total expected inputs required to complete the contract. The Company considers that this method reflects the transfer of control over time, as it is aligned with the ongoing efforts and resources devoted to delivering the promised services. For individual contracts, performance obligations are generally fulfilled over time, except for granting the customer gain access rights to our system, which is recognized at the point that the login details were delivered.

The Company may incur incremental costs to acquire customer contracts related to the Company’s sales in the form of sales commissions; however, because the expected benefit from these contracts is less than one year, the Company follows the ASC Topic 606 practical expedient and expenses these amounts as incurred.

Receipt in advance represents the receipt of prepayments from customers for the obligation to transfer services in the future. We classify it as short-term contract liabilities as we expect to satisfy these obligations within our normal operating cycle, which is generally less than one year.

Travel-related services

The Company’s revenues are reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel-related services and the Company does not control the service provided by the travel supplier to the travelers. Revenue from tickets for the sightseeing spot reservation services, arrangement of accommodation booking and the transportation services, are recognized at a point of time when the performance obligations are satisfied.

Ticketing services revenues mainly represent revenues from ticket reservations. Revenue from ticketing services rendered is recognized when tickets are issued, and control of the tickets are transferred to customers as this is when the Company’s performance obligation is satisfied.

The revenue from arrangement of the transportation and packed tour are recognized when the confirmation of the tours or the transportation are issued as this is when the Company’s performance obligation is satisfied.

The revenue from arrangement of the hotel accommodation is recognized when the traveler has checked in the hotel as this is when the Company’s performance obligation is satisfied.

The Company presents revenues from such transactions on a net basis in the statements of income as the Company, because the Company generally, does not control the service provided by the travel supplier to the traveler.

Operating Costs and Expenses

Operating costs and expenses include consultation service fees, salaries and employee benefits, depreciation for office equipment, staff salaries, travel and entertainment, professional fees, bank charges, marketing fee, advisory fee and other office expenses.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of September 30, 2023 and 2024, the Company did not have a liability for unrecognized tax benefits. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will remain open for examination by the local authorities until the statute of limitations has passed.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive. As of September 30, 2023 and 2024, there was no dilution impact.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the director, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has one reporting segment for purposes of allocating resources and evaluating financial performance.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the potential impact of ASU 2023-01 on its consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and comprehensive loss and cash flows.

NOTE 3 – ACQUISITION

On the acquisition date June 17, 2024, UH Craft acquired all the shares of UFox from Ms. Lilin Hu for a cash consideration of approximately US$28,000. This transaction is treated as a business combination, and UH Craft became the 100% shareholder of UFox. The allocation of consideration of the assets acquired and liabilities assumed based on their fair value was as follows:

	Fair value amount
	AED	US$
Fair value of consideration transferred (A)	102,680	27,959
Fair value of the assets acquired and the liabilities assumed
Assets acquired:
Cash and cash equivalents	199,333	54,277
Accounts receivable, net	85,996	23,416
Deposits and prepayment	132,364	36,042
Total current assets acquired	417,693	113,735
Property, plant and equipment	835	227
Total assets acquired	418,528	113,962
Liabilities assumed:
Accruals and payables	315,848	86,003
Total liabilities assumed	315,848	86,003
Fair value of net identifiable assets (B)	102,680	27,959
Goodwill (A)-(B)	-	-

(1)	The carrying amounts reported are approximate to their respective fair values because of the short-term nature of these accounts.

Supplemental pro forma information (unaudited)

The unaudited pro forma information for the periods set forth below gives effect to the acquisition as if the acquisition had occurred as of October 1, 2022. This pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transaction been consummated as of that time.

	For the year ended September 30, 2023				For the year ended September 30, 2024
	As reported	Pro-forma adjustments		Pro-forma	As reported	Pro-forma adjustments**		Pro-forma
Revenue	$280,000		$32,981	$312,981	$1,334,689		$170,251	$1,504,940
Net income	$176,638		$17,413	$194,051	$918,409		$90,724	$1,009,133
Income per share - basic and diluted	$0.01	$		$0.01	$0.07	$		$0.08
Weighted Average Basic and Diluted Number of Ordinary Shares Outstanding*	13,125,000			13,125,000	13,125,000			13,125,000

*	Shares presented on a retroactive basis to reflect the reorganization.

**	The proforma adjustment for the result between October 1,2023 to June 17, 2024

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable is presented net of allowance for credit loss:

	As of September 30,
	2023	2024
Accounts receivable	$280,000	$175,992
Less: allowance for expected credit loss	-	(15,664)
Total	$280,000	$160,328

The movement of allowances for credit loss is as follow:

	As of September 30,
	2023	2024
Balance at beginning of the year	$-	$-
Provision	-	(15,664)
Balance at the end of the year	$-	$(15,664)

NOTE 5 – OTHER PAYABLES AND ACCRUED LIABILITIES

	For the year ended September 30,
	2023	2024
Other payables to the former shareholder of UFox	$-	$65,418
Other payables to travel services supplier		18,991
Salary payables		6,739
Other payables	1,026	2,374
Total	$1,026	$93,522

NOTE 6 – OPERATING LEASES

Leases with an initial term of 12 months or less are short-term leases and not recognized as operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expenses for short-term leases on a straight-line basis over the lease term.

During the years ended September 30, 2023 and 2024, the Company incurred total operating lease expenses of nil and $5,156, respectively.

NOTE 7 – SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Ms. Yuran Yin, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

The Company primarily offers (i) corporate consultancy services, including ESG-related advisory for businesses, and (ii) travel-related services in the UAE, with a focus on green and sustainable travel practices, as well as leisure travel-related services.

As the CODM uses only consolidated operating results and financial data to allocate resources and assess performance, the Company considers itself to have a single operating segment and, therefore, only one reportable segment.

The CODM's resource allocation decisions typically affect the overall business rather than any individual service line. As a result, the Company does not allocate shared operating expenses to specific service lines for management reporting, and decisions are made based on consolidated financial results. This is supported by the fact that the Company's financial systems are not designed to budget, track transactions, or allocate shared costs for reporting operating margins at the service line level or any other detailed level. The Company believes that presenting financial information as a single operating segment aligns with how management organizes and makes decisions about the business.

In addition, there are no significant long-lived assets for the years ended September 30, 2023 and 2024.

The following table disaggregates the revenue for the years ended September 30, 2023 and 2024 are as follows:

	For the year ended September 30,
	2023	2024
Revenue by geographical areas
Hong Kong	$280,000	$665,488
Abu Dhabi	-	669,201
Total revenue	$280,000	$1,334,689

	For the year ended September 30,
	2023	2024
Revenue by services line
Corporate consultancy services	$280,000	$1,331,566
Travel-related services	-	3,123
Total revenue	$280,000	$1,334,689

	For the year ended September 30,
	2023	2024
Revenue by recognition method
Revenue recognized over time	$280,000	$1,236,139
Revenue recognized at a point in time	-	98,550
Total	$280,000	$1,334,689

NOTE 8 – OTHER (EXPENSE) INCOME

	For the year ended September 30,
	2023	2024
Foreign exchange loss	$-	$(278)
Miscellaneous income	-	3,085
Miscellaneous expenses	-	(6,410)
Total	$-	$(3,603)

NOTE 9 – INCOME TAXES

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and several of its wholly-own subsidiaries are incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

For the years ended September 30, 2023 and 2024, Hong Kong Government allowed tax reduction of 100% of the profits tax payable, subject to a ceiling of HK$3,000 (US$385).

Abu Dhabi

Effective for financial years starting on or after June 1, 2023, the United Arab Emirates introduced a federal corporate tax. For the years ended September 30, 2023 and 2024, the corporate tax rate is 9% for taxable income exceeding AED 375,000, while income up to this threshold is subject to a 0% tax rate.

For the years ended September 30, 2023 and 2024, the Company generated its taxable income in Hong Kong and Abu Dhabi. The tax expenses records in the Company’s result of operations are attributable to income earned in Hong Kong and Abu Dhabi respectively. Should the Company’s operations expand or change in the future, where the Company generates taxable income in other jurisdictions, the Company’s effective tax rates may substantially change.

Significant components of the provision for income taxes are as follows:

	For the year ended September 30,
	2023	2024
Current tax
Hong Kong	$15,464	$44,217
Abu Dhabi	$-	$35,621
Income tax expenses	$15,464	$79,838

The effective tax rates on income before income taxes for the years ended September 30, 2023 and 2024 was 8.05% and 8.00%, respectively.

No provision for deferred taxation has been made as there were no material temporary differences at reporting period end date.

Reconciliation between the income tax expenses computed by applying the BVI statutory tax rate to income before income taxes and actual provision were as follows:

	Year ended September 30,
	2023	2024
	US$	US$
Income before income tax	192,102	998,247
Tax expenses at the BVI statutory income tax rate	-	-

Tax effect of rate differences in various jurisdictions	31,697	119,757
Tax concession	(385)	(385)
Effect on non-taxable income	-	(18,380)
Additional tax reduction related to two-tiered profits tax regime	(15,848)	(21,154)
Income tax expense	15,464	79,838

NOTE 10 – RELATED-PARTY TRANSACTIONS

(a) Names and Relationship of Related Parties:

Existing Relationship with the Company
Ms. Yuran Yin	She is the controlling shareholder of the Company, Chair of the Board, Executive Director and Chief Executive Officer
Sealion Venture Partners Pte. Ltd. (“Sealion”)	Controlling shareholder of Sealion owns approximately 21.4% equity interest in the Company

(b) Summary of Balances with Related Parties:

		As of September 30,
Amounts due to related parties:	Note	2023	2024
Ms. Yuran Yin	(1)	$145,404	$5,461
Sealion	(2)	-	13,550
Total		$145,404	$19,011

Note:

1	Amount due to a shareholder of the Company, Ms. Yuran Yin, is non-trade in nature, unsecured, non-interest-bearing and repayable on demand.

2	Amount due to a related party, Sealion, is trade in nature, unsecured, non-interest-bearing and repayable on demand. Sealion is a related party of the Company as the controlling shareholder of Sealion has owned approximately 21.4% equity interest in the Company since September 3, 2024. Since Sealion was not considered as a related party prior to September 3, 2024, transactions with Sealion before this date are not disclosed as related-party transactions.

NOTE 11– COMMITMENTS AND CONTINGENCIES

Contingencies

The Company accounts for loss contingencies in accordance with ASC Topic 450 and other related guidelines.

As of September 30, 2023 and 2024 and as at the date of the prospectus, the Company’s management is of the opinion that there are no contingencies to account for.

Commitments

As of September 30, 2024, the Company did not have any significant capital and other commitments.

NOTE 12 – ORDINARY SHARES AND STRUCTURE SECTION

DT House Limited was incorporated under the laws of the Cayman Islands on June 3, 2024. As of September 30, 2023 and 2024, the Company was authorized to issue up to 50,000,000 ordinary shares and 13,125,000 ordinary shares were issued and outstanding at par value of $0.001 per share.

NOTE 13 – SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2024, up through January 3, 2025, which is the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require adjustment or disclosure in these consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED

March 31, 2024 and 2025

DT HOUSE LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024 AND AS OF MARCH 31, 2025

(UNAUDITED)

(US$, except share data, or otherwise note)

	As of September 30	As of March 31
	2024	2025
	US$	(Unaudited) US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$832,369	$249,553
Accounts receivable, net	160,328	224,081
Deposits, prepayment and other receivables	79,773	156,273
Investment in mutual funds	–	200,000
Deferred offering costs	369,769	733,375
Total current assets	$1,442,239	$1,563,282

NON-CURRENT ASSETS
Property, plant, equipment, net	209	209
Prepayment	38,462	–
Right-of-use assets - operating lease	–	16,013
Deferred tax assets	–	7,728
Total non-current assets	$38,671	$23,950
TOTAL ASSETS	$1,480,910	$1,587,232

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$93,522	$22,758
Contract liability	210,000	95,000
Amount due to related parties	19,011	32,401
Taxes payables	95,302	114,361
Operating lease liabilities - current	–	5,506
Total current liabilities	$417,835	$270,026

NON-CURRENT LIABILITIES
Operating lease liabilities - non current	$–	$5,965
Total non-current liabilities	$–	$5,965
TOTAL LIABILITIES	$417,835	$275,991

Commitments

EQUITY
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 13,125,000 shares issued and outstanding as of September 30, 2024 and March 31, 2025	13,125	13,125
Subscription receivable	(13,125)	(13,125)
Retained earnings	1,063,075	1,311,241
Total shareholders’ equity	$1,063,075	$1,311,241

TOTAL LIABILITIES AND EQUITY	$1,480,910	$1,587,232

*	Shares presented on a retroactive basis to reflect the restructuring.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2025

(UNAUDITED)

(US$, except share data, or otherwise note)

	For the six months ended March 31,
	2024	2025
	(Unaudited) US$	(Unaudited) US$
Revenue
Corporate consultancy services	$-	$504,767
Travel-related services	-	145,335
	$-	$650,102

Operating costs and expenses
Cost of sales	-	114,228
Business advisory fees	28,146	6,735
Staff costs	11,538	140,239
Travel and entertainment expenses	16,680	42,908
Legal and professional fees	6,172	89,828
Other operating costs and expenses	52	16,390

Total operating costs and expenses	$62,588	$410,328

(Expense) income from operations	$(62,588)	$239,774

Other (expense) income:
Interest income	29	32
Other income	280	19,691
Total other income	309	19,723

(Loss) income before income taxes	$(62,279)	$259,497
Income tax (recovery) expense	(10,276)	11,331
Net income attributable to DT House	$(52,003)	$248,166

Comprehensive (loss) income	$(52,003)	$248,166

Income per share - basic and diluted	$-0.00	$0.02

Weighted Average Basic and Diluted Number of Ordinary Shares Outstanding*	13,125,000	13,125,000

*	Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2025

(UNAUDITED)

(US$, except share data, or otherwise note)

	Ordinary Shares*		Subscription	Additional Paid-in	(Accumulated losses) Retained
	Shares	Amount	Receivable	Capital	Earnings	Total

Balance as of September 30, 2023	13,125,000	$13,125	$(13,125)	$-	$144,666	$144,666
Net loss for the period	-	-	-	-	(52,003)	(52,003)
Balance as of March 31, 2024 (unaudited)	13,125,000	$13,125	$(13,125)	$-	$92,663	$92,663

Balance as of September 30, 2024	13,125,000	$13,125	$(13,125)	$-	$1,063,075	$1,063,075
Net income for the period	-	-	-	-	248,166	248,166
Balance as of March 31, 2025 (unaudited)	13,125,000	$13,125	$(13,125)	$-	$1,311,241	$1,311,241

*	Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2025

(UNAUDITED)

(US$, except share data, or otherwise note)

	For the six months ended March 31
	2024	2025
	(Unaudited) US$	(Unaudited) US$
Cash flows from operating activities:
Net income	$(52,003)	$248,166
Non-cash adjustments:
Amortization and interest expense of operating lease assets	-	5,552
Deferred tax expense	(10,276)	(7,728)
Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	280,000	(63,753)
Deposits, prepayment and other receivables	(14,278)	(38,038)
Increase (Decrease) In:
Contract liability	570,000	(115,000)
Other payables and accrued liabilities	-	(29,920)
Amounts due to related parties	(68,246)	(3,183)
Tax payables	-	19,059
Operating lease liabilities	-	(10,094)
Net cash provided by operating activities	$705,197	$5,061

Cash flows used in investing activities:
Payment to purchase of investment	-	(200,000)
Net cash used in investing activities	$-	$(200,000)

Cash flows used in financing activities:
Repayment of advance from a shareholder	$(713,821)	$(22,765)
Advance from a shareholder	12,454	39,338
Payment of offering costs	$-	$(363,606)
Repayment to former shareholder of UFox		(40,844)
Net cash (used in) financing activities	$(701,367)	$(387,877)

Net increase (decrease) in cash and cash equivalents	$3,830	$(582,816)
Cash and cash equivalents at beginning of period	17,631	832,369
Cash and cash equivalents at end of period	$21,461	$249,553

Supplemental Disclosures of Cash flow Information:
Cash paid for income tax	$-	$-

Supplementary Schedule of Non-Cash Investing and Financing Activities
Right-of-use assets obtained in exchange for new operation lease liabilities	$-	$21,224

See accompanying notes to the consolidated financial statements.

DT HOUSE LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

DT House Limited (formerly known as “Upperhouse Group (Cayman)”) (the “Company” or “DT House”) was incorporated under the laws of the Cayman Islands on June 3, 2024, which is a holding company with operations conducted by the operating subsidiaries in Hong Kong and Abu Dhabi.

The Company and its subsidiaries (collectively refer to as the “Company”) provide corporate consultancy services encapsulating environmental, social and governance-related aspects (commonly known as “ESG”) to enterprises and corporations with the purpose of unlocking greater business resiliency, and sustainable cost savings along with revenue-generating opportunities.

In addition to the corporate consultancy services, the Company also provides travel-related services in the UAE with emphasis on eco-friendly and sustainable travel practices, as well as travel-related services for leisure travelers.

Generally, the Company’s services are divided into corporate consultancy services and travel-related services.

The followings are the consolidated entities:

Name	Date of Incorporation	Place of Incorporation	Percentage of effective ownership	Principal activities
Parent company
DT House Limited	June 2024	Cayman Islands	100%	Investment holding company

Wholly-owned subsidiaries
UH Craft I Limited	January 2024	British Virgin Islands	100%	Intermediate holding company
Upperhouse Capital (HK) Limited	June 2020	Hong Kong	100%	Provision of corporate consultancy services
U Fox Travel Limited	January 2023	Abu Dhabi	100%	Provision of travel-related services and corporate consultancy services
Upperhouse Partners Limited	August 2024	Abu Dhabi	100%	Provision of corporate consultancy services

UH Craft I Limited (“UH Craft”) was incorporated under the laws of the British Virgin Islands on January 31, 2024. UH Craft was then wholly owned by Key Craft, an entity wholly owned by Ms. Yuran Yin, our founder and controlling shareholder.

On August 5, 2024, Upperhouse Partners Limited (“UHAD”) was incorporated under the Masdar Free Zone Authority in the UAE. UHAD was then wholly owned by UH Craft, an entity wholly owned by Mr. Yuran Yin, our founder and controlling shareholder. UHAD engages in the provision of corporate consultancy services.

Upperhouse Capital (HK) Limited (“UHHK”), was incorporated under laws of Hong Kong on June 5, 2020. UHHK is wholly owned by Upperhouse Capital (Cayman), an entity then wholly owned by Ms. Yuran Yin, our founder and controlling shareholder. UHHK provides corporate consultancy services.

U Fox Travel Limited (“U Fox”) was incorporated under the Masdar City Free Zone Authority in the UAE on January 25, 2023. U Fox was then wholly owned by Ms. Lilin Hu, one of our executive officers, which engages in the provision of travel-related services.

Reorganization

On June 17, 2024, UH Craft acquired all the shares of UFox from Ms. Lilin Hu for a cash consideration of approximately US$28,000. This transaction is treated as a business combination, and UH Craft became the 100% shareholder of UFox.

On September 2, 2024, as part of the reorganization, DT House acquired all the issued shares of UH Craft from Key Craft by issuing one additional ordinary share of DT House to Key Craft. After the share exchange, UH Craft became a direct wholly-owned subsidiary of DT House.

On the same day, UH Craft acquired all the issued shares of UHHK from Upperhouse Capital (Cayman) in consideration of UH Craft issuing one additional share to DT House, as nominee for Upperhouse Capital (Cayman). Following the transaction UHHK became a wholly-owned subsidiary of UH Craft.

During the years presented in these financial statements, the control of the entities has never changed (always under the control of founder and controlling shareholder of Ms. Yuran Yin) except for UFox, the common control of which started from June 17, 2024. The combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. All of the subsidiaries were under common control for the entirety of the period ended March 31, 2025. Only results of UHHK were included in the financial statements for the six months ended March 31, 2024 because the results of UH Craft and UHAD were included since establishment and results of UFox were included commencing from June 17, 2024.

After the Restructuring (“Reorganization”), the Company has 13,125,000 ordinary shares issued and outstanding.

The discussion and presentation of financial statements herein assumes the completion of the Restructuring, which is accounted for retroactively as if it occurred on October 1, 2022, and the equity has been retroactively adjusted to reflect the change as well.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements of the Company and its wholly owned subsidiaries (Collectively, the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP) for interim financial reporting. All inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation. These unaudited interim financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual financial statements. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended September 30, 2023 and 2024.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the years September 30, 2023 and 2024. The results of operations for the six-month periods ended March 31, 2024 and 2025 are not necessarily indicative of the results for the full years.

The financial information as of September 30, 2024 presented in the unaudited condensed consolidated financial statements is derived from the audited consolidated financial statements for the year ended September 30, 2024.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The measurement of the expected credit loss allowance for financial assets measured at amortized cost is an area that requires the use of significant assumptions about future economic conditions and credit behavior (e.g. the likelihood of customers defaulting and the resulting losses). A number of significant judgments are also required in applying the accounting requirements for measuring expected credit loss, such as considering debtors’ credit risk characteristics, historical settlement record, the days past due and forward-looking information.

Risks and uncertainties

Concentration risk

The risk is mitigated by the Company’s assessment of the level of concentration on its major customers and its ongoing monitoring of outstanding balances.

During the six-month ended March 31, 2024 and 2025, there were nil and four customers generated income which accounted for over 10% of the total revenue generated for both periods . The details are as follows:

	For the six months ended March 31,
	2024			2025
Major customers representing more than 10% of the Company’s revenues
Customer A		$-	-%	$115,000	18%
Customer D		-	-	99,932	15%
Customer E		-	-	69,952	11%
Customer F		-	-	69,952	11%
Total Revenues	$		0%	$354,836	55%

As of September 30, 2024 and March 31, 2025, accounts receivable due from these customers as a percentage of consolidated accounts receivable are as follows:

	As of September 30,		As of March 31,
	2024		2025
Major customers of the Company’s accounts receivable, net
Customer D	68,895	43%	99,874	45%
Customer F	-	-%	69,952	31%
Customer G	31,329	20%	31,329	14%
Total	100,224	63%	201,155	90%

Credit Risk

On October 1, 2022, the Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash and cash equivalents, investment in mutual funds, accounts receivable and certain prepayments and deposits that are refundable. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

The exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our bank deposits (including our own cash at banks), investment in mutual funds, accounts receivable and certain prepayments and deposits that are refundable. The Company considers the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of September 30, 2024 and March 31, 2025, the cash balances of $832,369 and $249,553, respectively, were substantially maintained at financial institutions in Hong Kong, Singapore and Abu Dhabi, respectively.

The Company believes that there is no significant credit risk associated with cash, which is held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

The Company periodically evaluates the creditworthiness of the existing customers in determining a provision for allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

The Company’s investment in mutual funds consists entirely of a bond unit trust fund managed by HSBC Global Asset Management (Hong Kong) Limited. The Company evaluates the credit risk associated with the investment in mutual funds by considering the underlying credit quality of the fund’s holdings, the fund’s diversification across issuers and sectors, as well as the historical and ongoing credit ratings of the instruments within the portfolio. Based on this assessment, and taking into account the fund’s relatively short duration and the expertise of the fund manager, the Company considers the credit risk of the investment to be low.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 45 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Foreign Exchange Risk

The reporting currency of the Company is U.S. Dollar. To date most of the revenues and expenses are denominated in Hong Kong Dollar and Emirati Dirham and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars and Emirati Dirham. There was no significant exposure to foreign exchange rate fluctuations as the exchange rate of both currencies is pegged with USD and the Company has not maintained any hedging policy against foreign currency risk. The management will consider hedging significant currency exposure should the need arise.

Foreign Currency Translation

The Company uses the United State Dollar (“US$”) as its reporting currency. The Company’s operations are principally conducted in Hong Kong and Abu Dhabi where Hong Kong dollar (“HKD”) and Emirati Dirham (“AED”) are the functional currencies, respectively.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of operation and comprehensive income.

The exchange rates used for translation from HKD and AED to USD were 7.8000 and 3.6725, respectively, which were pegged rates determined by the linked exchange rate system in Hong Kong and Central Bank of the UAE. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both periods ended March 31, 2024 and 2025.

	For the periods ended March 31,
	2024	2025
Period end HKD: US$ exchange rate	7.8000	7.8000
Period average HKD: US$ exchange rate	7.8000	7.8000
Period end AED: US$ exchange rate	N/A	3.6725
Period average AED: US$ exchange rate	N/A	3.6725

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

●	Level 1—defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2—defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments primarily consist of cash and cash equivalents, investment in mutual funds, accounts receivable, deposit, other payables and accrued liabilities, amount due to related parties, lease liabilities and tax payable.

The carrying value of cash and cash equivalents, investment in mutual funds, accounts receivable, deposit, other payables and accrued liabilities, amount due to related parties and tax payable approximate fair value because of the short-term nature of these items. For lease liabilities, the carrying value approximates the fair value at the year-end, as the interest rates used to discount the host contracts approximate market rates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains the bank accounts principally in Hong Kong, Singapore and Abu Dhabi.

Cash balances in bank accounts in Hong Kong are protected under the Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD500,000 per depositor per Scheme member, including both principal and interest.

Cash balances in bank accounts in Singapore are protected under the Deposit Insurance Scheme, administered by the Singapore Deposit Insurance Corporation (SDIC). This scheme insures deposits of up to SGD100,000 per depositor per member bank, covering both principal and accrued interest.

Cash balances in bank accounts in Abu Dhabi, however, are not covered under any specific deposit protection scheme.

Investment in Mutual Funds

Investment in a fixed income mutual fund is stated at fair value based on quoted market prices with changes in fair value recognized in net income. The fair values of the mutual fund are measured based on market-based redemption prices which are level 2 inputs provided by the bank that sells such mutual fund product.

As of March 31, 2025, the fair value of the investment is close to its cost, therefore, no fair value change is recognized for the period ended March 31, 2025.

Accounts Receivable, net

Accounts receivables are carried at net realizable value. The Company evaluates its accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Company’s estimation of allowance for credit losses considers factors such as historical credit loss experience, age of receivable balances, current market conditions, reasonable and supportable forecasts of future economic conditions, as well as an assessment of receivables due from specific identifiable counterparties to determine whether these receivables are considered at risk or uncollectible. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

As of March 31, 2025 , the Company determined the provisions for credit losses for accounts receivable remains as $15,664 for the six months period.

Related Party

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related-party transactions.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and impairment charge and include expenditure that substantially increases the useful lives of existing assets. Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred, whereas significant renewals and betterments are capitalized.

Depreciation is provided over their estimated useful lives with an estimated residual value of the assets, using the straight-line method. Estimated useful lives are as follows:

Office equipment	5 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment.”

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell. The Company also reviews the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company did not record any impairment charges for the periods ended March 31, 2024 and March 31, 2025.

Lease

On October 1, 2022, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company makes an accounting policy election not to separate non-lease components to measure the lease liability and lease asset. For operating leases with a term of one year or less, we have elected not to recognize a lease liability or ROU asset on our consolidated balance sheets. Instead, we recognize the lease payments as expenses on a straight-line basis over the lease term.

Operating leases

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term. For leases with an initial term of 12 months or less, the Company has elected to adopt the practical expedient provided under ASC 842, the Company recognizes those lease payments on a straight-line basis over the lease term. For operating leases with a term of over 12 months, the Company has elected to recognize a lease liability or ROU asset – operating lease on its consolidated balance sheets. During the periods ended March 31, 2024 and 2025, the Company incurred total operating lease expenses of nil and $5,552, respectively.

Revenue Recognition

The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or as) the Entity Satisfies a Performance Obligation.

The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the performance obligation. If a performance obligation is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that performance obligation.

The determination of whether revenues should be reported on a gross or net basis is based on the Company’s assessment of whether it is the principal or an agent in the transaction in accordance with ASC 606-10-55 and depends on whether the promise to the customer is to provide the products or to facilitate a sale by a third party. The nature of the promise depends on whether the Company controls the products or services prior to transferring it. When the Company controls the products, the promise is to provide and deliver the products or services and revenue is presented gross. When the Company does not control the products or services, the promise is to facilitate the sale and revenue is presented net.

The Company’s revenues are primarily from the provision of (i) corporate consultancy services, which including corporate consultancy services encapsulating ESG-related aspects to enterprises and corporations; and (ii) travel-related services in the UAE with emphasis on eco-friendly and sustainable travel practices, as well as travel-related services for leisure travelers.

Corporate consultancy services

The Company’s corporate consultancy services offer customized hassle-free solutions to clients, from developing the knowledge and acknowledging the importance of ESG criteria, to formulating internal ESG self-assessments and practices, identifying ESG-related risks and opportunities, and eventually to implementing cost-effective ESG policies and solutions. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. A contractual agreement exists when each party involved approves and commits to the agreement, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. Corporate consulting services are performed for the sole benefit of our customers and the services we perform do not have alternative benefits for us. Consulting revenue is recognized as our obligations are satisfied over time consistent with our services and customers simultaneously receive and consume the benefits the Company provides.

The Company recognizes contract revenue over time, as performance obligations are satisfied, due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, each contract is recognized to contain multiple performance obligations, with each performance obligation having a standalone price. The Company has not bundled any goods or services that are not considered distinct.

The Company evaluates progress in fulfilling its contractual performance obligations using the input method, which is based on the resources consumed, such as labor hours, in relation to the total expected inputs required to complete the contract. The Company considers that this method reflects the transfer of control over time, as it is aligned with the ongoing efforts and resources devoted to delivering the promised services. For individual contracts, performance obligations are generally fulfilled over time, except for granting the customer gain access rights to our system, which is recognized at the point that the login details were delivered.

The Company may incur incremental costs to acquire customer contracts related to the Company’s sales in the form of sales commissions; however, because the expected benefit from these contracts is less than one year, the Company follows the ASC Topic 606 practical expedient and expenses these amounts as incurred.

Receipt in advance represents the receipt of prepayments from customers for the obligation to transfer services in the future. We classify it as short-term contract liabilities as we expect to satisfy these obligations within our normal operating cycle, which is generally less than one year.

During the periods ended March 31, 2024 and 2025, the Company recognized consulting related revenue of nil and $504,767, respectively.

Travel-related services

Before September 30, 2024, the Company’s travel related revenues are entirely reported on a net basis as the travel supplier is primarily responsible for providing the underlying travel-related services and the Company does not control the service provided by the travel supplier to the travelers. Revenue from tickets for the sightseeing spot reservation services, arrangement of accommodation booking and the transportation services, are recognized at a point of time when the performance obligations are satisfied.

Ticketing services revenues mainly represent revenues from ticket reservations. Revenue from ticketing services rendered is recognized when tickets are issued, and control of the tickets are transferred to customers as this is when the Company’s performance obligation is satisfied. The revenue from arrangement of the transportation and packed tour are recognized when the confirmation of the tours or the transportation are issued as this is when the Company’s performance obligation is satisfied. The revenue from arrangement of the hotel accommodation is recognized when the traveler has checked in the hotel as this is when the Company’s performance obligation is satisfied. The Company presents revenues from such transactions on a net basis in the statements of income as the Company, because the Company generally, does not control the service provided by the travel supplier to the traveler.

During the periods ended March 31, 2024 and 2025, the Company recognized agent nature travel related revenue of nil and $6,521, respectively.

After September 30, 2024, the Company commenced operations as a tour operator in the UAE, providing end-to-end multi-day tour packages to organized groups. These services encompassed the entirety of customers’ stays in the UAE, from arrival to departure. In specific, the Company is primarily engaged in (i) the design of customized itineraries and enters into pricing agreements with customers; (ii) the collection of customer payments; (iii) the sourcing and integration of third-party tourism resources, including transportation, accommodations, entertainment, meals, and tour guides; and (iv) management of all logistical arrangements and provides on-site support throughout the duration of the tour. Accordingly, the Company is a principal for the tour operator business and recognizes revenue on a gross basis in accordance with ASC 606. Revenues from the tour operator business are recognized over time during the period of the tours when control over the tour services is transferred to the customers.

During the periods ended March 31, 2024 and 2025, the Company recognizes principal nature travel related revenue of nil and $138,814, respectively.

Contract Liabilities

Contract liabilities were recognized when the Company received prepayment from the client resulting from the execution of respective engagement letters. Contract liabilities will be recognized as revenue when the services are delivered and deemed completed to the client’s satisfaction. Contract liabilities were US$210,000 and US$95,000 as of September 30, 2024 and March 31, 2025, respectively. For the six months period ended March 31, 2025, the beginning balance of contract liabilities of US$115,000 were recognized as revenue.

Operating Costs and Expenses

Operating costs and expenses include tour operator businesses related cost of services, IPO related fees, consultation service fees, salaries and employee benefits, depreciation for office equipment, travel and entertainment, professional fees, bank charges, advisory fee, credit loss expense, and other office expenses.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date. As of September 30, 2024 and March 31, 2025, the Company has deferred tax assets of $nil and $7,728, respectively.

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will remain open for examination by the local authorities until the statute of limitations has passed.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive. As of September 30, 2024 and March 31, 2025, there was no dilution impact.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred, and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the director, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has one reporting segment for purposes of allocating resources and evaluating financial performance.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In March 2023, the FASB issued ASU No. 2023-01, Leases (Topic 842): Common Control Arrangements (“ASU 2023-01”) that is intended to improve the guidance for applying Topic 842 to arrangements between entities under common control. This ASU requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the potential impact of ASU 2023-01 on its consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2024, on a retrospective basis, and early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2023-07 on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 720): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the potential impact of the adoption of ASU 2024-02 on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations and comprehensive loss and cash flows.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable is presented net of allowance for credit loss:

	As of September 30,	As of March 31,
	2024	2025
Accounts receivable	$175,992	$239,745
Less: allowance for expected credit loss	(15,664)	(15,664)
Total	$160,328	$224,081

The movement of allowances for credit loss is as follow:

	For the year ended September 30,	For the six months ended March 31,
	2024	2025
Balance at beginning of the period	$-	$(15,664)
Provision	(15,664)	-
Balance at the end of the period	$(15,664)	$(15,664)

NOTE 4 – OTHER PAYABLES AND ACCRUED LIABILITIES

	For the year ended September 30,	For the six months ended March 31,
	2024	2025
Other payables to the former shareholder of UFox	$65,418	$8,284
Other payables to travel services supplier	18,991	14,347
Salary payables	6,739	127
Other payables	2,374	-
Total	$93,522	$22,758

NOTE 5 – OPERATING LEASES

The Company’s operating leasing portfolio is entirely related to office spaces. The Company leases an office space for two-year in Hong Kong with Shanghai Lingang Overseas Development Co Ltd. As the lease does not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The lease does not contain any material guarantees or restrictive covenants.

The Company also leases two office spaces in Abu Dhabi with Masdar City Services LLC which are defined as short-term leases with an initial term of 12 months or less. Hence these two leases are not reflected on the unaudited condensed consolidated balance sheets.

During the periods ended March 31, 2024 and 2025, the Company incurred total operating lease expenses of nil and $5,552, respectively.  The components of lease expenses are as follows:

	For the six-month period ended March 31
	2024	2025
	USD	USD

Amortization of right-of-use assets	-	5,211
Accretion of lease liabilities	-	341
Total Operating Lease Expense	-	5,552

The components of ROU assets are as follows:

	As of
	September 30, 2024	March 31, 2025
	US$	US$

Right-of-use assets, costs	-	21,224
Accumulated amortization	-	5,211
Right-of-use assets, net	-	16,013

Other information about the Company’s leases is as follows:

	For the six-month period ended March 31,
	2024	2025
	US$	US$

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used in operating leases	-	10,094
Right-of-use assets obtained in exchange for new operating lease liabilities	-	21,224
Weighted-average remaining lease term	-	1.5 years
Weighted average discount rate	-	5.25%

The following is a maturity analysis of the annual undiscounted cash flows for operating lease liabilities as of March 31, 2025:

Operating leases
US$
Balance as of March 31, 2025
2026	6,056
2027	6,056
2028	–
2029	–
2030 and further	–
Total undiscounted lease payments	12,112

Less: imputed interest	641
Total: lease liability	11,471
Less: current portion	5,506
Non-current portion	5,965

NOTE 6 – SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), Ms. Yuran Yin, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

The Company primarily offers (i) corporate consultancy services, including ESG-related advisory for businesses, and (ii) travel-related services in the UAE, with a focus on green and sustainable travel practices, as well as leisure travel-related services.

As the CODM uses only consolidated operating results and financial data to allocate resources and assess performance, the Company considers itself to have a single operating segment and, therefore, only one reportable segment.

The CODM's resource allocation decisions typically affect the overall business rather than any individual service line. As a result, the Company does not allocate shared operating expenses to specific service lines for management reporting, and decisions are made based on consolidated financial results. This is supported by the fact that the Company's financial systems are not designed to budget, track transactions, or allocate shared costs for reporting operating margins at the service line level or any other detailed level. The Company believes that presenting financial information as a single operating segment aligns with how management organizes and makes decisions about the business.

In addition, there are no significant long-lived assets for the periods ended March 31, 2025.

The following table disaggregates the revenue for the periods ended March 31, 2024 and 2025 are as follows:

	For the six months ended March 31,
	2024	2025
Revenue by geographical areas
Hong Kong	$-	$155,000
Abu Dhabi	-	495,102
Total revenue	$-	$650,102

	For the six months ended March 31,
	2024	2025
Revenue by services line
Corporate consultancy services	$-	$504,767
Travel-related services	-	145,335
Total revenue	$-	$650,102

	For the six months ended March 31,
	2024	2025
Revenue by recognition method
Revenue recognized over time	$-	$493,581
Revenue recognized at a point in time	-	156,521
Total	$-	$650,102

NOTE 7 – OTHER (EXPENSE) INCOME

	For the six months ended March 31,
	2024	2025
Foreign exchange (loss)	$-	$(5,797)
Miscellaneous income	280	1,113
Interest income	29	32
Investment income	-	9,467
Referral commission	-	14,908
Total	$309	$19,723

NOTE 8 – INCOME TAXES

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and several of its wholly-own subsidiaries are incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

For the periods ended March 31, 2024 and 2025, Hong Kong Government allowed tax reduction of 100% of the profits tax payable, subject to a ceiling of HK$3,000 (US$385).

Abu Dhabi

Effective for financial years starting on or after June 1, 2023, the United Arab Emirates introduced a federal corporate tax. For the periods ended March 31, 2024 and 2025, the corporate tax rate is 9% for taxable income exceeding AED 375,000, while income up to this threshold is subject to a 0% tax rate.

For the periods ended March 31, 2024 and 2025, the Company generated its taxable income in Hong Kong and Abu Dhabi. The tax expenses records in the Company’s result of operations are attributable to income earned in Hong Kong and Abu Dhabi respectively. Should the Company’s operations expand or change in the future, where the Company generates taxable income in other jurisdictions, the Company’s effective tax rates may substantially change.

Significant components of the provision for income taxes are as follows:

	For the six months ended March 31,
	2024	2025
Current tax
Hong Kong	$-	$-
Abu Dhabi	$-	$19,059
Income tax expenses	$-	$19,059

The effective tax rates on income before income taxes for the periods ended March 31, 2025 was 4.37%

No provision for deferred taxation has been made as there were no material temporary differences at the reporting period end date.

Reconciliation between the income tax expenses computed by applying the BVI statutory tax rate to income before income taxes and actual provision were as follows:

	For the six months ended March 31,
	2024	2025
	US$	US$
(Loss) income before income tax	(62,279)	259,498
Tax expenses at the BVI statutory income tax rate

Tax effect of rate differences in various jurisdictions	-	28,249

Effect on non-taxable income	-	(9,190)
Tax effect of temporary difference	-	(1,410)
Tax effect of net operating loss carry forward	(10,276)	(6,318)
Income tax (recovery) expense	(10,276)	11,331

For the period ended March 31, 2024 , the tax loss carry forward is due to a loss of US$62,279 originating from Hong Kong. For the period ended March 31, 2025, the tax loss carry forward is due to a loss of US$49,866 among which US$24,400 was originated from Hong Kong and US$25,466 was originated from UAE.

According to Hong Kong Inland Revenue Ordinance - Section 19C and UAE Federal Decree - Law No. (47) of 2022 on the Taxation of Corporations and Businesses - Article 38, tax losses can be carried forward indefinitely until they are fully utilized against future taxable profits. The Company will offset carried-forward losses against taxable income in subsequent years without any time limit, promoting long-term financial stability.

NOTE 9 – RELATED-PARTY TRANSACTIONS

(a) Names and Relationship of Related Parties:

Existing Relationship with the Company
Ms. Yuran Yin	She is the controlling shareholder of the Company, Chair of the Board, Executive Director and Chief Executive Officer
Sealion Venture Partners Pte. Ltd. (“Sealion”)	Controlling shareholder of Sealion owns approximately 21.4% equity interest in the Company

(b) Summary of Balances with Related Parties:

		As of September 30,	As of March 31,
Amounts due to related parties:	Note	2024	2025
Ms. Yuran Yin	-1	$5,461	$22,033
Sealion Venture Partners Pte. Ltd.	-2	13,550	10,368
Total		$19,011	$32,401

		For the six months ended March 31,
Marketing expenses charged by related parties:	Note	2024		2025
Sealion Venture Partners Pte. Ltd.	-3	$	N/A	$-
Total		$	N/A	$-

Note:

1	Amount due to a shareholder of the Company, Ms. Yuran Yin, is non-trade in nature, unsecured, non-interest-bearing and repayable on demand.

2	Amount due to a related party, Sealion, is trade in nature, unsecured, non-interest-bearing and repayable on demand. Sealion is a related party of the Company as the controlling shareholder of Sealion has owned approximately 21.4% equity interest in the Company since September 3, 2024. Since Sealion was not considered as a related party prior to September 3, 2024, transactions with Sealion before this date are not disclosed as related-party transactions.

3	Since Sealion was not considered as a related party prior to September 3, 2024, hence transactions with Sealion for the periods ended March 31, 2024 are not disclosed as related-party transactions.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Contingencies

The Company accounts for loss contingencies in accordance with ASC Topic 450 and other related guidelines.

As of March 31, 2025 and as at the date of the prospectus, the Company’s management is of the opinion that there are no contingencies to account for.

Commitments

As of March 31, 2025, the Company did not have any significant capital and other commitments.

NOTE 11 – ORDINARY SHARES AND STRUCTURE SECTION

DT House Limited was incorporated under the laws of the Cayman Islands on June 3, 2024. As of March 31, 2025, the Company was authorized to issue up to 50,000,000 ordinary shares and 13,125,000 ordinary shares were issued and outstanding at par value of $0.001 per share.

NOTE 12 – SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2024, up through August 6, 2025, which is the date that these unaudited condensed consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require adjustment or disclosure in these unaudited condensed consolidated financial statements.

As of April 18, 2025, the board of directors adopted the 2025 Stock Incentive Plan. The Plan will become effective on the day immediately after the completion of this offering for a term of ten years. Under the Plan, the maximum aggregate number of Ordinary Shares available for issuance shall initially be 2,000,000 or 12.5% of the total number of Shares outstanding as of the effective date, whichever is higher. This limit will automatically increase on the first day of a fiscal year to 12.5% of the total number of Shares outstanding as of the last day of the immediately preceding fiscal year.

DT HOUSE LIMITED

1,875,000 Ordinary Shares

PRELIMINARY PROSPECTUS

            , 2025

Until and including             , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our post-offering Memorandum and Articles of Association, which will become effective immediately upon completion of this offering, will empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited	June 3, 2024	1	US$	0.00
Key Craft	June 3, 2024	13,124,999	US$	13,125.00
Key Craft	September 2, 2024	1	US$	0.00

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association, as currently in effect
3.2†	Form of First Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1†	Specimen certificate evidencing Ordinary Shares
5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of Conyers Dill & Pearman regarding certain taxation matters of the Cayman Islands (including in Exhibit 5.1)
8.2†	Opinion of Jun He Law Offices
8.3†	Opinion of Conyers Dill & Pearman regarding certain taxation matters of the British Virgin Islands
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Form of Employment Agreement between the registrant and its executive officers
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4†	Share Purchase Agreement, by and between Lilin Hu and UH Craft, dated as of June 17, 2024
10.5†	Licence Agreement, by and between Masdar City Services LLC and UHAD, dated as of August 1, 2024
10.6†	Shared Office Agreement, by and between Shanghai Lingang Overseas Development Co., Limited and UHHK, dated as of September 25, 2024
10.7†	Licence Agreement, by and between Masdar City Services LLC and UFox, dated as of January 26, 2024
10.8†	Fliggy International Merchant Service Agreement 2025, by and between Air Masters Travel Limited and U Fox Travel Limited, together with Fee Schedule
10.9†	Offshore Travel Agency Cooperation Agreement, by and between U Fox Travel Limited and Ctrip Travel Holding (Hong Kong) Limited, dated as of March 28, 2024
10.10†	Form of Service Agreement for Corporate Consultancy Services
10.11†	2025 Stock Incentive Plan of the Registrant
10.12†	Registration Rights Agreement, dated April 18, 2025, by and between DT House Limited and the investors identified on the signature pages thereto
21.1†	List of Subsidiaries
23.1*	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3†	Consent of Jun He Law Offices (included in Exhibit 8.2)
24.1*	Power of Attorney (included on signature page)
99.1†	Consent of Ms. Yin Kwan Yvonne Chow
99.2†	Consent of Mr. Toi Ngee Tan
99.3†	Consent of Mr. Nicholas Aaron Khoo
99.4†	Audit Committee Charter
99.5†	Nominating and Corporate Governance Committee Charter
99.6†	Compensation Committee Charter
99.7†	Code of Business Conduct and Ethics
107†	Filing Fee Table

†	Previously filed.

*	Filed herewith.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abu Dhabi, on August 19, 2025.

DT HOUSE LIMITED

By:	/s/ Yuran Yin
Name:	Yuran Yin
Title:	Chair of the Board, Executive Director and Chief Executive Officer

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuran Yin	Chair of the Board, Executive Director and	August 19, 2025
Name: Yuran Yin	Chief Executive Officer (Principal Executive Officer)

/s/ Elvin Qiting (Haotian) Zhang	Chief Financial Officer	August 19, 2025
Name: Elvin Qiting (Haotian) Zhang	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of DT House Limited, has signed this registration statement or amendment thereto in New York, New York on August 19, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.